Exhibit 10.15
Execution Version

CREDIT AGREEMENT
dated as of
March 16, 2026
among
SUMMIT PERMIAN TRANSMISSION, LLC,
as Borrower,
EPIC ADMINISTRATION, LLC,
as Administrative Agent and Collateral Agent,
and
THE LENDERS PARTY HERETO FROM TIME TO TIME
___________________________________________
NUVEEN ALTERNATIVE ADVISORS LLC,
as Sole Lead Arranger

THE LOAN IS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR U.S. FEDERAL INCOME TAX PURPOSES. THE (1) ISSUE PRICE, (2) AMOUNT OF ORIGINAL ISSUE DISCOUNT, (3) ISSUE DATE, (4) YIELD TO MATURITY FOR SUCH LOAN, AND (5) ANY OTHER INFORMATION REQUIRED TO BE MADE AVAILABLE BY U.S. TREASURY REGULATIONS MAY BE OBTAINED BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO BORROWER AT THE FOLLOWING ADDRESS: 910 LOUISIANA STREET, SUITE 4200. TEL:  [OMITTED]. EMAIL: [OMITTED]. ATTN:  BILL MAULT, CHIEF FINANCIAL OFFICER.

TABLE OF CONTENTS
Page
Section 1.01    Defined Terms    1
Section 1.02    Rules of Interpretation    1
Article II The Commitments and Borrowings    2
Section 2.01    Borrowings of Initial Term Loans; Delayed Draw Term Loans; Incremental Term Loans    2
Section 2.02    Borrowings    2
Section 2.03    Interest Elections    4
Section 2.04    Prepayments    5
Section 2.05    Termination or Reduction of Commitments    10
Section 2.06    Repayment of Loans    11
Section 2.07    Interest    11
Section 2.08    Fees    12
Section 2.09    Computation of Interest and Fees    13
Section 2.10    Evidence of Indebtedness    13
Section 2.11    Payments Generally    14
Section 2.12    Sharing of Payments    16
Section 2.13    Incremental Borrowings    17
Section 2.14    [Reserved]    21
Section 2.15    Collateral Accounts, Distribution Account and Equity Contribution Account    21
Section 2.16    Defaulting Lenders    25
Article III Taxes, Increased Costs Protection and Illegality    26
Section 3.01    Taxes    26
Section 3.02    Illegality    30
Section 3.03    Inability to Determine Rates    31
Section 3.04    Increased Cost and Reduced Return; Capital Adequacy; Reserves on SOFR Loans    33
Section 3.05    Funding Losses    34
Section 3.06    Matters Applicable to All Requests for Compensation    34
Section 3.07    Replacement of Lenders under Certain Circumstances    35
Section 3.08    Survival    37
Article IV Conditions Precedent to Credit Extensions    37
Section 4.01    Conditions to the Occurrence of the Closing Date    37
Section 4.02    Conditions to Initial Credit Extension    39
Section 4.03    Conditions to All Credit Extensions    40
Article V Representations and Warranties    41
Section 5.01    Existence, Qualification and Power; Compliance with Laws    41
i

Section 5.02    Solvency    42
Section 5.03    Authorization; No Contravention    42
Section 5.04    Separateness    42
Section 5.05    Binding Effect    42
Section 5.06    Governmental Authorization    42
Section 5.07    Financial Statements; No Material Adverse Effect    43
Section 5.08    Environmental Matters    43
Section 5.09    Litigation    44
Section 5.10    Taxes    44
Section 5.11    Margin Regulations; Investment Company Act    44
Section 5.12    Energy Regulatory Matters    45
Section 5.13    Ownership of Property    45
Section 5.14    Disclosure    45
Section 5.15    Subsidiaries; Equity Interests    46
Section 5.16    Security Documents    46
Section 5.17    Status as Senior Debt    46
Section 5.18    ERISA Compliance    46
Section 5.19    Use of Proceeds    47
Section 5.20    FCPA; USA PATRIOT Act; Anti-Terrorism Laws    47
Section 5.21    No Default or Event of Default    48
Section 5.22    Nature of Business    48
Section 5.23    Accounts    48
Article VI Affirmative Covenants    48
Section 6.01    Financial Statements    48
Section 6.02    Maintenance of Insurance    50
Section 6.03    Energy Regulatory Matters    50
Section 6.04    Certificates; Other Information    51
Section 6.05    Notices    51
Section 6.06    Payment of Tax Obligations    52
Section 6.07    Preservation of Existence, Etc    52
Section 6.08    Compliance with Laws    52
Section 6.09    Books and Records    53
Section 6.10    Inspection Rights    53
Section 6.11    Additional Collateral    53
Section 6.12    Further Assurances    54
Section 6.13    Separateness    54
Section 6.14    Maintenance of Properties    54
Section 6.15    Maintenance of Collateral Accounts    54
Section 6.16    Accounting Changes    54
Section 6.17    Preservation of Status as Senior Debt    55
Section 6.18    Maintenance of Rating    55
Article VII Negative Covenants    55
Section 7.01    Liens    55

Section 7.02    Indebtedness    55
Section 7.03    Investments    55
Section 7.04    Fundamental Changes    55
Section 7.05    Dispositions    55
Section 7.06    Speculative Transactions    55
Section 7.07    Restricted Payments    55
Section 7.08    Transactions with Affiliates    57
Section 7.09    Subsidiaries    57
Section 7.10    Amendments to Borrower’s Organization Documents    58
Section 7.11    Change in Nature of Business    58
Section 7.12    Capital Expenditures    59
Section 7.13    Actions under the JV LLC Agreement    59
Section 7.14    Accounting Changes; Change in Fiscal Year    60
Section 7.15    Sanctions    60
Section 7.16    Negative Pledge Agreements    60
Section 7.17    Total Debt to EBITDA Ratio    60
Section 7.18    Debt Service Coverage Ratio    61
Section 7.19    Accounts    62
Article VIII Events of Default and Remedies    62
Section 8.01    Events of Default    62
Section 8.02    Remedies Upon Event of Default    65
Section 8.03    Application of Funds    66
Article IX Administrative Agent and Other Agents    67
Section 9.01    Appointment and Authorization of Agents    67
Section 9.02    Delegation of Duties    69
Section 9.03    Liability of Agents    69
Section 9.04    Reliance by the Administrative Agent    70
Section 9.05    Notice of Default    70
Section 9.06    Credit Decision; Disclosure of Information by Agents    71
Section 9.07    Indemnification of the Administrative Agent    71
Section 9.08    Administrative Agent in Its Individual Capacity    72
Section 9.09    Successor Agents    72
Section 9.10    Administrative Agent May File Proofs of Claim    73
Section 9.11    Collateral Matters    74
Section 9.12    Other Agents; Lead Arranger and Managers    75
Section 9.13    Appointment of Supplemental Agents    75
Section 9.14    Withholding Tax Indemnity    75
Section 9.15    ERISA Matters    76
Article X Miscellaneous    77
Section 10.01    Amendments, Etc.    77
Section 10.02    Notices and Other Communications; Facsimile Copies    80
Section 10.03    No Waiver; Cumulative Remedies    81

Section 10.04    Attorney Costs and Expenses    82
Section 10.05    Indemnification by the Borrower    83
Section 10.06    Payments Set Aside    84
Section 10.07    Successors and Assigns    84
Section 10.08    Confidentiality    91
Section 10.09    Setoff    92
Section 10.10    Interest Rate Limitation    93
Section 10.11    Counterparts    93
Section 10.12    Integration; Termination    93
Section 10.13    Survival of Representations and Warranties    94
Section 10.14    Severability    94
Section 10.15    GOVERNING LAW    94
Section 10.16    WAIVER OF RIGHT TO TRIAL BY JURY    95
Section 10.17    Binding Effect    95
Section 10.18    USA PATRIOT Act    95
Section 10.19    No Advisory or Fiduciary Responsibility    96
Section 10.20    Electronic Execution    97
Section 10.21    Effect of Certain Inaccuracies    97
Section 10.22    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    97
Section 10.23    Acknowledgement Regarding Any Supported QFCs    98

SCHEDULES

I        Closing Date Base Case Model
II        Material Permits
1.01A    Commitments
1.01B    Selected Existing Material Contracts
5.08     Environmental Matters
5.09    Litigation
5.15    Jurisdiction; Subsidiaries
7.01    Existing Liens
7.02    Existing Indebtedness
7.03    Closing Date Investments
7.05    Closing Date Dispositions
7.08    Transactions with Affiliates
10.02(a)    Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

A    Definitions and Rules of Interpretation
B-1    Form of Committed Loan Notice
B-2    Form of Interest Election Request
C    Form of Borrowing Certificate
D-1    Form of Term Note
D-2    Form of Delayed Draw Note
E-1    Form of Compliance Certificate
E-2    Form of Solvency Certificate
F    Form of Assignment and Assumption
G    Form of Security Agreement
H    Form of Pledge Agreement
I-1    Form of US Tax Compliance Certificate (Foreign Non-Partnership Lenders)
I-2    Form of US Tax Compliance Certificate (Foreign Non-Partnership Participants)
I-3    Form of US Tax Compliance Certificate (Foreign Partnership Lenders)
I-4    Form of US Tax Compliance Certificate (Foreign Partnership Participants)
J    Form of Subordination Provisions

v

CREDIT AGREEMENT
This CREDIT AGREEMENT (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of March 16, 2026, among SUMMIT PERMIAN TRANSMISSION, LLC, a Delaware limited liability company (the “Borrower”), EPIC ADMINISTRATION, LLC, as Administrative Agent and as Collateral Agent, each lender from time to time party hereto (collectively, the “Lenders” and each individually, a “Lender”), and Nuveen Alternative Advisors LLC, as Sole Lead Arranger.
PRELIMINARY STATEMENTS
WHEREAS, the Borrower has requested that (a) on the Closing Date, the Lenders make Initial Term Loans to the Borrower in an aggregate principal amount of $340,000,000, (b) on the Closing Date, the Lenders provide the Delayed Draw Loan Commitments in an aggregate amount of $50,000,000 and (c) the Lenders provide, on an uncommitted and fully discretionary basis, the Nuveen Incremental Term Facility in an aggregate amount not to exceed $50,000,000;
WHEREAS, (a) the proceeds of the Initial Term Loans will be used by the Borrower to (a) (i) refinance or repay in full the indebtedness of the Borrower incurred pursuant to the Existing Credit Agreement, (ii) make distributions to the Pledgor, for purposes of repaying or redeeming in full the outstanding TPG Preferred Equity, (iii) fund capital expenditures and other costs with respect to the Project, (iv) make the Closing Date Distribution and (v) pay the fees and expenses incurred in connection with the Transactions, and (b) the proceeds of the Delayed Draw Term Loans will be used by the Borrower from time to time to (i) fund capital expenditures and other costs with respect to the Project, and (ii) pay the fees and expenses incurred in connection with the Transactions.
WHEREAS, the Lenders are willing to extend the Initial Term Commitment and the Delayed Draw Loan Commitments to the Borrower on the terms and subject to the conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
Article I
DEFINITIONS AND RULES OF INTERPRETATION
Section 1.01Defined Terms. Except as otherwise expressly provided herein, capitalized terms used in this Agreement (including its exhibits and schedules) shall have the meanings given to such terms in Exhibit A.
Section 1.02Rules of Interpretation. Except as otherwise expressly provided herein or therein, the rules of interpretation set forth in Exhibit A shall apply to this Agreement.

Article II
THE COMMITMENTS AND BORROWINGS
Section 2.01Borrowings of Initial Term Loans; Delayed Draw Term Loans; Incremental Term Loans.
(a)The Initial Term Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make to the Borrower, on the Closing Date, Initial Term Loans denominated in Dollars in a principal amount equal to such Lender’s Pro Rata Share of all Initial Term Loans made by all Lenders. Initial Term Loans made by each Lender pursuant to this Section 2.01(a) shall be in an aggregate principal amount not to exceed the amount of such Lender’s Initial Term Commitment. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Initial Term Loans may be Base Rate Loans or SOFR Loans, as further provided herein.
(b)The Delayed Draw Term Loans. Subject to the terms and conditions set forth herein, each Delayed Draw Lender party hereto agrees to make Delayed Draw Term Loans in Dollars to the Borrower on any Business Day during the Delayed Draw Availability Period, in an aggregate principal amount not to exceed its Delayed Draw Loan Commitment. Amounts repaid or prepaid in respect of Delayed Draw Term Loans may not be reborrowed. The Delayed Draw Term Loans shall be made available as Base Rate Loans or SOFR Loans, as further provided herein.
(c)The Nuveen Incremental Term Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees it may, on an uncommitted and fully discretionary basis, consider making Nuveen Incremental Term Loans denominated in Dollars to the Borrower, on any Business Day during the Nuveen Incremental Term Facility Availability Period, at any time and from time to time, in an aggregate principal amount not to exceed its Nuveen Incremental Term Commitment. Amounts repaid or prepaid in respect of Nuveen Incremental Term Loans may not be reborrowed. The Nuveen Incremental Term Loans shall be made available as Base Rate Loans or SOFR Loans, as further provided herein.
Section 2.02Borrowings.
(a)Request for Borrowings. To request a Borrowing of Term Loans, the Borrower shall notify the Administrative Agent of such request by delivering to the Administrative Agent a Committed Loan Notice and signed by the Borrower not later than 12:00 noon, New York time, ten (10) Business Days (or for the Borrowing of the Initial Term Loans on the Closing Date, three (3) Business Days) before the date of the proposed Borrowing. Each such Committed Loan Notice shall specify the following information in compliance with Section 2.01:
(i)whether such Borrowing consists of Initial Term Loans, Delayed Draw Term Loans, or Incremental Term Loans;
(ii)the aggregate amount of the requested Borrowing, which must be in an aggregate principal amount that is not less than $10,000,000 and shall be in increments of $1,000,000 in excess thereof (or such other amount (a) representing the balance of the applicable Commitment or (b) necessary to finalize any specific project, but in the case of this clause (b) in an amount not less than $1,000,000);
(iii)the date of such Borrowing, which shall be a Business Day;

(iv)whether such Borrowing is to be a Base Rate Borrowing or a SOFR Borrowing; and
(v)specifying the Collateral Account, if any, to which the proceeds of such Borrowing are to be disbursed or such other account that is otherwise provided in a customary funds flow memorandum provided to the Administrative Agent and reasonably approved thereby.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a SOFR Borrowing. Promptly following receipt of a Committed Loan Notice in accordance with this Section 2.02(a), the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
(b)Funding of Borrowings.
(i)Each Lender shall make each Loan to be made by it to the Borrower hereunder on the proposed date thereof by wire transfer of immediately available funds, by 1:00 p.m., New York, New York time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to such Collateral Account or other account as is designated by the Borrower in accordance with Section 2.02(a).
(ii)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02(b)(i) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower, severally, agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Base Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
Section 2.03Interest Elections.
(a)Subject to Section 2.02(a), each Borrowing initially shall be of the Type specified in the applicable Committed Loan Notice. Thereafter, the Borrower may on any Business Day, upon provision of an Interest Election Request by the Borrower to the Administrative Agent not later than 12:00 p.m., New York time, on (i) in the case of a conversion to Base Rate Loans, the Business Day prior to the date of the proposed conversion and (ii) in the case of a conversion to, or a continuation of, a SOFR Borrowing, the third (3rd) Business Day prior to the date of the proposed conversion or continuation, in either case, elect, in the case of a Borrowing to convert such Borrowing to a different Type or to continue such Borrowing, all as provided in this Section 2.03. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)To make an election pursuant to this Section 2.03, the Borrower shall notify the Administrative Agent of such election by an Interest Election Request (or in another form approved by the Administrative Agent) and signed by the Borrower.
(c)Each Interest Election Request shall specify the following information in compliance with Section 2.01:
(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (ii) and (iii) below shall be specified for each resulting Borrowing);
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and
(iii)whether the resulting Borrowing is to be a Base Rate Borrowing or a SOFR Borrowing.
(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)If the Borrower fails to deliver a timely Interest Election Request with respect to one of its SOFR Borrowings prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, the Borrower shall be deemed to have selected a SOFR Borrowing. Notwithstanding any contrary provision hereof, if a Payment or Bankruptcy Event of Default has occurred and is continuing, then the Administrative Agent may (or, at the written request (including a request through electronic means) of the Required Lenders, shall) by notice to the Borrower require that, so long as such Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a SOFR Borrowing and (ii) unless repaid, each SOFR Borrowing shall be converted to an Base Rate Borrowing at the end of the Interest Period applicable thereto.
(f)The determination of Term SOFR by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the announcement of such change.
(g)The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing or make any other payment obligation under the Loan Documents.

Section 2.04Prepayments.
(a)Optional. (i) The Borrower may, upon, subject to clause (iii) below, irrevocable written notice to the Administrative Agent by the Borrower, at any time or from time to time voluntarily prepay Loans of any Class in whole or in part, together with (A) all accrued and unpaid interest thereon to, but not including, the date of such prepayment, and (B) the Applicable Premium; provided that (1) such notice must be received by the Administrative Agent not later than (A) 2:00 p.m. New York City time, three (3) U.S. Government Securities Business Days prior to any date of prepayment of SOFR Loans and (B) 2:00 p.m. New York City time, three (3) Business Days prior to any date of prepayment of Base Rate Loans; (2) any prepayment of SOFR Loans shall be in a minimum principal amount of $1,000,000, or a whole multiple of $100,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans and the order of Borrowing(s) to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. In the case of each prepayment of the Loans pursuant to this Section 2.04(a), such prepayment shall be applied in direct order of maturity and pro rata among each Facility.
(i)All prepayments under this Section 2.04(a) shall be made together with (A) in the case of any such prepayment of a SOFR Loan on a date other than the Interest Payment Date therefor, any amounts owing in respect of such SOFR Loan pursuant to Section 3.05 and (B) all Swap Termination Amounts (if any).
(ii)Subject to the payment of any amounts owing pursuant to Section 3.05, the Borrower may rescind any notice of prepayment under Section 2.04(a)(i) if such prepayment would have resulted from a refinancing of all or a portion of the applicable Facility, which refinancing shall not be consummated or shall otherwise be delayed. Each prepayment of any Class of Term Loans pursuant to this Section 2.04(a) shall be applied in an order of priority to repayments thereof required pursuant to Section 2.06 as directed by the Borrower (which may be applied to any specific Class, tranche or Facility of Indebtedness) and, absent such direction, shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.06.
(b)Mandatory.
(i)Prohibited Indebtedness. If the Borrower incurs or issues any Indebtedness after the Closing Date (other than Indebtedness not prohibited under Section 7.02 (excluding Indebtedness incurred pursuant to clause (l) of the definition of “Permitted Debt” and issued into the Extraordinary Proceeds Account for application to prepayment of Term Loans in accordance with the terms hereof)), which results in the receipt by the Borrower of any Net Proceeds, the Borrower shall prepay in accordance with Section 2.04(c) an aggregate principal amount of Term Loans, together with all Swap Termination Amounts (if any) then due and payable as a result of any such prepayment plus any Applicable Premium, in an amount equal to 100% of the Net Proceeds received therefrom, on or prior to the date which is three (3) Business Days after the receipt of such Net Proceeds by the Borrower.

(ii)Material Contract Payment. If the Borrower receives any Net Proceeds resulting from any Material Contract Payment, the Borrower shall prepay in accordance with Section 2.04(c), on or prior to the date which is three (3) Business Days after the receipt of such Net Proceeds by the Borrower, an aggregate principal amount of Term Loans equal to the applicable Prepayment Amount (but without premium or penalty) with respect to such Material Contract Payment.
(iii)Casualty Event. If the Borrower receives any Net Proceeds resulting from any Casualty Event, the Borrower shall prepay in accordance with Section 2.04(c), on or prior to the date which is five (5) Business Days after the receipt of such Net Proceeds by the Borrower, an aggregate principal amount of Term Loans equal to the applicable Prepayment Amount (but without premium or penalty) with respect to such Casualty Event.
(iv)Equity Sale. If the Borrower receives any Net Proceeds from an Equity Sale, the Borrower shall prepay in accordance with Section 2.04(c), on or prior to the date which is three (3) Business Days after the receipt of such Net Proceeds by the Borrower, an aggregate principal amount of Term Loans in an amount equal to the applicable Prepayment Amount plus any Applicable Premium;
(v)Material Disposition. If the Borrower receives any Net Proceeds from a Material Disposition that is a Permitted Disposition pursuant to clauses (f) or (g) of the definition thereof, or from any other Disposition that is not a Permitted Disposition, the Borrower shall prepay in accordance with Section 2.04(c), on or prior to the date which is one (1) Business Day after the receipt of such Net Proceeds by the Borrower, an aggregate principal amount of Term Loans in an amount equal to the applicable Prepayment Amount plus, solely with respect to a prepayment with Net Proceeds from a Material Disposition that is a Permitted Disposition pursuant to clause (f) of the definition thereof, any Applicable Premium.
(vi)Excess Cash Flow. The Borrower shall repay (i) on the last Business Day of the first full fiscal quarter ending after the second anniversary of the Closing Date, with Excess Cash Flow in an amount equal to 100% of the Excess Cash Flow and (ii) thereafter, on the last Business Day of each applicable fiscal quarter, with Excess Cash Flow in an amount equal to (for the avoidance of doubt, any calculation of the Total Debt to EBITDA Ratio for purposes of this subclause (vi) shall not reflect the Borrower EBITDA Adjustment):
(A)100% of the Excess Cash Flow generated during such fiscal quarter if the Total Debt to EBITDA Ratio, calculated as of the end of the most recently ended fiscal quarter for which a Compliance Certificate has been delivered pursuant to Section 6.04(a) on a trailing four-quarter EBITDA basis, is equal to or greater than 6.00:1.00; or
(B)67% of the Excess Cash Flow generated during such fiscal quarter if the Total Debt to EBITDA Ratio, calculated as of the end of the most recently ended fiscal quarter for which a Compliance Certificate has been delivered pursuant to Section 6.04(a) on a trailing four-quarter EBITDA basis, is less than 6.00:1.00 but equal to or greater than 4.50:1.00; or

(C)33% of the Excess Cash Flow generated during such fiscal quarter if the Total Debt to EBITDA Ratio, calculated as of the end of the most recently ended fiscal quarter for which a Compliance Certificate has been delivered pursuant to Section 6.04(a) on a trailing four-quarter EBITDA basis, is less than 4.50:1.00.
(vii)Incremental Term Facilities. On each date that the Borrower incurs any Incremental Term Loans or Incremental Equivalent Debt, if the aggregate outstanding principal amount of the Incremental Term Facilities, including the Nuveen Incremental Term Facility, and Incremental Equivalent Debt, taken together, exceeds $50,000,000 (such excess amount, the “Incremental Excess Amount”), then on or prior to the date which is five (5) Business Days after such incurrence, the Borrower shall prepay in accordance with Section 2.04(c), an aggregate principal amount of Term Loans equal to such Incremental Excess Amount plus any Applicable Premium.
(viii)Notwithstanding anything to the contrary in Section 2.04(b)(i) through Section 2.04(b)(vii), if at the time of any such prepayment under any such subsection the Borrower is required to prepay or to offer to repurchase or make payment of any Additional Pari Passu Permitted Debt with the Net Proceeds received with respect to any such subsection, then the Borrower may apply such Net Proceeds on a pro rata basis to the Term Loans and Additional Pari Passu Permitted Debt (determined with reference to the outstanding principal amount of each at such time) and the amount of prepayment of the Term Loans shall be reduced by such amount applied to repay such Additional Pari Passu Permitted Debt; provided, further, that, to the extent the holders of Additional Pari Passu Permitted Debt decline to have such indebtedness repurchased or prepaid, the Borrower shall promptly (and in any event within five (5) Business Days following such rejection) apply such declined amount of Net Proceeds to prepayment of the Term Loans in accordance with Section 2.04(c)(i).
(c)Applicable to All Mandatory Prepayments.
(i)Except with respect to Loans incurred in connection with any Incremental Amendment (which may be prepaid on a less than pro rata basis in accordance with its terms), (A) each prepayment of the Loans pursuant to Section 2.04(b) shall be applied (1) first, solely with respect to mandatory prepayments under Section 2.04(b)(i) through Section 2.04(b)(v), to prepay interest, non-termination payments, principal and termination payments under any Super-Priority Permitted Indebtedness, (2) second, solely with respect to mandatory prepayments under Section 2.04(b)(i), 2.04(b)(iv), 2.04(b)(v) and 2.04(b)(vii), to the Applicable Premium on the applicable Term Loans, (3) third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Term Loans together with any amounts owing in accordance with Section 3.05, ratably among the Secured Parties in proportion to the respective amounts described in this clause (3) payable to them, (4) fourth, to payment of that portion of the Obligations constituting unpaid principal of the Term Loans, ratably among the Secured Parties in proportion to the respective amounts described in this clause (4) held by them; provided that, in each case of the foregoing clauses (1) through (4), for any specific Facility or Facilities (or Class or tranche within such Facility), such prepayments shall be applied ratably among the Lenders to that specific Facility or Facilities (or Class or tranche within such Facility); provided, further, that, to the extent any prepayment made pursuant to Section 2.04(b) would result in breakage costs relating to the Interest Payment Date, the amount of such prepayment shall first be deposited into the Extraordinary Proceeds Account, where it shall be held in escrow until the relevant Interest Payment Date and thereupon applied to prepayment of the applicable Loans in accordance herewith. Each prepayment of Term Loans pursuant to Section 2.04(b) shall be applied on a pro rata basis; (B) with respect to each Class of Term Loans, each prepayment pursuant to clauses (i) through (vii) of Section 2.04(b) shall be applied to the scheduled installments of principal thereof following the date of prepayment pursuant to Section 2.06 pro rata across all maturities (without premium or penalty); and (C) each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares of such prepayment.
(ii)The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to this Section 2.04(b) at least three (3) Business Days prior to the date of such prepayment (or such shorter time as the Administrative Agent may agree). Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment.
(iii)All prepayments under Section 2.04(b) shall be made together with, in the case of any such prepayment of a SOFR Loan on a date other than the Interest Payment Date therefor, any amounts owing in respect of such SOFR Loan pursuant to Section 3.05.
(iv)The Borrower acknowledges and agrees that if the payment of the Obligations is accelerated or the principal on the Loans and other Obligations otherwise becomes due in whole or in part prior to, on, or after the Maturity Date, in each case, in respect of any Event of Default (including upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), the amounts payable pursuant to this Section 2.04(c) will also be due and payable as though the events referred to therein had occurred and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. Any amount payable above shall be presumed to be the liquidated damages sustained by each Lender as the result of the early prepayment and the Borrower agrees that it is reasonable under the circumstances currently existing. The amounts due under this Section 2.04(c) shall also be payable in the event the Obligations are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBIT OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING APPLICABLE PREMIUM (IF ANY) IN CONNECTION WITH ANY SUCH ACCELERATION OR FORECLOSURE OR DEED IN LIEU OF FORECLOSURE. The Borrower expressly agrees (to the fullest extent it may lawfully do so) that: (A) the Applicable Premium (if any) and payments due hereunder in respect thereof are reasonable and the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) such Applicable Premium (if any) shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay such Applicable Premium (if any); and (D) the Sponsors, the Pledgor, the Borrower and its Subsidiaries shall be estopped hereafter from claiming differently than as agreed to in this Section 2.04(c). The Borrower expressly acknowledges that its agreements in this Section 2.04(c) as herein described is a material inducement to the Lenders in making the Loans as provided herein.
(d)In connection with any mandatory prepayments by the Borrower of the Term Loans pursuant to Section 2.04(b), such prepayments shall be applied on a pro rata basis to the then-outstanding Term Loans of the applicable Class or Classes being prepaid; provided that the amount of such mandatory prepayment within any tranche of Term Loans shall be applied first to Term Loans of such tranche that are Base Rate Loans to the full extent thereof before application to Term Loans of such tranche that are SOFR Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.05.
Section 2.05Termination or Reduction of Commitments.
(a)Optional.
(i)The Borrower may, upon irrevocable written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (A) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction, and (B) any such partial reduction shall be in a minimum aggregate amount of $1,000,000, as applicable, or any whole multiple of $100,000, in excess thereof.
(ii)Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments no later than two (2) Business Days prior to the date of termination set forth in such notice, if such termination would have resulted from a refinancing of all of the applicable Facility, which refinancing shall not be consummated or otherwise shall be delayed.
(b)Mandatory.
(i)Initial Term Loan Commitments. The Initial Term Commitment of each Lender shall be reduced to $0 following funding of the Initial Term Commitments on the Closing Date.
(ii)Delayed Draw Loan Commitments. Upon each Borrowing of Delayed Draw Term Loans, the Delayed Draw Loan Commitments of each Delayed Draw Lender will be permanently reduced by an amount equal to the amount of Delayed Draw Term Loans made by such Delayed Draw Lender in connection with such Borrowing. The Delayed Draw Loan Commitment of each Delayed Draw Lender shall be reduced to $0 on the final day of the Delayed Draw Availability Period.
(c)Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the unused Commitments of any Class under this Section 2.05. Upon any reduction of unused Commitments of any Class, the Commitment of each

Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until, but not including the effective date of any termination of the Commitments shall be paid on the effective date of such termination.
Section 2.06Repayment of Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (a) on each Quarterly Payment Date, beginning on the Initial Quarterly Payment Date, the principal amount of the Initial Term Loans and the Delayed Draw Term Loans, in an amount equal to 0.25% of the principal amount of such Initial Term Loans and the Delayed Draw Term Loans outstanding on each such Quarterly Payment Date and (b) on the Maturity Date, the aggregate principal amount of all outstanding Initial Term Loans and the Delayed Draw Term Loans. In the event any Incremental Term Loans are made, such Incremental Term Loans shall be repaid by the Borrower in the amounts and on the dates set forth in the Incremental Amendment with respect thereto and on the applicable Maturity Date thereof.
Section 2.07Interest.
(a)Subject to the provisions of Section 2.07(b), (i) each SOFR Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the three-month Term SOFR plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate. All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination.
(b)During the continuance of an Event of Default under Section 8.01(a), the Borrower shall pay interest on past due principal or interest owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. In the event of any conversion of any SOFR Loan other than on the Interest Payment Date therefor, accrued and unpaid interest on such SOFR Loan shall be payable on the effective date of such conversion.
(d)In connection with the use or administration of Term SOFR, the Administrative Agent will have the right, after consultation with the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.08Fees. In addition to certain fees described in Section 2.03(g):
(a)Delayed Draw Loan Commitment Fee. The Borrower agrees to pay to the Administrative Agent, without duplication, for the account of each Delayed Draw Lender in accordance with its Pro Rata Share under the Delayed Draw Loan Facility, a commitment fee (the “Delayed Draw Loan Commitment Fee”) equal to the Commitment Fee Rate, multiplied by the actual daily amount of unused and available Delayed Draw Loan Commitments; provided that any Delayed Draw Loan Commitment Fee accrued with respect to any of the Delayed Draw Loan Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender, except to the extent that such Delayed Draw Loan Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; provided, further, that no Delayed Draw Loan Commitment Fee shall accrue on any of the Delayed Draw Loan Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The Delayed Draw Loan Commitment Fee shall accrue at all times during the Delayed Draw Availability Period, and only during the Delayed Draw Availability Period, and shall be due and payable quarterly in arrears on each Interest Payment Date. The Delayed Draw Loan Commitment Fee shall be calculated quarterly in arrears. All computations of Delayed Draw Loan Commitment Fees shall be made taking into account the actual number of days occurring in the period for which such fee is payable pursuant to this Section 2.08(a), and a year of three hundred and sixty (360) days.
(b)Nuveen Incremental Term Loan Commitment Fee. The Borrower agrees to pay to the Administrative Agent, without duplication, for the account of each Lender in accordance with its Pro Rata Share under the Nuveen Incremental Term Facility, a commitment fee (the “Nuveen Incremental Term Loan Commitment Fee”) equal to the Commitment Fee Rate, multiplied by the actual daily amount of unused and available Nuveen Incremental Term Commitments, from and after the beginning of the Nuveen Incremental Term Facility Availability Period; provided that any Nuveen Incremental Term Loan Commitment Fee accrued with respect to any of the Nuveen Incremental Term Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender, except to the extent that such Nuveen Incremental Term Loan Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; provided, further, that no Nuveen Incremental Term Loan Commitment Fee shall accrue on any of the Nuveen Incremental Term Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The Nuveen Incremental Term Loan Commitment Fee shall accrue at all times during the Nuveen Incremental Term Facility Availability Period, and only during the Nuveen Incremental Term Facility Availability Period, and shall be due and payable quarterly in arrears on each Interest Payment Date. The Nuveen Incremental Term Loan Commitment Fee shall be calculated quarterly in arrears. All computations of Nuveen Incremental Term Loan Commitment Fees shall be made taking into account the actual number of days occurring in the period for which such fee is payable pursuant to this Section 2.08(b), and a year of three hundred and sixty (360) days.
(c)The Borrower shall pay to the Administrative Agent (for the account of the parties entitled thereto) such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified (including all fees under the Fee Letter that are payable pursuant to the terms thereof). Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

Section 2.09Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of three hundred sixty-five (365) days, or three hundred sixty-six (366) days, as applicable, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
Section 2.10Evidence of Indebtedness.
(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c) and Proposed Treasury Regulation Section 1.163-5(b) (or, in each case, any amended or successor version), as a non-fiduciary agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register and the corresponding accounts and records of the Administrative Agent in respect of such matters, the Register and the corresponding accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and record thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)In addition to the accounts and records referred to in Section 2.10(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender. In the event of any conflict between the Register and the corresponding accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the Register and the corresponding accounts and records of the Administrative Agent shall control in the absence of manifest error.
(c)Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.10(a) and (b), and by each Lender in its account or accounts pursuant to Section 2.10(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

Section 2.11Payments Generally.
(a)All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. New York City time on the date specified herein. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. If the Administrative Agent promptly notifies any Lender that a payment was distributed to such Lender in error, each Lender agrees to return any such payment in like funds to the Administrative Agent’s Office upon receipt of notice of the error. All payments received by the Administrative Agent after 2:00 p.m. New York City time shall in each case be deemed received on the next succeeding Business Day, in the Administrative Agent’s sole discretion, and any applicable interest or fee shall continue to accrue.
(b)Except as otherwise provided herein, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of SOFR Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
(c)Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:
(i)if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the Overnight Bank Funding Rate, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing; and
(ii)if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Overnight Bank Funding Rate, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. When such Lender makes payment to the Administrative Agent (together with all unpaid accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.11(c) shall be conclusive, absent manifest error.
(d)If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV or in the applicable Incremental Amendment are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.
(f)Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(g)Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Borrower under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum (without duplication) of the Outstanding Amount of all Loans outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.
Section 2.12Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it or any security therefor, any payment or distribution (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder)

thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or distribution in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that, if all or any portion of such excess payment or distribution is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.12 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.12 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
Section 2.13Incremental Borrowings.
(a)Incremental Commitments. The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (an “Incremental Loan Request”), request one or more new commitments (each, an “Incremental Facility”) which may be in the same Facility as any outstanding Term Loans of an existing Class of Term Loans (a “Term Loan Increase”), a new Class of Term Loans (collectively with any Term Loan Increase, the “Incremental Commitments”). Each Incremental Loan Request from the Borrower pursuant to this Section 2.13 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans, as applicable. Upon receipt by the Administrative Agent of any such Incremental Loan Request, the Administrative Agent shall promptly deliver a copy of such Incremental Loan Request to each of the Lenders.
(b)Incremental Lenders. Incremental Term Loans may be made by any existing Lender (but each existing Lender will not have an obligation to make any Incremental Commitment) or by any other bank or other financial institution or other institutional lender (any such other bank or other financial institution or other institutional lender being called an “Additional Lender”) (each such existing Lender or Additional Lender providing such Incremental Commitment, an “Incremental Lender”, and, collectively, the “Incremental Lenders”); provided that, the Administrative Agent shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional Lender’s making such Incremental Term Loans to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Loans to such Lender or Additional Lender. Any request by the Borrower for Incremental Commitments shall be made first to the existing Lenders on a pro rata basis based on the sum of (i) the principal amount of Commitments by each such Lenders and (ii) the principal amount of outstanding Obligations held by each such Lender. The Borrower may make a request for Incremental Commitments to one or more Additional Lenders upon the occurrence of any of the following: (1) the available amount under the Nuveen Incremental Term Facility has been fully drawn, (2) the Nuveen Incremental Term Facility Availability Period has expired, (3) any existing Lender declines such request or (4) if any existing Lender offers terms for Incremental Term Loans that are less favorable to the Borrower than the terms of the applicable Facility and within thirty (30) Business Days of such request, any Additional Lender offers proposed terms for such Incremental Term Loans that are materially more favorable to the Borrower than the terms of the Incremental Term Loans offered by the existing Lender, as measured by the Incremental Term Facility Economics Threshold; provided that, in the case of (4) in the preceding sentence, if the Borrower declines such offer from any existing Lender for Term Loans (such Term Loans, “Nuveen Incremental Term Loans”) and an Additional Lender offers proposed terms for such Incremental Term Loans that are not materially more favorable to the Borrower than the terms of the Nuveen Incremental Term Loans offered by the existing Lenders, as measured by as measured by the Incremental Term Facility Economics Threshold, the existing Lenders shall have the right to provide Nuveen Incremental Term Loans on the same or better terms compared to the terms offered for Incremental Term Loans by such Additional Lenders.
(c)Incremental Term Loans. Any Incremental Commitments effected through new Term Loans made on an Incremental Facility Closing Date shall be designated a separate Class of Incremental Commitments for all purposes of this Agreement, except in the case of a Term Loan Increase. On any Incremental Facility Closing Date on which any Incremental Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction of the terms and conditions in this Section 2.13, (i) each Incremental Lender of such Class shall make a Term Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Commitment of such Class, and (ii) each Incremental Lender of such Class shall become a Lender hereunder with respect to the Incremental Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. Notwithstanding the foregoing, Incremental Term Loans may have identical terms to any of the Term Loans and be treated as the same Class as any of such Term Loans.
(d)Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions:
(i)the Double E Joint Venture shall have entered into (A) one or more Committed Capacity Contracts, (B) the Compression Addition or (C) a Permitted Expansion approved pursuant to Section 6.8 of the JV LLC Agreement;
(ii)the proceeds of the applicable Incremental Term Loans shall be used (A) to fund the Borrower’s Required Contribution in respect of the Project, a Permitted Expansion, or the Compression Addition and transaction fees and expenses incurred in connection with such Permitted Expansion or Compression Addition, (B) if permitted by the applicable Incremental Lenders, to make a Restricted Payment on the date of the funding of such Incremental Term Loans in connection with such Permitted Expansion, (C) to pay fees and expenses incurred in connection with the Incremental Term Loans, (D) to reimburse the Borrower’s

Required Contributions or fees and expenses, or (E) to pay Debt Service with respect to the Compression Addition or a Permitted Expansion and to fund the DSR Requirement or any other applicable debt service reserve requirement;
(iii)as of the time of the initial Incremental Facility Closing Date, the remaining Delayed Draw Loan Commitments shall be zero dollars ($0) and the aggregate principal amount of Delayed Draw Term Loans shall have been funded in full;
(iv)no Default or Event of Default shall exist and be continuing or would immediately result from such proposed Incremental Commitment or from the application of the proceeds therefrom;
(v)the aggregate principal amount of the Incremental Term Loans (the “Incremental Availability Amount”) incurred shall not exceed the lesser of (a) $200,000,000, (b) an amount equal to 45.0% of the aggregate principal amount of Term Loans, calculated on a pro forma basis after giving effect to the incurrence of such Incremental Term Loans (taking into account any prepayments of the Facilities in connection therewith), outstanding as of the applicable Incremental Facility Closing Date and (c) an amount such that, after giving pro forma effect to the incurrence of such Incremental Term Loans (taking into account any prepayments of the Facilities in connection therewith), the Total Debt to EBITDA Ratio shall not exceed: (x) 8.50:1.00 if the applicable Incremental Facility Closing Date occurs in the period commencing on the Closing Date and ending on December 31, 2027, (y) 8.00:1.00 if the applicable Incremental Facility Closing Date occurs in the period commencing on January 1, 2028 and ending on December 31, 2028 and (z) 7.50:1.00 if the applicable Incremental Facility Closing Date occurs at any time after January 1, 2029, in each case, at the option of the Borrower, with the Total Debt to EBITDA Ratio calculated taking into account the Borrower EBITDA Adjustment.
(e)Required Terms. The terms, provisions and documentation of the Incremental Term Loans, and Incremental Commitments of any Class shall be as agreed between the Borrower and the applicable Incremental Lenders providing such Incremental Commitments, and except as otherwise set forth herein, to the extent more favorable to the Incremental Lenders holding Incremental Term Loans than the terms of the Initial Term Loans existing on the Incremental Facility Closing Date, shall be reasonably satisfactory to Administrative Agent (except for covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the Incremental Facility Closing Date and with such modifications as may be necessary to accommodate the specific facts and circumstances of the applicable Committed Capacity Contract, the Compression Addition or the applicable Permitted Expansion, as applicable) (it being understood that to the extent any covenant is added for the benefit of any Incremental Term Loans, or any Incremental Commitments, no consent shall be required from the Administrative Agent or any of the Lenders to the extent that such covenant is also added for the benefit of the Term Loans remaining outstanding after the effectiveness of such Incremental Amendment) (it being understood that no Incremental Facility may require payments that are inconsistent with Section 2.15(h)). In any event:
(i)the Incremental Term Loans:
(A)shall (i) rank pari passu in right of payment with the Initial Term Loans and (ii) be secured by the Collateral on a pari passu lien basis with the Obligations,

(B)shall not mature earlier than the Maturity Date of the Initial Term Loans,
(C)shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans (without giving effect to any prepayments of the Initial Term Loans prior to the time of incurrence of such Incremental Term Loans that would otherwise modify the Weighted Average Life to Maturity of the Initial Term Loans),
(D)shall have an Applicable Rate, and subject to Sections 2.13(e)(i)(B) and 2.13(e)(i)(C), the amortization schedule applicable to any Incremental Term Loans and the All-In Yield applicable to the Incremental Term Loans of each Class shall be determined by the Borrower and the applicable Incremental Lenders and shall be set forth in each applicable Incremental Amendment; provided that, amount and rate of amortization for any period under the Incremental Term Loans shall not exceed the amount and rate of amortization under the Initial Term Loans for such period, and
(E)(i) may provide for the ability to participate with respect to any optional prepayments, on a pro rata basis or less than a pro rata basis with any then-existing Term Loans and (ii) shall provide for mandatory prepayments on a pro rata basis or less than a pro rata basis with any then-existing Term Loans.
(f)Incremental Amendment. Commitments in respect of Incremental Term Loans shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, the Borrower organized under the Laws of the United States, any state thereof, the District of Columbia or any territory thereof, that may be designated as the Borrower in respect thereof (if any), each Incremental Lender providing such Commitments, and the Administrative Agent. The Incremental Amendment may, without the consent of Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.13. No Lender shall be obligated to provide any Incremental Term Loans, unless it so agrees, provided that, each Lender party hereto as of the date of such Incremental Amendment shall have the right to provide its Pro Rata Share of such Loans (unless it has declined or is a Defaulting Lender, or as provided in Section 2.13(b)).
(g)This Section 2.13 shall supersede any provisions in Section 2.12 or Section 2.12 to the contrary.
Section 2.14[Reserved].
Section 2.15Collateral Accounts, Distribution Account and Equity Contribution Account.
(a)Establishment of Collateral Accounts. On or prior to the Closing Date the Borrower shall establish each of the Collateral Accounts. Notwithstanding any provision of Section 2.15 to the contrary, assets credited to a Collateral Account may be invested, liquidated and reinvested in cash and Cash Equivalents from time to time.

(b)Deposits into and Maintenance of the Debt Service Reserve Account. On and after the Closing Date, the Borrower shall (x) deposit (or shall cause to be deposited) cash and Cash Equivalents into the Debt Service Reserve Account and/or (y) cause one or more DSR Letters of Credit to be issued for the benefit of the Collateral Agent (for the benefit of the Secured Parties), such that, after giving effect thereto, the Funded DSR equals the DSR Requirement as of the applicable date of determination. For the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred on account of any DSRA Deficiency Event.
(c)Deposits into the Revenue Account; Maintenance of the Revenue Account. On and after the Closing Date, the Borrower shall deposit all Proceeds, promptly after receipt thereof, into the Revenue Account for application in accordance with Section 2.15(h). Proceeds of all Initial Term Loans shall be deposited into the Revenue Account; provided that, any amount to be used to make Restricted Payments for the purpose or repaying or redeeming in full the outstanding TPG Preferred Equity or to make the Closing Date Distribution shall be deposited into any bank account specified by the Sponsor; provided, further that any proceeds of the Term Loans elected by the Borrower to be used to fund the DSR Requirement shall be deposited into the Debt Service Reserve Account. Proceeds of all Delayed Draw Term Loans shall be deposited into the Revenue Account; provided that, any amount to be used to make Restricted Payments pursuant to Section 7.07(c) shall be deposited into any bank account specified by the Sponsor.
(d)Deposits into the Extraordinary Proceeds Account; Maintenance of the Extraordinary Proceeds Account. On and after the Closing Date, all Extraordinary Proceeds shall be deposited into the Extraordinary Proceeds Account.
(e)Deposits into the Distribution Suspense Account; Maintenance of the Distribution Suspense Account. If the Restricted Payment Conditions have not been satisfied, all amounts remaining in Revenue Account after all payments in levels First through Eight of Section 2.15(h) shall be deposited in the Distribution Suspense Account.
(f)Deposits into the Excluded Accounts.
(i)From and after the Distribution Commencement Date, if the Restricted Payment Conditions have been satisfied, all amounts remaining in Revenue Account after all payments in levels First through Eighth of Section 2.15(h) shall be deposited in the Distribution Account to be applied in any way not prohibited by the Loan Documents.
(ii)The Borrower shall deposit into the Equity Contribution Account any Excluded Proceeds.
(g)Withdrawals from the Debt Service Reserve Account.
(i)Withdrawals may only be made from the Debt Service Reserve Account (1) to the extent that the Borrower does not have sufficient funds to pay amounts of scheduled principal or interest on the Term Loans then due, in which case payments may be made in accordance with clause (ii) below or (2) if a DSRA Overfunding Event has occurred, to the extent of excess funds in the Debt Service Reserve Account (without duplication of any such excess amounts applied to reduce the Available Draw Amount under any DSR Letter of Credit pursuant to Section 2.15(g)(iii)), in which case such excess funds may be deposited into the Distribution Suspense Account or, if the Restricted Payment Conditions are then satisfied, the Distribution Account.
(ii)If at any time the Borrower fails to make any payment of scheduled principal or interest on the Term Loans as and when the same shall be due (after giving effect to all applicable grace periods), the Collateral Agent (as directed by the Administrative Agent) may, but is not obligated to, (A) withdraw such amount in cash from the Debt Service Reserve Account and, if amounts in cash on deposit in the Debt Service Reserve Account are insufficient to make such payment, the Collateral Agent may then (B) draw on the DSR Letters of Credit on a pro rata basis, and apply such amounts to the payment of such principal or interest, and to the extent such amounts so applied are sufficient to cover the defaulted principal or interest, no Default or Event of Default shall occur or be deemed to have occurred with respect thereto.
(iii)Notwithstanding anything to the contrary in this Agreement, the Borrower may from time to time deliver a certificate of a Responsible Officer of the Borrower directing the Collateral Agent to reduce the Available Draw Amount under one or more DSR Letters of Credit and specifying the amount of such reduction(s), and the Collateral Agent agrees, promptly after receipt thereof, to deliver to each applicable Acceptable L/C Issuer a certificate in the form attached to such DSR Letter of Credit, whereby the Available Draw Amount under such DSR Letters of Credit shall be reduced in an aggregate amount specified by the Borrower up to the excess of the Funded DSR over the DSR Requirement; provided that, after giving effect to any reduction in the Available Draw Amount of such DSR Letters of Credit, no DSRA Deficiency Event shall occur.
(h)Withdrawals from the Revenue Account. Amounts on deposit in the Revenue Account shall be available to the Borrower from time to time for withdrawal and application to the extent available at the following times and in the following order of priority (with no payment referred to in each clause below being made until all amounts referred to in the clauses preceding it have been made):
(i)First, to pay Operating Expenses then owing;
(ii)Second, to the extent due and payable, to the Administrative Agent an amount sufficient to pay the costs, indemnities, administrative fees and expenses (including fees, charges and disbursements of counsel) with respect to the Super-Priority Permitted Indebtedness and all other amounts becoming due and payable;
(iii)Third, to the extent due and payable, to the Administrative Agent an amount sufficient to pay the costs, indemnities, administrative fees and expenses (including fees, charges and disbursements of counsel) with respect to the Pari Passu Permitted Debt;
(iv)Fourth, (A) to the extent a Required Contribution is required to be made by the Borrower under the JV LLC Agreement, to fund such Required Contribution and (without duplication) (B) to fund (x) the Borrower’s pro rata share of the amount required to fund the Project, (y) Capital Expenditures using proceeds of the Loans as set forth in Section 5.19 and (z) Capital Expenditures in connection with a Committed Capacity Contract, Permitted Expansion or the Compression Addition;

(v)Fifth, to the extent then due and payable, to the Administrative Agent an amount sufficient to pay the Interest and Fee Amounts;
(vi)Sixth, to the extent then due and payable, to the Administrative Agent an amount sufficient, to pay the Principal Payment Amounts;
(vii)Seventh, transfer to the Debt Service Reserve Account an amount necessary to cause the Funded DSR to equal the DSR Requirement and, thereafter, to fund any similar debt service reserve for any Additional Pari Passu Permitted Debt;
(viii)Eighth, pro rata (A) to the extent remaining unpaid after the application of amounts of the Extraordinary Proceeds Accounts pursuant to Section 2.15(j), to make mandatory prepayments as set forth in Section 2.04(b)(i) through Section 2.04(b)(v), (B) to make mandatory prepayments as set forth in Section 2.04(b)(vii), (C) to make mandatory prepayments as set forth in Section 2.04(b)(vi), and, (D) thereafter, to make optional prepayments of the Pari Passu Permitted Debt outstanding at such time, including for purposes of Section 8.01(m); and
(ix)Ninth, any excess amounts on deposit in the Revenue Account shall be transferred, (A) from and after the Closing Date and until the Distribution Commencement Date, to the Distribution Suspense Account, and (B) from and after the Distribution Commencement Date, (x) if the Restricted Payment Conditions are satisfied, to the Distribution Account; or (y) if the Restricted Payment Conditions are not then satisfied, to the Distribution Suspense Account for application in accordance with Section 2.15(i).
(i)Withdrawals from the Distribution Suspense Account.
(i)From and after the Distribution Commencement Date, after the satisfaction of the Restricted Payment Conditions, amounts in the Distribution Suspense Account shall be withdrawn from the Distribution Suspense Account and released to the Distribution Account to be applied in any way not prohibited by the Loan Documents.
(ii)If at time, there are insufficient funds in the Revenue Account to make payments pursuant to clause First through Eighth of Section 2.15(h), amounts in the Distribution Suspense Account shall be withdrawn from the Distribution Suspense Account and deposited into the Revenue Account to be applied in accordance with Section 2.15(h) until such shortfall is resolved or to be applied in any way not prohibited by the Loan Documents.
(j)Withdrawals from the Extraordinary Proceeds Account. Withdrawals from the Extraordinary Proceeds Account may only be made to make mandatory prepayments in accordance with Section 2.04(b).
(k)Withdrawals from the Equity Contribution Account. Borrower may withdraw from the Equity Contribution Account amounts in its discretion from time to time to transfer to the account of any other Person to be applied in any way not prohibited by the Loan Documents; provided that, any amounts remaining on deposit in the Equity Contribution Account for more than ninety (90) days after initial receipt by Borrower shall be transferred from the Equity Contribution Account, at the Borrower’s discretion, to the Revenue Account, to be invested in the Double E Joint Venture subject to compliance with the terms of this Agreement in connection therewith, or to the account of any other Person to be applied in any way not prohibited by the Loan Documents; provided, further, that proceeds of a Capital Contribution made under (and as defined in) Section 4.1(b) of the JV LLC Agreement shall be applied first for purposes of making any Required Contributions and then for any other use permitted hereunder.
(l)Withdrawals from the Distribution Account. Borrower may withdraw from the Distribution Account amounts in its discretion from time to time to transfer to the account of any other Person to be applied in any way not prohibited by the Loan Documents, including any Restricted Payment pursuant to Section 7.07(g).
(m)General Withdrawal Procedure. Borrower shall deliver to Administrative Agent and Collateral Agent for purposes of any withdrawal or transfer from any Collateral Account no later than one (1) Business Day prior to any date pursuant to which funds are expressly required or permitted to be withdrawn from a Collateral Account an Officers’ Certificate of the Borrower (such certificate, a “Withdrawal/Transfer Certificate”) specifying in reasonable detail:
(i)each Collateral Account from which a withdrawal or transfer is requested and, in the case of any transfer, the relevant Collateral Account(s) to which, and/or other Person(s) or accounts to whom, such transfer is to be made;
(ii)the amount to be withdrawn or transferred from each such Collateral Account;
(iii)the relevant Business Day on which such withdrawal or transfer is to be made; and
(iv)the purpose for which the amount so withdrawn or transferred is to be applied (if not evident from the nature of the payment or identity of the intended payee).
Administrative Agent may, in consultation with Borrower, make such corrections to such Withdrawal/Transfer Certificate as Administrative Agent reasonably deems necessary to satisfy the requirements of this Agreement. Notwithstanding any other provision of this Agreement to the contrary, if at any time Borrower fails to timely submit or cause to be timely submitted such a Withdrawal/Transfer Certificate for the withdrawal, transfer or payment of amounts to any Collateral Account or Person, Administrative Agent or Collateral Agent may (but shall not be obligated to), after notice in writing to the Borrower of, and a reasonable opportunity to cure, such failure, or may direct Depositary Bank in writing to, effect any withdrawal, transfer or payment, as the case may be, of any amounts then due and payable or required to be transferred pursuant to the terms of this Agreement or any other Loan Document.
(n)Exercise of Remedies. Notwithstanding any provision to the contrary contained in this Section 2.15, during the continuance of an Event of Default and the exercise of control over the Collateral Accounts by the Collateral Agent, the Collateral Agent shall (and shall direct the Depositary Bank, on behalf of the Secured Parties, to) apply amounts on deposit in the Collateral Accounts as provided in Section 8.03.

Section 2.16Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(a)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
(b)Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether optional or mandatory, at maturity, pursuant to Article VIII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender or against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.03 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.16(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(c)Certain Fees. Such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.08 for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).
Article III
TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY
Section 3.01Taxes.
(a)Any and all payments made by or on account of the Borrower under any Loan Document shall be made free and clear of and without deduction or withholding for any and all present or future taxes, duties, deductions, levies, imposts, fees, assessments or withholdings (including backup withholding) or similar charges imposed by any Governmental Authority including any interest, penalties and additions to tax thereto (collectively “Taxes”), except as required by applicable Law. If the applicable

Withholding Agent shall be required by any Law (as determined in the good faith discretion of the applicable Withholding Agent) to deduct or withhold any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) to the extent the Tax in question is an Indemnified Tax, the sum payable by the Borrower shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholding of an Indemnified Tax applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions or withholding been made, (ii) the applicable Withholding Agent shall make such deductions or withholding, and (iii) the applicable Withholding Agent shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws.
(b)The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)The Borrower agrees to indemnify each Agent and each Lender for (i) the full amount of any Indemnified Taxes payable by such Agent or such Lender (including Indemnified Taxes imposed on or attributable to amounts payable under this Section 3.01) and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith by such Agent or Lender (or by the Administrative Agent on behalf of such Lender) shall be conclusive absent manifest error.
(d)Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by Law certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Lender under the Loan Documents. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding any other provision of this clause (d), a Lender shall not be required to deliver any form pursuant to this clause (d) that such Lender is not legally eligible to deliver or any form pursuant to this clause (d) (other than any such documentation set forth in any of Section 3.01(d)(i), Section 3.01(d)(ii) (other than Section 3.01(d)(ii)(E)) and Section 3.01(d)(iii) below) that may subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the foregoing:
(i)Each Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) two properly completed and duly signed copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding.
(ii)Each Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent on or about the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:
(A)two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any successor forms), claiming eligibility for the benefits of an income tax treaty to which the United States is a party,
(B)two properly completed and duly signed copies of Internal Revenue Service Form W-8ECI (or any successor forms),
(C)in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (a) a United States Tax Compliance Certificate and (b) two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any successor form),
(D)to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E, W-8IMY, United States Tax Compliance Certificate, Form W-9 and/or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership, and one or more direct or indirect beneficial partners of such Lender are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of each such partner), or
(E)two properly completed and duly signed copies of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding Tax on any payments to such Lender under the Loan Documents, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
(iii)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower and the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(d)(iii), “FATCA” shall include any amendments made to FATCA after the Closing Date.

Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation described in this Section 3.01(d) obsolete or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so.
(e)If the Borrower is required to pay any Indemnified Taxes or additional amounts payable pursuant to this Section 3.01 to any Lender, or to any Governmental Authority for the account of any Lender, any such Lender shall, if requested by the Borrower, use its reasonable efforts to change the jurisdiction of its Lending Office (or take any other measures reasonably requested by the Borrower) if such a change or other measures would reduce any such additional amounts (including any such additional amounts that may thereafter accrue) and would not, in the sole determination of such Lender, result in any unreimbursed cost or expense or be otherwise materially disadvantageous to such Lender.
(f)If the Administrative Agent (or any sub-agent thereof, if applicable) is not a U.S. Person, the Administrative Agent (and any sub-agent thereof, if applicable) shall deliver to the Borrower on or about the date on which it becomes the Administrative Agent (or sub-agent) under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower) (i) an accurate and complete signed copy of Internal Revenue Service Form W-8ECI, or other applicable form, with respect to any amounts payable to the Administrative Agent (or sub-agent) for its own account and (ii) an accurate and complete signed copy of Internal Revenue Service Form W-8IMY with respect to any amounts payable to the Administrative Agent (or sub-agent) for the account of others, certifying that it is a “U.S. branch,” and that it is using such form as evidence of its agreement with the Borrower to be treated as a U.S. Person with respect to such payments (and the Borrower and the Administrative Agent (and any sub-agent) agree to so treat the Administrative Agent (and any sub-agent thereof, if applicable) as a U.S. Person with respect to such payments as contemplated by, and in accordance with, Sections 1.1441-1(b)(2)(iv) of the United States Treasury Regulations). If the Administrative Agent (and any sub-agent thereof, if applicable) is a U.S. Person, it shall deliver to the Borrower on or about the date on which it becomes the Administrative Agent (or sub-agent) under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower) an accurate and complete Form W-9 setting forth an exemption from backup withholding. The Administrative Agent shall, whenever a lapse in time or change in circumstances renders any such documentation described in this Section 3.01(f) obsolete or inaccurate in any material respect, deliver promptly to the Borrower updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower) or promptly notify the Borrower in writing of its inability to do so.
(g)If any Lender or Agent determines, in its reasonable discretion, that it has received a refund in respect of any Indemnified Taxes as to which indemnification or additional amounts have been paid to it by the Borrower pursuant to this Section 3.01, it shall promptly remit such refund to the Borrower (but only to the extent of indemnification or additional amounts paid by the Borrower under this Section 3.01 with respect to Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of the Lender or Agent, as the case may be, and without interest (other than any interest paid by the relevant taxing authority with respect to such refund, net of any Taxes payable by any Agent or Lender on such interest); provided that, the Borrower, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such party in the event such party is required to repay such refund to the relevant taxing authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Lender or Agent be required to pay any amount to the Borrower pursuant to this paragraph (g) the payment of which would place the Lender or Agent in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This section shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to Taxes that it deems confidential) to the Borrower or any other person.
(h)For the avoidance of doubt, the term “Laws” for purposes of this Section 3.01 includes FATCA.
(i)Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent and the Collateral Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 3.02Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund SOFR Loans, or to determine or charge interest rates based upon Term SOFR, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to make or continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, to be determined by the Administrative Agent without reference to the Term SOFR component of Base Rate, in each case, until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist (it being understood that such Lender agrees to so advise the Administrative Agent once the relevant circumstances giving rise to such determination no longer exists). Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all applicable SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of Base Rate), either on the Interest Payment Date therefor, if such Lender may lawfully continue to maintain such SOFR Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such SOFR Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term SOFR, the Administrative Agent shall during the period of such suspension compute Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR (it being understood that such Lender agrees to so advise the Administrative Agent once such illegality no longer exists). Upon any such prepayment or conversion, the Borrower shall also pay accrued and unpaid interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
Section 3.03Inability to Determine Rates.
(a)Subject to Section 3.03(b), if, as of any date: (i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof or (ii) the Required Lenders determine that for any reason in connection with any SOFR Loan, any request therefor or a conversion thereto or a continuation thereof that Term SOFR does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, then in each case, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain SOFR Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of such SOFR Loans or, failing that, will be deemed to have converted such request, if applicable, into a request for a Borrowing of Base Rate Loans in the amount specified therein.
(b)Benchmark Replacement.
(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.03(b)(i) will occur prior to the applicable Benchmark Transition Start Date.
(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right, in consultation with the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)Notices: Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.03(b)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03(b).
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is no longer or will no longer be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is no longer or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans immediately. During a Benchmark Unavailability Period, or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
Section 3.04Increased Cost and Reduced Return; Capital Adequacy; Reserves on SOFR Loans.
(a)If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(ii)impose on any Lender or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any participation therein; or
(iii)subject any Recipient to any Taxes (other than: (A) Indemnified Taxes, (B) any Taxes excluded from the definition of Indemnified Taxes under exceptions (ii) through (iv) thereof, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)If any Lender reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)A certificate of a Lender setting forth in reasonable detail (which shall not include any confidential or price sensitive information) the basis for the claim and the computation of the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in clauses (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.
(d)Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation.
(e)If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan affected by such event if, in the reasonable judgment of such Lender, such designation (i) would eliminate or reduce amounts payable pursuant to this Section 3.04 in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender, and provided, further, that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d). The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation.
Section 3.05Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable, as a result of (a) the payment of any principal of any SOFR Loan other than on the Interest Payment Date therefor (including as a result of an Event of Default); the conversion of any SOFR Loan other than on the Interest Payment Date therefor (including as a result of an Event of Default); (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto; or (d) the assignment of any SOFR Loan other than on the Interest Payment Date therefor as a result of a request by the Borrower pursuant to Section 3.07.
Section 3.06Matters Applicable to All Requests for Compensation.
(a)Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.
(b)With respect to any Lender’s claim for compensation under Section 3.01, 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than ninety (90) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such ninety (90) day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue SOFR Loans, or, if applicable, to convert Base Rate Loans into SOFR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that, such suspension shall not affect the right of such Lender to receive the compensation so requested.
(c)If the obligation of any Lender to make or continue any SOFR Loan, or to convert Base Rate Loans into SOFR Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s applicable SOFR Loans shall be automatically converted into Base Rate Loans (or, if such conversion is not possible, repaid) on the Interest Payment Date for such SOFR Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to such conversion no longer exist:
(i)to the extent that such Lender’s SOFR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable SOFR Loans shall be applied instead to its Base Rate Loans; and
(ii)all Loans that would otherwise be made or continued by such Lender as SOFR Loans shall be made or continued instead as Base Rate Loans (if possible), and all Base Rate Loans of such Lender that would otherwise be converted into SOFR Loans shall remain as Base Rate Loans.
(d)If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of any of such Lender’s SOFR Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when SOFR Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted on the Interest Payment Date for such outstanding SOFR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding SOFR Loans under such Facility and by such Lender are held pro rata (as to principal amounts and interest rate basis) in accordance with their respective Commitments for the applicable Facility.
Section 3.07Replacement of Lenders under Certain Circumstances.
(a)If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or Section 3.04 as a result of any condition described in such Sections or any Lender ceases to make any SOFR Loans as a result of any condition described in Section 3.02 or Section 3.04 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender (other than a Lender that is an Affiliate of the Sole Lead Arranger) becomes a Non-Consenting Lender, then the Borrower may so long as no Event of Default has occurred and is continuing, at its sole cost and expense, upon written notice to the Administrative Agent and such Lender, (x) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (at the Borrower’s sole expense, including in respect of the assignment fee, which shall be paid by the Borrower in such instance, and provided, it being understood, that under no circumstance shall any Lender be required to identify its own replacement) all of its rights and obligations under this Agreement (in respect of any applicable Facility only in the case of clause (i) or, with respect to a Class vote, clause (iii)) to one or more Eligible Assignees; provided that, for ten (10) days immediately following the Borrower’s delivery of such written notice, each of the Sole Lead Arranger and its Affiliates (in each case to the extent it is an Eligible Assignee) shall have the sole and exclusive right to deliver to the Borrower a binding notice of intent to purchase the Loans held by such Lender, and such purchase shall be consummated within ten (10) days following the delivery of such notice of intent; provided, further, that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided, further, that (A) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued and unpaid interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (B) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (C) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents; or (y) terminate the Commitment of such Lender (in respect of any applicable Facility only in the case of clause (i) or clause (iii)), as the case may be, and in the case of a Lender repay all Obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date; provided that in the case of any such termination of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders) to cause the adoption of the applicable departure, waiver or amendment of the Loan Documents and such termination shall be in respect of any applicable Facility only in the case of clause (i) or, with respect to a Class vote, clause (iii).
(b)Any Lender being replaced pursuant to Section 3.07(a)(x) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s applicable Commitment and outstanding Loans and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Non-Consenting Lender or Defaulting Lender.
(c)In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each Lender, each affected Lender or each affected Lender of a certain Class in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders (or, in the case of a consent, waiver or amendment involving all affected Lenders of a certain Facility, the Required Class Lenders as applicable) have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”.
(d)A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 3.08Survival. Each of the obligations of the parties hereto under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.
Article IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
Section 4.01Conditions to the Occurrence of the Closing Date. The effectiveness of this Agreement and the occurrence of the Closing Date are subject to receipt by the

Administrative Agent of each of the following documents and satisfaction of the following conditions precedent (as applicable), each of which shall be in form and substance reasonably satisfactory to the Administrative Agent (unless waived in accordance herewith):
(a)The Administrative Agent shall have received the following, each of which shall be originals or pdf copies or other facsimiles unless otherwise specified, each properly executed by a Responsible Officer of the Borrower:
(i)executed counterparts of this Agreement;
(ii)a copy of the Organization Documents of the Borrower and the Pledgor;
(iii)such certificates of good standing from the applicable secretary of state of the state of organization of the Borrower and the Pledgor, certificates of resolutions or other action and incumbency certificates evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement, the JV LLC Agreement, and the other Loan Documents to which the Borrower and the Pledgor is a party or is to be a party on the Closing Date; and
(iv)a solvency certificate from the chief financial officer, chief accounting officer, or other officer with equivalent duties of the Borrower (after giving effect to the Transactions) substantially in the form attached hereto as Exhibit E-2.
(b)No Default or Event of Default shall exist as of the Closing Date.
(c)The representations and warranties of the Borrower and the Pledgor set forth in Article V and in each other Loan Document shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects only with respect to such earlier date (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified).
(d)Since December 31, 2024, there has been no occurrence, development, change, event, or loss affecting the Borrower that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Borrower.
(e)The Administrative Agent shall have received (i) an unaudited pro forma balance sheet and related pro forma statement of income of the Borrower, as of and for the twelve (12)-month period ended December 31, 2025, prepared in good faith after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income) and (ii) an unaudited balance sheet of the Double E Joint Venture and the related statements of income, as of and for the twelve (12)-month period ended December 31, 2025, prepared in good faith after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income).

(f)The Administrative Agent shall have received at least three (3) Business Days prior to the Closing Date (i) all documentation and other information about the Borrower and the Pledgor required under applicable “know your customer”, Sanctions, anti-corruption and anti-money laundering rules and regulations, including the USA PATRIOT Act that has been requested by the Administrative Agent in writing at least ten (10) Business Days prior to the Closing Date; and (ii) to the extent the Borrower or the Pledgor qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower and the Pledgor, as applicable (provided that, upon execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (f) shall be deemed satisfied).
(g)The Administrative Agent shall have received the Closing Date Base Case Model for the Transactions.
Without limiting the generality of the provisions of Section 9.03(d), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Section 4.02Conditions to Initial Credit Extension. The obligation of each Lender to make the initial Credit Extension is subject to receipt by the Administrative Agent of each of the following documents and satisfaction of the following conditions precedent (as applicable), each of which shall be in form and substance reasonably satisfactory to the Administrative Agent (unless waived in accordance herewith):
(a)The Administrative Agent shall have received the following, each of which shall be originals or pdf copies or other facsimiles unless otherwise specified, each properly executed by a Responsible Officer of the Borrower:
(i)a Committed Loan Notice in accordance with the requirements hereof;
(ii)each Loan Document (other than this Agreement) and Material Contract (including the Producers Midstream Agreement and the Transwestern Agreement), duly executed by the Borrower and the Pledgor, as applicable, together with:
(A)certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock or membership interest powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank (or confirmation in lieu thereof reasonably satisfactory to the Administrative Agent or its counsel that such certificates, powers and instruments have been sent for overnight delivery to the Collateral Agent or its counsel);
(B)copies of proper financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all United States jurisdictions that the Administrative Agent may deem reasonably necessary in order to perfect and protect the Liens created under the Security Agreement on assets of the Borrower and the Pledgor, covering the Collateral described in the Security Agreement and the Pledge Agreement; and
(C)evidence that all other actions, recordings and filings required by the Collateral Documents as of the Closing Date that the Administrative Agent may deem reasonably necessary to satisfy the Collateral Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (it being understood that the Borrower providing authorization to the Administrative Agent to take such actions or make such recordings and filings that can be taken or made by the Administrative Agent and to the extent agreed to be taken or made by the Administrative Agent shall be reasonably satisfactory to the Administrative Agent);
(iii)copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Administrative Agent with respect to the Borrower and the Pledgor; and
(iv)an opinion from Kirkland & Ellis LLP, financing counsel to the Borrower and the Pledgor.
(b)The Closing Fee and all fees and expenses due to the Administrative Agent, the Collateral Agent, the Administrative Agent and its Affiliates required to be paid on the date of the initial Borrowing and (in the case of expenses) invoiced at least three (3) Business Days before such date (except as otherwise reasonably agreed by the Borrower) shall have been paid from the proceeds of the initial funding under the Facilities.
(c)All Collateral Accounts shall have been established and made subject to Control Agreements.
(d)The Administrative Agent shall have received evidence reasonably satisfactory to it that (i) the TPG Preferred Equity shall be repaid or redeemed in full, and otherwise terminated, and (ii) the Borrower shall have no outstanding Indebtedness other than the Initial Term Loans and the Indebtedness permitted under Section 7.02, in each case after giving effect to such initial Credit Extension and the occurrence of the Transactions on the Closing Date.
Section 4.03Conditions to All Credit Extensions.
The obligation of each Lender to honor any Committed Loan Notice (other than a Committed Loan Notice requesting a continuation of SOFR Loans and other than a Committed Loan Notice made in connection with any Incremental Amendment, which shall be governed by Section 2.13(d)), other than on the Closing Date, is subject to the following conditions precedent:
(a)The Administrative Agent shall have received a Committed Loan Notice in accordance with the requirements hereof.
(b)No Default or Event of Default shall exist and be continuing or would immediately result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c)Other than in respect of any Credit Extension on the Closing Date, the representations and warranties of the Borrower and the Pledgor set forth in Article V and in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects only with respect to such earlier date.
(d)The Borrower shall have delivered to the Administrative Agent a certificate, dated as of the date of such Credit Extension, by a Responsible Officer of the Borrower, confirming satisfaction of Sections 7.17 and 7.18 on a pro forma basis taking into account such Credit Extension.
Each Committed Loan Notice (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type), or a continuation of SOFR Loans submitted by the Borrower after the Closing Date shall be deemed to be a representation and warranty that the conditions specified in Section 4.03(a) (or, in the case of a Committed Loan Notice made in connection with an Incremental Amendment, the conditions specified in Section 2.13(d) have been satisfied on and as of the date of the applicable Credit Extension).
Article V
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Agents and the Lenders, on behalf of itself, as of the Closing Date and as of the date of each Borrowing (except to the extent that such representations and warranties are stated to be as of a specific date, in which case they shall be true and correct as of such date) and, solely to the extent expressly specified in this Article V, on behalf of or with respect to the Double E Joint Venture or its business, operations, assets or liabilities, as of the Closing Date only, that:
Section 5.01Existence, Qualification and Power; Compliance with Laws. Each of the Borrower and the Double E Joint Venture (a) is a Person duly organized or formed, validly existing and in good standing (where relevant) under the Laws of the jurisdiction of its organization or formation, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions, and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case, referred to in clauses (a) (with respect to the good standing of the Double E Joint Venture), (b)(i), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect on the Borrower or, as of the Closing Date, on the Double E Joint Venture.
Section 5.02Solvency.
(a)As of the Closing Date and the date of each Borrowing, the Borrower is Solvent.

(b)As of the Closing Date only, the Double E Joint Venture is Solvent.
Section 5.03Authorization; No Contravention. The execution, delivery and performance by the Borrower of each Loan Document to which the Borrower is a party, and the consummation of the Transactions, (a) are within the Borrower’s limited liability company or other powers, (b) have been duly authorized by all necessary limited liability company or other organizational action, and (c) do not (i) contravene the terms of any of the Borrower’s Organization Documents, (ii) breach the terms of any Contractual Obligations of the Borrower, (iii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than Permitted Liens), or require any payment to be made under (x) any material Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties or assets of the Borrower (including, without limitation, the JV LLC Agreement) or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject, or (iv) violate any Law binding on the Borrower; in each case to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the Transactions.
Section 5.04Separateness. Neither the Borrower nor the Double E Joint Venture has taken any action that is reasonably likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization, or other insolvency proceeding.
Section 5.05Binding Effect. This Agreement and each other Loan Document to which the Borrower is a party has been duly executed and delivered by the Borrower. This Agreement and each other Loan Document to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and general principles of equity and fair dealing and (ii) the need for filings, recordations and registrations necessary to create or perfect the Liens on the Collateral granted by the Borrower in favor of the Secured Parties.
Section 5.06Governmental Authorization. No material approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, the Borrower or the Double E Joint Venture, as applicable, of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by the Borrower of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof), if and to the extent required to be perfected hereunder, or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings, recordings and registrations with Governmental Authorities necessary to perfect the Liens on the Collateral granted by the Borrower in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or to be in full force and effect pursuant to the Collateral Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

Section 5.07Financial Statements; No Material Adverse Effect.
(a)The Audited Financial Statements fairly present in all material respects the financial condition of the Double E Joint Venture and the Borrower, respectively, as of the date(s) thereof and (as applicable) its or their respective results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.
(b)As of the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect on the Borrower or the Double E Joint Venture, since the delivery of the Audited Financial Statements.
(c)As of the date of each Credit Extension after the Closing Date, and measured as of that date of Credit Extension, to the knowledge of the Borrower, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect on the Borrower or the Double E Joint Venture, since the Closing Date.
(d)The Borrower and the Double E Joint Venture, do not have any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) obligations arising under or in accordance with the Loan Documents, (ii) liabilities incurred in the ordinary course of business and (iii) liabilities disclosed in the Audited Financial Statements) that, either individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect on the Borrower or, as of the Closing Date, on the Double E Joint Venture.
Section 5.08Environmental Matters. Except as set forth on Schedule 5.08 or for matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Borrower or, as of the Closing Date, on the Double E Joint Venture, (a) no unresolved Environmental Claim or penalty under Environmental Laws has been received or incurred by the Borrower or the Double E Joint Venture, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened in writing against the Borrower or the Double E Joint Venture, which allege a violation of or liability under any Environmental Laws, (b) the Borrower and the Double E Joint Venture have obtained, and maintain in full force and effect, all permits, registrations and licenses required by Governmental Authorities under Environmental Laws for the conduct of their businesses and operations as currently conducted, and each of the Borrower and the Double E Joint Venture is, and has since its respective formation (or, following the fifth anniversary of its respective formation, in the last five (5) years) been, in compliance with the terms and conditions of all such permits, registrations and licenses and with all applicable Environmental Laws, (c) neither the Borrower nor the Double E Joint Venture is currently conducting, funding or responsible for any investigation, monitoring, remediation, remedial action or cleanup of any Release of Hazardous Materials, in each case that is required under Environmental Laws, (d) there has been no Release or, to the knowledge of the Borrower, threatened Release, of Hazardous Materials by the Borrower or the Double E Joint Venture or by any other person, at any property currently or formerly owned or operated by the Borrower or the Double E Joint Venture that would reasonably be expected to give rise to any liability of the Borrower or the Double E Joint Venture or Environmental Claim against the Borrower or the Double E Joint Venture under any Environmental Laws, (e) no Hazardous Material has been generated, owned or controlled by the Borrower or the Double E Joint Venture and transported to any location other than any property owned or operated by the Borrower or the Double E Joint Venture for disposal or Released at any location in a manner that would reasonably be expected to give rise to an Environmental Claim or other liability under Environmental Laws of the Borrower or the

Double E Joint Venture, and (f) neither the Borrower nor the Double E Joint Venture has expressly retained or assumed, by contract or, to the Borrower’s knowledge, operation of law, any material liabilities or obligations of any other Person arising under Environmental Law. Representations and warranties of the Borrower and the Double E Joint Venture with respect to environmental matters are limited to those in this Section 5.08 unless expressly stated.
Section 5.09Litigation. Except as disclosed on Schedule 5.09, there are no actions, suits, proceedings, claims, disputes or investigations pending or threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or the Double E Joint Venture or against any of their respective properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Borrower or, as of the Closing Date, on the Double E Joint Venture.
Section 5.10Taxes Each of the Borrower and the Double E Joint Venture has filed all U.S. federal and all other material tax returns required to be filed by it, and has paid all U.S. federal and other material Taxes levied or imposed on it or its properties that are due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed written Tax deficiency or assessment known to the Borrower that would, if made, individually or in the aggregate, have a Material Adverse Effect on the Borrower or, as of the Closing Date, on the Double E Joint Venture. The Borrower is treated as a disregarded entity for U.S. federal income tax purposes.
Section 5.11Margin Regulations; Investment Company Act.
(a)The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, in either case in violation of Regulation U, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U.
(b)The Borrower neither is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
Section 5.12Energy Regulatory Matters.
(a)The Borrower is not subject to the jurisdiction of the Federal Energy Regulatory Commission as a “natural gas company” pursuant to the Natural Gas Act and will not become subject to such jurisdiction as a result of the Loans contemplated in this Agreement.
(b)Double E Joint Venture has obtained and accepted a certificate of public convenience and necessity issued by the Federal Energy Regulatory Commission for the operation of the Project and is in material compliance with the terms of that certificate; the Double E Joint Venture is a “natural gas company” subject to the jurisdiction of the Federal Energy Regulatory Commission pursuant to the Natural Gas Act.
Section 5.13Ownership of Property. As of the Closing Date, the Borrower does not own nor has ever owned any Real Property. As of the date of each Credit Extension after the Closing Date, the Borrower does not own any Real Property other than Real Property expected to be contributed to the Double E Joint Venture within one hundred and twenty (120) days after the acquisition thereof. Each of the Borrower and the Double E Joint Venture has good and valid record title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all Real Property and personal property (as applicable) necessary in the ordinary conduct of its business, free and clear of all Liens except for Permitted Liens and except where the failure to have such title or other interest would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.14Disclosure. As of the Closing Date, no report, financial statement, certificate or other written information furnished by or on behalf of the Borrower or the Double E Joint Venture (other than projected financial information, pro forma financial information, financial estimates, forecasts and forward-looking information and information of a general economic or industry nature) to any Agent or any Lender or any independent consultant in connection with the Transactions and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading. With respect to projected financial information, pro forma financial information, financial estimates, forecasts and forward-looking information, the Borrower represents, as of the Closing Date, that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.
Section 5.15Subsidiaries; Equity Interests. As of the Closing Date, the Borrower and the Double E Joint Venture do not have any Subsidiaries other than as set forth on Schedule 5.15, and all of the outstanding Equity Interests owned by the Borrower and the Double E Joint Venture in any such Subsidiaries have been validly issued and are fully paid, and all Equity Interests owned by the Borrower and the Double E Joint Venture in any such Subsidiaries are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any other Permitted Lien. Schedule 5.15 (a) sets forth the name and jurisdiction of the Borrower and (b) sets forth the ownership interest of the Borrower in each Subsidiary of the Borrower, including the percentage of such ownership as of the Closing Date.
Section 5.16Security Documents. Each Collateral Document delivered pursuant to Section 4.01, Section 6.11 and Section 6.12 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby and (i) when financing statements and other filings in appropriate form are filed in the offices in the jurisdiction of organization of the Borrower and the Pledgor and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement), the Liens created by the Collateral Documents shall constitute fully perfected Liens on, and security interests in (to the extent intended to be created thereby), all right, title and interest of the grantors in such Collateral to the extent perfection can be obtained by filing financing statements, possession or control, in each case subject to no Liens other than Permitted Liens.
Section 5.17Status as Senior Debt. The Obligations shall rank pari passu in right of payment with any other senior Indebtedness of the Borrower of the type set forth in clause (a) of the definition of Indebtedness and any Additional Pari Passu Permitted Debt; provided that, for the avoidance of doubt the Term Loans and any Additional Pari Passu Permitted Debt shall rank junior in right of payment with any Super-Priority Permitted Indebtedness.

Section 5.18ERISA Compliance.
(a)Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Borrower, each Plan maintained by the Borrower or any ERISA Affiliate is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder and other federal or state Laws.
(b)(i) No ERISA Event with respect to any Plan has occurred during the five (5) year period prior to the date on which this representation is made or deemed made, or since the inception of any Plan (whichever is more recent), or is reasonably expected to occur, (ii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan, and (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the preceding clauses of this Section 5.18(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect on the Borrower.
(c)(i) The Plans of the Borrower and any ERISA Affiliate are funded to the extent required by the terms of each Plan, if any, and by Law or otherwise to comply with the requirements of any Law applicable in the jurisdiction in which the relevant pension scheme is maintained, and (ii) neither the Borrower nor any ERISA Affiliate maintains or contributes to a Plan that is, or is expected to be, in at risk status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), except, with respect to each of the preceding clauses of this Section 5.18(c), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Borrower.
Section 5.19Use of Proceeds.
(a)The Borrower shall use the proceeds of the Initial Term Loans to (a) refinance or repay in full the existing senior secured indebtedness of the Borrower incurred pursuant to the Existing Credit Agreement, (b) make distributions to the Pledgor, for purposes of repaying or redeeming in full the outstanding TPG Preferred Equity, (c) fund capital expenditures and other costs with respect to the Project, (d) make a distribution to the Sponsor and/or its affiliates in an amount equal to $85,000,000 on or before the date that is ten (10) Business Days after the Closing Date (the “Closing Date Distribution”), (e) fund the Debt Service Reserve Account in an amount equal to the DSR Requirement, (f) pay the fees and expenses incurred in connection with the Transactions and (g) fund general corporate purposes.
(b)The Borrower shall use the proceeds of the Delayed Draw Term Loans to (i) fund capital expenditures and other costs with respect to the Project, (ii) fund the Debt Service Reserve Account in an amount equal to the DSR Requirement, (iii) pay the fees and expenses incurred in connection with the Transactions, (iv) reimburse, in the form of distributions to the Sponsor and/or its affiliates, any amount of capital call fundings made by the Sponsor and/or its affiliates on behalf of the Borrower or the Double E Joint Venture as a result of the Borrower not being able to utilize any remaining Delayed Draw

Loan Commitments for such capital call fundings due to its inability to make the representation set forth in Section 5.07(c) and (v) fund general corporate purposes.
(c)The Borrower shall apply the proceeds from any Nuveen Incremental Term Facility towards the Incremental Term Facility Uses.
Section 5.20FCPA; USA PATRIOT Act; Anti-Terrorism Laws.
(a)The Borrower, the Double E Joint Venture and their respective directors, officers, and employees (acting for or on behalf of the Borrower or the Double E Joint Venture), and to the knowledge of the Borrower, their respective agents and controlled Subsidiaries, are in compliance with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder (the “FCPA”) and all other applicable anti-corruption laws. The Borrower and the Double E Joint Venture have instituted and maintain or are subject to policies and procedures designed to promote and achieve continued compliance with applicable laws, including the FCPA, bearing in mind the nature and scope of their existing business activities.
(b)To the extent applicable, the Borrower, the Double E Joint Venture and their respective directors, officers and employees (acting for or on behalf of the Borrower or the Double E Joint Venture), and to the knowledge of the Borrower, their respective agents and controlled Subsidiaries, are in compliance with (i) the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) applicable portions, if any, of the USA PATRIOT Act.
(c)Neither the Borrower nor the Double E Joint Venture or their respective directors, officers, and employees or, to the knowledge of the Borrower, their respective agents and controlled Subsidiaries, is a Sanctioned Person.
Section 5.21No Default or Event of Default. No Default or Event of Default has occurred and is continuing.
Section 5.22Nature of Business. Neither the Borrower nor the Double E Joint Venture has conducted any business other than the development, construction, ownership, financing, operation and maintenance of the Project and, in each case, activities related and incidental thereto.
Section 5.23Accounts. Other than the Collateral Accounts and the Excluded Accounts, the Borrower does not have any “deposit accounts” or “securities accounts” as those terms are defined in Section 9-102(a) and Section 8-501, respectively, of the UCC, except any such account that will be terminated within thirty (30) days after the Closing Date.
Article VI
AFFIRMATIVE COVENANTS
Until Payment in Full, from and after the Closing Date, the Borrower shall, and solely to the extent Sections 6.02, 6.03, 6.05(c), 6.06, 6.07, 6.08, 6.13, 6.14 and 6.16 expressly apply to the Double E Joint Venture, shall take Required Action to cause the Double E Joint Venture to (it being further understood and agreed that, as to any applicable covenant or obligation, if after the Borrower has taken Required Action with respect to the Double E Joint Venture and the Double

E Joint Venture has not complied with such covenant or obligation, no Default or other breach of such covenant or obligation shall have occurred):
Section 6.01Financial Statements.
(a)Commencing with the fiscal year ended December 31, 2025, deliver to the Administrative Agent for prompt further distribution to each Lender, within one hundred twenty (120) days after the end of each fiscal year, a balance sheet of the Borrower and, as at the end of such fiscal year, the related statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form, the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not contain any qualifications or exceptions as to the scope of such audit or any “going concern” explanatory paragraph or like qualification (other than resulting from the impending maturity of any Indebtedness);
(b)Deliver to the Administrative Agent for prompt further distribution to each Lender, within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, commencing with the fiscal quarter ending March 31, 2026, an unaudited balance sheet of the Borrower as at the end of such fiscal quarter and in comparative format, the prior fiscal year-end, and the related unaudited statements of income or operations for such fiscal quarter and the portion of the fiscal year then ended, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, and statements of stockholders’ equity for the current fiscal quarter and statement of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form, the figures for the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
(c)Commencing with the fiscal year ended December 31, 2025, deliver to the Administrative Agent for prompt further distribution to each Lender, within one hundred twenty (120) days after the end of each fiscal year, a balance sheet of the Double E Joint Venture and, as at the end of such fiscal year, the related statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form, the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not contain any qualifications or exceptions as to the scope of such audit or any “going concern” explanatory paragraph or like qualification (other than resulting from the impending maturity of any Indebtedness); and
(d)Deliver to the Administrative Agent for prompt further distribution to each Lender, within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Double E Joint Venture, commencing with the fiscal quarter ending March 31, 2026, a balance sheet of the Double E Joint Venture as at the end of such fiscal quarter and in comparative format, the prior fiscal year-end and the related statements of income or operations for such fiscal quarter and the portion of the fiscal year then ended, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, and statements of stockholders’ equity for the current fiscal quarter and statement of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form, the figures for the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Double E Joint Venture, in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
Documents required to be delivered pursuant to this Section 6.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or any direct or indirect parent of the Borrower) posts such documents, or provides a link thereto on the website on the Internet at the Borrower’s website, or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks, Debtdomain, Roadshow Access (each if applicable) or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), in each case the access thereto may be subject to password protection and may require customary acknowledgements, including with respect to confidentiality; provided that, (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent, and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.
Section 6.02Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to the Borrower’s and the Double E Joint Venture’s properties and business against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, except where the failure to maintain such insurance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Borrower or the Double E Joint Venture.
Section 6.03Energy Regulatory Matters. The Borrower shall not be subject to the jurisdiction of the Federal Energy Regulatory Commission as a “natural gas company” pursuant to the Natural Gas Act and shall not become subject to such jurisdiction as a result of the Loans contemplated in this Agreement. Double E Joint Venture is a “natural gas company” subject to the jurisdiction of the Federal Energy Regulatory Commission pursuant to the Natural Gas Act, and as such, Double E Joint Venture shall comply with all applicable regulations and requirements of the Federal Energy Regulatory Commission and with the terms of and conditions of its certificate of public convenience and necessity for the Project, except to the extent that its failure to comply would not result in a Material Adverse Effect on the Double E Joint Venture.

Section 6.04Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:
(a)no later than five (5) Business Days after the actual delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;
(b)promptly and in any case no later than five (5) Business Days after actual receipt thereof, (i) (A) each Development Budget Amendment, Proposed Operating Budget, Operating Budget, Operating Budget Amendment and any other budget of the Double E Joint Venture relating to the Project, (B) each Construction Opportunity and Construction Opportunity Budget and any amendment thereto, (C) each amendment to the Capacity Policy or the Project Execution Plan, (D) each Capital Call Forecast and Capital Call Notice, and (E) other reports and information provided to the Borrower pursuant to and as defined in the JV LLC Agreement (in each case, other than ministerial documentation) (with capitalized terms used in this clause (i) but not defined in this Agreement having the meanings given to such terms in the JV LLC Agreement) and (ii) any amendment, waiver or other modification of the JV LLC Agreement;
(c)commencing with the fiscal year ending December 31, 2026, within thirty (30) days after the end of each fiscal year, a completed “Responsible Investing Toolkit”-survey (in the form delivered to the Borrower on February 5, 2026); provided, that (i) compliance with this covenant shall be satisfied solely by the delivery of such survey and (ii) any failure to demonstrate, achieve, maintain or otherwise satisfy any specific criteria, levels, ratings or scores (or similar measurements) shall not constitute a Default or other breach of this covenant or the obligations hereunder;
(d)solely to the extent an “Operating Budget”, under and as defined in the JV LLC Agreement, is no longer produced to the Borrower and delivered to the Administrative Agent in accordance with Section 6.04(b), within thirty (30) days prior to the end of each fiscal year, the Annual Budget of Double E Joint Venture; and
(e)promptly and in any case no later than five (5) Business Days, such material amendments and additional material information regarding the business, legal, financial or corporate affairs of the Borrower, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.
Section 6.05Notices. Promptly, and in any case no later than 5 (five) Business Days after a Responsible Officer of the Borrower has obtained knowledge thereof, notify the Administrative Agent:
(a)of the occurrence of any Default or Event of Default;
(b)of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect on the Borrower or the Double E Joint Venture;
(c)of the filing or commencement of any material action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against the Borrower or the Double E Joint Venture, or (ii) with respect to any Loan Document;
(d)of any changes in the beneficial ownership of the Borrower or the Double E Joint Venture;

(e)of the occurrence of any Casualty Event reasonably expected by the Borrower to be in excess of $5,000,000; and
(f)of the occurrence of a material ERISA Event with respect to which the Borrower has received a written notice from the Double E Joint Venture.
Each notice pursuant to this Section 6.05 shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) stating that such notice is being delivered pursuant to Section 6.05(a), (b), (c), (d), (e) or (f) (as applicable) and (y) describing in reasonable detail of the occurrence referred to therein and stating in reasonable detail what action the Borrower has taken and proposes to take with respect thereto.
Section 6.06Payment of Tax Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of the Borrower’s and the Double E Joint Venture’s business, all of their material obligations and liabilities in respect of U.S. federal income and other material Taxes imposed upon them or upon their income or profits or in respect of their property, except, in each case, to the extent any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP.
Section 6.07Preservation of Existence, Etc.
(a)Preserve, renew and maintain in full force and effect the Borrower’s and the Double E Joint Venture’s legal existence under the Laws of the jurisdiction of their organization; and
(b)take all reasonable action to maintain all rights, privileges (including their good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of their business, except, in each case, (i) to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Borrower or the Double E Joint Venture, or (ii) pursuant to a transaction permitted by Article VII.
Section 6.08Compliance with Laws.
(a)Comply in all material respects with the requirements of all Laws, including applicable Sanctions, anti-corruption and anti-money laundering rules and regulations, with respect to the Borrower and the Double E Joint Venture, and all material orders, writs, injunctions and decrees applicable to them or to their business or property.
(b)Maintain or be subject to policies and procedures designed to promote and achieve continued compliance with (i) the FCPA in all respects and (ii) all other applicable laws in all material respects, in each case bearing in mind the nature and scope of the Borrower’s and Double E Joint Venture’s business activities.
Section 6.09Books and Records. Maintain proper books of record and account, in which entries are full, true and correct in all material respects and are in conformity with GAAP consistently applied and which reflect all material financial transactions and matters involving the material assets and business of the Borrower and the Double E Joint Venture, as the case may be.

Section 6.10Inspection Rights. Permit representatives and independent contractors of the Administrative Agent, Collateral Agent and each Lender to visit and inspect any of the Borrower’s or the Double E Joint Venture’s corporate offices, to examine their corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their affairs, finances and accounts with their directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), in each case at the sole expense of the Administrative Agent, Collateral Agent and each Lender, as applicable, and at such reasonable times during normal business hours and upon reasonable advance written notice to the Borrower or the Double E Joint Venture, as applicable, and subject to the confidentiality provisions set forth herein; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year; provided, further, that when an Event of Default exists, the Administrative Agent, the Collateral Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower or the Double E Joint Venture, as applicable, at any time during normal business hours and upon reasonable advance notice. Notwithstanding anything to the contrary in this Section 6.10, the Borrower and the Double E Joint Venture shall not be required to disclose, or permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent, the Collateral Agent or any Lender (or their respective representatives or contractors) is prohibited by Law, or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product.
Section 6.11Additional Collateral. Take all action necessary or reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral Requirement continues to be satisfied, including if reasonably requested by the Administrative Agent or, at the direction of the Administrative Agent, the Collateral Agent, within ten (10) Business Days, after such request (or such longer period as (x) may be reasonably necessary to deliver items that are not, with commercially reasonable efforts, deliverable within such initial period or (y) that the Administrative Agent in its discretion or the Collateral Agent (as directed by the Administrative Agent) may agree in writing in its judgment), deliver to the Collateral Agent any items necessary from time to time to satisfy the Collateral Requirement with respect to perfection and existence of security interests with respect to property of the Borrower acquired after the Closing Date and subject to the Collateral Requirement.
Section 6.12Further Assurances. Promptly upon reasonable request by the Administrative Agent or the Collateral Agent (at the direction of the Administrative Agent) (a) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of the First Lien Intercreditor Agreement or any Collateral Document or other document or instrument relating to any Collateral, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of the First Lien Intercreditor Agreement or the Collateral Documents, to the extent required pursuant to the Collateral Requirement.
Section 6.13Separateness. Each of the Borrower and the Double E Joint Venture shall not take any action that is reasonably likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization, or other insolvency proceeding. Without limiting the foregoing and except as contemplated by the Loan Documents, each of the Borrower and the Double E Joint Venture shall, at all times:
(a)conduct in all material respects its own business in its own name and through authorized agents pursuant to its Organization Documents;
(b)maintain separate bank accounts in its own name and separate from those of any Affiliate; and
(c)not allow funds or other assets to be commingled with the funds and other assets of, held by, or registered in the name of, any Affiliate, and maintain its assets in such a manner that it is not costly or difficult to identify or ascertain such assets.
Section 6.14Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of the Borrower’s and the Double E Joint Venture’s material properties and equipment necessary in the operation of their business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted.
Section 6.15Maintenance of Collateral Accounts. Maintain each Collateral Account and Excluded Account, to the extent required under Section 2.15 or any other applicable provision of any Loan Document.
Section 6.16Accounting Changes. Promptly, and in any case no later than ten (10) Business Days after any change in their respective fiscal years, the Borrower or the Double E Joint Venture, as applicable, shall provide written notice to the Administrative Agent or any such change in its fiscal year, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.
Section 6.17Preservation of Status as Senior Debt. This Agreement, and the Obligations evidenced hereby, are and will at all times rank in right of payment at least pari passu, without preference or priority, with all other senior Indebtedness of the Borrower (including any other Pari Passu Permitted Debt), whether now existing or hereafter outstanding; provided, however, that any Super-Priority Permitted Indebtedness shall rank senior in right of payment and enforcement to the Obligations and all other obligations under any Pari Passu Permitted Debt.
Section 6.18Maintenance of Rating. Use commercially reasonable efforts to (i) assist the Sole Lead Arranger in the process of obtaining (on or prior to December 31, 2026 or such earlier date as reasonably agreed between the Administrative Agent and the Borrower) and thereafter (ii) maintain, a private letter credit rating (but not to obtain or maintain any specific rating) from any one of S&P, Fitch, Moody’s and Kroll, or any other rating agency mutually agreed by the Administrative Agent and the Borrower.

Article VII
NEGATIVE COVENANTS
Until Payment in Full, from and after the Closing Date:
Section 7.01Liens. The Borrower shall not create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for Permitted Liens.
Section 7.02Indebtedness. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness, except for Permitted Debt.
Section 7.03Investments. The Borrower shall not make or hold any Investments, except for Permitted Investments.
Section 7.04Fundamental Changes. The Borrower shall not merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person or take any action or consent to any action (including the admission of any additional equity owner or member or the filing of any election) that would cause it to be treated as other than a disregarded entity for tax purposes, except for Permitted Fundamental Changes.
Section 7.05Dispositions. The Borrower shall not make any Disposition, except for Permitted Dispositions.
Section 7.06Speculative Transactions. The Borrower shall not enter into any Interest Rate Hedge Agreements except the Secured Interest Rate Hedge Agreements (including all Hedge Transactions thereunder) provided by the Hedge Banks.
Section 7.07Restricted Payments. The Borrower shall not declare or make any Restricted Payment, except (in each case of the following, except for clauses (a), (b), (d), and (i), solely to the extent of funds available in accordance with Section 2.15(h)(ix)(A) and Section 2.15(i)(i)):
(a)the Borrower may, if permitted pursuant to Section 2.13(d)(ii), make a Restricted Payment on the date of the funding of the applicable Incremental Term Loans;
(b)the Closing Date Distribution and the distributions to the Pledgor on the Closing Date for purposes of repaying or redeeming in full the outstanding TPG Preferred Equity;
(c)reimbursements, in the form of Restricted Payments to the Sponsor and/or its affiliates, of any amount of capital call fundings made by the Sponsor and/or its affiliates on behalf of the Borrower or the Double E Joint Venture as a result of the Borrower not being able to utilize any remaining Delayed Draw Loan Commitments for such capital call fundings due to its inability to make the representation set forth in Section 5.07(c);
(d)Restricted Payments that are made in an amount equal to the amount of Excluded Proceeds previously received and the Borrower elects to apply under this clause (d); provided that, Restricted Payments using proceeds of Pari Passu Permitted Debt shall be subject to satisfaction of the Restricted Payment Conditions;

(e)to the extent constituting Restricted Payments, the Borrower and its Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.03 or Section 7.08 (other than Section 7.08(d));
(f)the Borrower may make Restricted Payments to any direct or indirect parent of the Borrower, with respect to each taxable year ending after the Closing Date for which the Borrower is treated as a partnership or disregarded entity for U.S. federal income tax purposes, the payment of distributions to the Borrower’s equity owners in an aggregate amount equal to the product of (A) the net taxable income of the Borrower for such taxable year, reduced by any cumulative and taxable loss of the Borrower with respect to all prior taxable years to the extent such cumulative net taxable loss is actually deductible by the equity owners against such taxable income if such loss had been incurred in the taxable year in question (assuming that the equity owners have no items of income, gain, loss, deduction or credit other than through the Borrower) and has not previously been taken into account in determining Permitted Tax Distributions and (B)  the assumed tax rate, which reflects the highest marginal U.S. federal, state and local income tax rates applicable to an individual resident or corporation (whichever is higher) doing business in New York, NY (taking into account the character of the taxable income in question (long-term capital gain, qualified dividend income, etc.), the deductibility of state and local income taxes for U.S. federal income tax purposes (and any applicable limitation thereon) and not taking into account any basis adjustments under Section 743 of the Code (or any comparable provisions of state and local law), but not taking into account any partner-level calculations or deductions, including any applicable deduction attributable to Section 199A of the Code); provided that, any distributions under this clause (f) with respect to any such taxable year may be made in installments during the course of the taxable year using reasonable estimates of the anticipated aggregate amount of distributions for such taxable year, with (x) any excess of aggregate installments with respect to any such taxable year over the actual amount of distributions permitted for such taxable year reducing any distributions under this clause (f) with respect to the immediately subsequent taxable year (and, to the extent such excess is not fully absorbed in the immediately subsequent taxable year, the following year(s)) and (y) any excess of the actual amounts of distributions permitted for such taxable year over the aggregate installments with respect to any such taxable year increasing any distributions under this clause (f) with respect to the immediately subsequent taxable year (any such Restricted Payment permitted under this clause (f), a “Permitted Tax Distribution”), provided such proceeds are transferred from amounts on deposit in or credited to the Distribution Account or the Distribution Suspense Account, and provided, further, that each of the Restricted Payment Conditions shall be satisfied at the time of the making of any such Restricted Payment from the Distribution Suspense Account;
(g)to the extent with funds available in the Distribution Account, from the Distribution Account;
(h)the Borrower may declare and make Restricted Payments on the Closing Date with a portion of the proceeds from the Initial Term Loans to the Pledgor, for purposes of repaying or redeeming in full the outstanding TPG Preferred Equity; and
(i)the Borrower may make any Restricted Payment with funds available in the Distribution Suspense Account, so long as the Restricted Payment Conditions are satisfied.
Section 7.08Transactions with Affiliates. The Borrower shall not, directly or indirectly, enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than (a) transactions on terms substantially as favorable to the

Borrower as would be obtainable by the Borrower at the time in a comparable arm’s-length transaction with a Person other than an Affiliate; provided that for any such transaction involving amounts exceeding $3,000,000 in the aggregate, the Borrower shall have given the Administrative Agent prior written notice of such transaction, together with a certificate of a Responsible Officer of the Borrower certifying that such transaction satisfies the requirements of this clause (a), (b) the Transactions and the payment of Transaction Expenses as part of or in connection with the Transactions, (c) any transaction with or contribution made to the Double E Joint Venture pursuant to the terms of the JV LLC Agreement, (d) Restricted Payments permitted under Section 7.06, and Investments permitted under Section 7.03, (e) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of the Borrower (or any direct or indirect parent of the Borrower) in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower to the extent such amounts are paid out of an Excluded Account, and (f) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect.
Section 7.09Subsidiaries. The Borrower (a) shall have no direct Subsidiaries other than the Double E Joint Venture and (b) shall not consent to the creation of, nor suffer to permit any Person to become, any Subsidiary of the Double E Joint Venture, other than in connection with a Special Construction Project or Construction Opportunity (each as defined in the JV LLC Agreement), without having first obtained the consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed.
Section 7.10Amendments to Borrower’s Organization Documents. The Borrower shall not alter, modify or terminate its Organization Documents in a manner that is materially adverse to the interests of the Agents or the Lenders.
Section 7.11Change in Nature of Business.
(a)The Borrower shall not directly operate any material business; provided that, for the avoidance of doubt, the following (and activities incidental thereto) shall not constitute the operation of a business and shall in all cases be permitted to the extent not otherwise restricted under the terms of this Agreement: (i) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance and performance of activities relating to its officers, directors, managers and employees and those of its direct or indirect parent companies), (ii) the entering into, and performance of its obligations with respect to, the Loan Documents and any other Indebtedness expressly permitted under the Loan Documents, the consummation of the Transactions and the consummation of any other transaction otherwise expressly permitted by this Article VII, (iii) financing activities permitted by the Loan Documents, including the issuance of securities, incurrence of debt, payment of dividends, and making contributions to the Double E Joint Venture in accordance with the terms of this Agreement, (iv) participating in tax, accounting and other administrative matters, including compliance with applicable law and legal, tax and accounting matters related thereto and activities relating to its officers and directors, (v) holding any cash and Cash Equivalents, (vi) holding any other property intended to be contributed to the Double E Joint Venture or received by it as a distribution from the Double E Joint Venture and making further distributions with such property to the extent that those distributions are expressly permitted by this Article VII, (vii) holding any property or assets received by it in connection with the receipt of any Excluded Proceeds, (viii) providing indemnification to officers and directors, (ix) holding director meetings, preparing organizational records and other organizational activities required to maintain its separate organizational structure or to comply with applicable law, (x) filing tax reports and paying taxes and other customary obligations related thereto in the ordinary course (and contesting any taxes), (xi) entering into and performance of obligations with respect to contracts and other arrangements in connection with the activities contemplated by this Section 7.11, (xii) the preparation of reports to Governmental Authorities and to Pledgor, (xiii) the consummation of transactions contemplated by the JV LLC Agreement, (xiv) the performance of obligations under and compliance with its Organization Documents, any demands or requests from or requirements of a Governmental Authority or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including as a result of or in connection with the activities of its Subsidiaries; and (xv) any activities incidental to the foregoing or customary for passive holding companies. The Borrower shall not incur any Liens on Equity Interests of the Double E Joint Venture other than those for the benefit of any Secured Parties, the representatives to the First Lien Intercreditor Agreement and the creditors represented by such representatives and as permitted by the penultimate paragraph of Section 7.01.
(b)The Borrower shall not have any employees.
Section 7.12Capital Expenditures. The Borrower shall not make or incur any Capital Expenditures other than (i) its pro rata share of the amount required to fund the Project, (ii) Capital Expenditures made using Excluded Proceeds or using cash and Cash Equivalents in any Excluded Account, (iii) Capital Expenditures using proceeds of the Loans as set forth in Section 5.19 or (iv) in connection with a Committed Capacity Contract, Permitted Expansion or the Compression Addition, Capital Expenditures made using proceeds of Incremental Term Loans.
Section 7.13Actions under the JV LLC Agreement. (i) To the extent that the Borrower has consent rights under any section of the JV LLC Agreement, the Borrower shall not consent to any amendment or termination of the JV LLC Agreement to the extent such amendment or termination would reasonably be expected to materially and adversely affect distributions by the Double E Joint Venture, in each case without the approval of the Administrative Agent (which approval shall not be unreasonably withheld, conditioned or delayed) (provided that, in no event may the Borrower amend the provisions of Section 3.10, Section 5.3, Section 6.12 (to the extent constituting Required Consent Rights), Section 6.13 (to the extent constituting Required Consent Rights) or Section 8.1 of the JV LLC Agreement, or the defined terms related thereto set forth in Section 1.1 of the JV LLC Agreement, in each case without having first obtained the consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed), and (ii) to the extent that the Borrower has consent rights under Section 6.12 or Section 6.13 of the JV LLC Agreement (any such consent right of the Borrower, a “Required Consent Right”), the Borrower shall not consent to the Double E Joint Venture with respect to: (a) Section 6.12(s) of the JV LLC Agreement and entry into capital leases or sale lease-backs or creation of Liens by the Double E Joint Venture in an aggregate principal amount in excess of $20,000,000 (other than with respect to Permitted Debt or Permitted Liens), (b) the creation of subsidiaries of the Double E Joint Venture (other than the creation of subsidiaries that are ring-fenced and are investing in projects that do not materially and adversely impact the Project or subsidiaries created in connection with a Construction Opportunity or Special Construction Opportunity (each as defined in the JV LLC Agreement)) (c) issuances or repurchases of equity or debt interests in the Double E Joint Venture (other than (1) as permitted by Section 4.1, Section 4.2(f), Section 3.21 and Section 3.22 of the JV LLC Agreement, (2) an equity issuance in connection with a Permitted Expansion or the Compression Addition that does not result in (x) the Borrower owning less than 55% of all Equity Interests in the Double E Joint Venture or (y) a reduction in the amount or priority of distributions otherwise payable to the Borrower from the Double E Joint Venture from and after the Commercial Operation Date of such Permitted Expansion or the Compression Addition (a “Qualified Equity Issuance”), or (3) an equity issuance the Net Proceeds of which are used to prepay the Term Loan Facility and which in the case of this clause (3) does not result in an increase to the Total Debt to EBITDA Ratio after giving effect to such equity issuance and prepayment on a pro forma basis), (d) dispositions pursuant to Section 6.12(j) of the JV LLC Agreement (other than Dispositions the Net Proceeds of which are used to prepay the Term Loan Facility and which does not result in an increase to the Total Debt to EBITDA Ratio after giving effect to such Disposition and prepayment on a pro forma basis, or with respect to Dispositions that are not Material Dispositions), (e) taking any action under any of Sections 6.12(a), 6.12(e) of the JV LLC Agreement (other than to the extent the Restricted Payment Conditions have then been met), Section 6.12(g) of the JV LLC Agreement (other than capital contributions made using Excluded Proceeds), Section 6.12(i) of the JV LLC Agreement solely with respect to terminating any Material Contract or Transaction Document (as defined in the JV LLC Agreement), Sections 6.12(u)(i)-(iii) of the JV LLC Agreement, Sections 6.13(c), 6.13(d) or 6.13(e) of the JV LLC Agreement (other than any new series or class of equity created in connection with a Qualified Equity Issuance), (f) compliance with Sanctions and (g) changes in nature of business (which business of the Double E Joint Venture shall be development, construction, ownership, financing, operation and maintenance of the Project and activities related and incidental thereto), in each case without having first obtained the consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed, and (iii) the Borrower shall not consent to any amendment, terminations, modifications or waivers to the JV LLC Agreement that would reasonably be expected to result in a Material Adverse Effect on the Borrower or the Double E Joint Venture without the prior written consent of the Administrative Agent.
Section 7.14Accounting Changes; Change in Fiscal Year. The Borrower shall not make any change in accounting treatment and reporting practices or tax reporting treatment except as (a) required by GAAP, consistently applied, or required by Law and, to the extent material, disclosed to the Administrative Agent and (b) agreed to by its independent public accountants (provided that, the Borrower or the Double E Joint Venture may change its fiscal year in accordance with Section 6.16).
Section 7.15Sanctions The Borrower shall not request any Loan, and shall ensure that its directors, officers, employees and agents shall not directly or knowingly indirectly use the proceeds of any Loans (a) in further of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, in violation of any applicable anti-corruption and anti-money laundering rules and regulations, including applicable portions (if any) of the USA PATRIOT Act, (b) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case in violation of Sanctions applicable to any party hereto, or (c) in any other manner that would result in liability to any party hereto under any applicable Sanctions or the violation of any Sanctions by any such Person.
Section 7.16Negative Pledge Agreements. The Borrower shall not enter into any agreement or instrument that by its terms prohibits the granting of Liens to the Collateral Agent pursuant to the Collateral Documents, in each case other than (a) any contractual encumbrances or restrictions in effect on the Closing Date under any agreements related to Indebtedness existing on the Closing Date or any permitted renewal, extension or refinancing thereof that does not expand the scope of any such encumbrance or restriction, (b) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets which are the subject thereof), (c) customary restrictions contained in an agreement relating to Dispositions (to the extent permitted pursuant to Section 7.05), (d) customary provisions restricting assignment of such agreement and (e) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business which do not impair in any material respect the ability of the Borrower to comply with its obligations under the Loan Documents.

Section 7.17Total Debt to EBITDA Ratio. Commencing with the Quarterly Payment Date occurring on March 31, 2027, the Borrower shall not permit the Total Debt to EBITDA Ratio for any Test Period ending on the applicable Quarterly Payment Date set forth in the table below to exceed the Total Debt to EBITDA Ratio set forth for such fiscal quarter in the table below (for the avoidance of doubt, any calculation of Borrower EBITDA for purposes of this covenant shall, at the option of the Borrower, reflect the Borrower EBITDA Adjustment):

Quarterly Payment Date	Maximum Total Debt to EBITDA Ratio
3/31/2027	10.75:1.00
6/30/2027	10.75:1.00
9/30/2027	10.50:1.00
12/31/2027	10.50:1.00
3/31/2028	10.25:1.00
6/30/2028	10.25:1.00
9/30/2028	10.00:1.00
12/31/2028	10.00:1.00
3/31/2029	9.75:1.00
6/30/2029	9.75:1.00
9/30/2029	9.50:1.00
12/31/2029	9.50:1.00
3/31/2030	9.25:1.00
6/30/2030	9.00:1.00
9/30/2030	8.75:1.00
12/31/2030 and each fiscal quarter thereafter	8.50:1.00

Section 7.18Debt Service Coverage Ratio. Commencing with the Quarterly Payment Date occurring on June 30, 2026, the Borrower shall not permit the Debt Service Coverage Ratio for any Test Period ending on the applicable Quarterly Payment Date set forth in the table below to be less than the Debt Service Coverage Ratio set forth for such fiscal quarter in the table below (for the avoidance of doubt, any calculation of Borrower EBITDA for purposes of this covenant shall, at the option of the Borrower, reflect the Borrower EBITDA Adjustment):

Quarterly Payment Date	Minimum Debt Service Coverage Ratio
6/30/2026	1.000:1.00
9/30/2026	1.000:1.00
12/31/2026	1.000:1.00
3/31/2027	1.000:1.00

Quarterly Payment Date	Minimum Debt Service Coverage Ratio
6/30/2027	1.000:1.00
9/30/2027	1.025:1.00
12/31/2027	1.050:1.00
3/31/2028	1.075:1.00
6/30/2028	1.100:1.00
9/30/2028	1.125:1.00
12/31/2028	1.150:1.00
3/31/2029	1.175:1.00
6/30/2029	1.200:1.00
9/30/2029	1.225:1.00
12/31/2029 and each fiscal quarter thereafter	1.250:1.00

Section 7.19Accounts. The Borrower shall not have any “account” with a “bank” (within the meaning of Sections 4-104(a)(1) and 4-105(1) of the UCC, respectively) other than (a) the Collateral Accounts, (b) the Excluded Accounts, and (c) any other account that will be terminated within thirty (30) days after the Closing Date.
Article VIII
EVENTS OF DEFAULT AND REMEDIES
Section 8.01Events of Default. Any of the following from and after the Closing Date shall constitute an event of default (an “Event of Default”):
(a)Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; provided that, in each case a failure to pay caused by administrative or technical error shall not constitute an Event of Default if payment is made within five (5) Business Days of the discovery of such error or of the Administrative Agent notifying the Borrower of such error; or
(b)Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.05(a), Section 6.07(a), Section 6.17, Section 6.19 or Article VII; or
(c)Other Defaults. The Borrower or the Pledgor fails to perform or observe any other covenant (not specified in Section 8.01(a) or (b) above) contained in Article VI on its part to be performed or observed and such failure continues for thirty (30) days after written notice thereof by the Administrative Agent to the Borrower; provided that, (i) if such failure does not involve (w) the payment of money to any Person, (x) the delivery of financial statements pursuant to Section 6.01 (y) the delivery of Compliance Certificates pursuant to Section 6.04(a) or (z) the delivery of the Operating Budget pursuant to Section 6.04(b) (or the Annual Budget pursuant to Section 6.04(d), as applicable) and, in each case, is not susceptible to cure within such thirty (30) days from the earlier of the date a Responsible Officer of the Borrower obtains knowledge thereof or the Administrative Agent provides notice to the Borrower thereof and (ii) such Person is proceeding with diligence and good faith to cure such Default and such Default is susceptible to cure, such thirty (30)-day period shall be extended as may be necessary to cure such failure, such extended period not to exceed ninety (90) days in the aggregate (inclusive of the original thirty (30)-day period); provided, further, that, if the Borrower has taken all Required Actions then required of Borrower hereunder and the Double E Joint Venture has not complied with any covenant contained in Article VI to the extent applicable to it, such action or omission of Double E Joint Venture shall not constitute or give rise to a Default or Event of Default; or
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower herein, or by the Borrower or the Pledgor in any other Loan Document (including by the Borrower in respect of the Double E Joint Venture), or in any certificate required to be delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made provided that, if (i) the Borrower was not aware that such representation or warranty was incorrect at the time such representation or warranty was made, (ii) the fact, event or circumstance resulting in such incorrect representation or warranty is capable of being cured, corrected or otherwise remedied (including through the receipt and application of indemnification proceeds received from the prior owners of the Borrower or any Affiliate thereof), and (iii) such fact, event or circumstance resulting in such incorrect representation or warranty shall have been cured, corrected or otherwise remedied within thirty (30) days from the earlier date a Responsible Officer of the Borrower obtains knowledge thereof or the Administrative Agent provides notice to the Borrower thereof, such false or incorrect representation or warranty shall not constitute a Default or an Event of Default for purposes of the Loan Documents; or
(e)Cross Payment Default; Cross-Acceleration. The Borrower or the Double E Joint Venture (i) fails to make any payment beyond the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness for borrowed money hereunder) having an aggregate principal amount of not less than the Threshold Amount, or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, and, in each case, continues beyond the applicable grace period with respect thereto, the effect of which default or other event is to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(ii) shall not apply to: (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; (B) Indebtedness consisting of any Secured Interest Rate Hedge Agreements, unless such Secured Interest Rate Hedge Agreement has been terminated and the Swap Termination Amount is in excess of the Threshold Amount; and (C) any event requiring a prepayment or offer to purchase pursuant to customary asset sale or change of control provisions; or
(f)Inability to Pay Debts; Attachment. (i) The Borrower or the Double E Joint Venture becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of such Person and is not released, vacated or fully bonded within sixty (60) days after its issue or levy, or (iii) any final, non-appealable judgments for declaratory or injunctive relief shall have been entered against the Borrower or the Double E Joint Venture that could reasonably be expected to have a Material Adverse Effect on the Borrower or the Double E Joint Venture (other than any such judgment, the execution of which was effectively stayed within sixty (60) days after its entry and continues to be stayed); or
(g)Insolvency Proceedings, Etc. The Borrower or the Double E Joint Venture institutes or consents to the institution of any proceeding under any Debtor Relief Law, inability or fail generally to pay its debts as they become due, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) days, or an order for relief is entered in any such proceeding; or
(h)Judgments. There is entered against the Borrower or the Double E Joint Venture a final non-appealable judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgment or order shall not have been satisfied, vacated, discharged, stayed or bonded pending an appeal for a period of ninety (90) consecutive days; or
(i)Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.03 or Section 7.05) or as a result of acts or omissions by the Administrative Agent or Collateral Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower or the Pledgor contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral; or the Borrower or the Pledgor denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or
(j)Abandonment. Abandonment has occurred and is continuing; or
(k)Change of Control. There occurs any Change of Control; or
(l)ERISA. (i) An ERISA Event occurs which has resulted or would reasonably be expected to result in a Material Adverse Effect, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan and a Material Adverse Effect would reasonably be expected to result; or

(m)Material Contracts. Any Material Contract shall have been terminated, provided that, (i) no Event of Default with respect to the termination of a Material Contract shall be deemed to have occurred under this clause (m) so long as such Material Contract has been replaced within six (6) months of the occurrence of a Default under this clause (m) by a replacement agreement on substantially similar terms or otherwise in form and substance reasonably acceptable to the Administrative Agent; or
(n)Material Permit. Any Material Permit shall have been revoked and (i) such Material Permit has not been reinstated or replaced or (ii) such revocation has not otherwise been cured within 90 days thereof (provided that such initial 90-day period shall automatically renew for one (1) additional period of 90 days so long as (x) the Double E Joint Venture is diligently seeking to reinstate or replace such revoked Material Permit and (y) no Material Adverse Effect on the Borrower or the Double E Joint Venture has occurred and is continuing as a result of such revocation).
Section 8.02Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:
(i)terminate the Commitments and thereupon the Commitments shall terminate immediately, and the Lenders shall not be obligated, to make any additional Credit Extensions;
(ii)refuse to make (or permit to be made) any payments from any Collateral Account or any Proceeds (as defined in the UCC) or other funds held by Collateral Agent or Administrative Agent under the Loan Documents or on behalf of Borrower;
(iii)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, any unpaid fees accrued hereunder and all other Obligations and other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and
(iv)exercise on behalf of itself and the Lenders, and direct the Collateral Agent to exercise, all rights and remedies available to it and the Lenders, including under the Loan Documents, pursuant to the UCC, applicable Law, or at equity;
provided that, upon the occurrence of an Event of Default pursuant to Section 8.01(g) or of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code, the Commitments shall automatically terminate, the obligation of each Lender to make Loans shall automatically terminate, the Obligations, including the unpaid principal amount of all outstanding Loans and other amounts as aforesaid, shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.
Section 8.03Application of Funds. After the exercise of remedies provided for in Section 8.01(a) (or after the Loans have automatically become immediately due and payable), the Commitments have been reduced accordingly, any amounts or other distributions received on account of the Obligations, including any proceeds of Collateral, shall be applied by the

Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent or the Collateral Agent in its capacity as such;
Second, to payment of that portion of the Super-Priority Permitted Indebtedness constituting fees, indemnities and other amounts (other than principal and interest) payable to the applicable Secured Parties, ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Super-Priority Permitted Indebtedness constituting accrued and unpaid interest on such Indebtedness, and any fees, premiums and scheduled periodic payments due under Super-Priority Hedging Debt, ratably among the applicable Secured Parties in proportion to the respective amounts described in this clause Third payable to them;
Fourth, (a) to payment of that portion of the Super-Priority Permitted Indebtedness constituting unpaid principal, (b) to discharge or cash collateralize that portion of Super-Priority Letter of Credit Debt comprising the undrawn amount of letters of credit (in an amount equal to 103% of the undrawn amount of such letters of credit as of such date), and (c) to payment of any Swap Termination Amounts in connection with Super-Priority Hedging Debt, ratably among the applicable Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Fifth payable to them;
Sixth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans together with amounts owing in accordance with Section 3.05, and any fees, premiums, ratably among the applicable Secured Parties in proportion to the respective amounts described in this clause Sixth payable to them;
Seventh, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the applicable Secured Parties in proportion to the respective amounts described in this clause Seventh held by them;
Eighth, to the payment of all other Obligations of the Borrower that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.
In connection with the directing of payments described above, the Administrative Agent shall be entitled to receive and rely upon information provided by the Secured Parties in respect the amount of Obligations owing to such party, including without limitation in respect of amounts owing under Secured Interest Rate Hedge Agreements.
Article IX
ADMINISTRATIVE AGENT AND OTHER AGENTS
Section 9.01Appointment and Authorization of Agents.
(a)Each Lender (in its capacities as a Lender and on behalf of itself and its Affiliates as potential counterparts to Secured Interest Rate Hedge Agreements) hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, discretion, judgment, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)Each Lender (in its capacities as a Lender and on behalf of itself and its Affiliates as potential counterparts to Secured Interest Rate Hedge Agreements) hereby (i) agrees that it will be bound by and will take no actions contrary to the provisions of the First Lien Intercreditor Agreement and (ii) authorizes the Administrative Agent to enter into the First Lien Intercreditor Agreement as the First Lien Term Representative on behalf of such Lender.
(c)Except as provided in Section 9.09 and Section 9.11, the provisions of this Article IX are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions.
(d)(i)    Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its

Affiliates (whether as a payment. prepayment or repayment of principal, interest. fees or otherwise: individually and collectively. a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof). such Lender shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such demand from the Administrative Agent was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, net of any reasonable and documented expenses of such Lender incurred in connection with such repayment, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand. claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 9.01(f) shall be conclusive, absent manifest error.
(i)Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from. That specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter. return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such demand from the Administrative Agent was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, net of any reasonable and documented expenses of such Lender incurred in connection with such repayment.
(ii)Each Lender’s obligations under this Section 9.01(f) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
Section 9.02Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Agent-Related Persons of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (and in the case of the Administrative Agent, bad faith) (as determined in the final non-appealable judgment of a court of competent jurisdiction).
Section 9.03Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, including in connection with any selection or implementation of (or failure to select or implement) the Benchmark Replacement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), (b) except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity, (c) be responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article IV or elsewhere herein, other than that the Administrative Agent shall confirm receipt of items expressly required to be delivered to the Administrative Agent or (d) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by the Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, the existence, value or collectability of the Collateral, any failure to monitor or maintain any part of the Collateral, any loss or diminution in the value of the Collateral, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any Affiliate thereof. Notwithstanding the foregoing or any other provision in any Loan Document, the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except, in the case of Administrative Agent, discretionary (or judgment-based, as applicable) rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders or Secured Parties, as applicable, as shall be expressly provided for herein or in the other Loan Documents). For the avoidance of doubt, that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law.
Section 9.04Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice, direction or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
Section 9.05Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default” and the Administrative Agent shall notify the Lenders and the Collateral Agent of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that, unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.
Section 9.06Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of their Affiliates which may come into the possession of any Agent-Related Person.
Section 9.07Indemnification of the Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it;

provided that, no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction; provided that, no action taken or not taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each of the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower and without limiting their obligation to do so. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation or removal of the Administrative Agent.
Section 9.08Administrative Agent in Its Individual Capacity. EPIC Administration, LLC, Nuveen, LLC and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its respective Affiliates as though EPIC Administration, LLC were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, EPIC Administration, LLC, Nuveen, LLC or their respective Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them. With respect to its Loans (if any), EPIC Administration, LLC and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent, and the terms “Lender” and “Lenders” include EPIC Administration, LLC and/or such Affiliates in their respective individual capacities. Any successor to EPIC Administration, LLC as the Administrative Agent shall also have the rights attributed to the Administrative Agent, under this Section 9.08.
Section 9.09Successor Agents. The Administrative Agent may resign as the Administrative Agent, upon thirty (30) days’ notice to the Lenders and the Borrower and if the Administrative Agent is a Defaulting Lender, the Borrower may remove such Defaulting Lender from such role upon ten (10) days’ notice to the Administrative Agent and the Lenders. If the Administrative Agent resigns or is removed by the Borrower, the Required Lenders shall appoint a successor agent, which successor agent shall (a) be selected from among the Lenders and (b) be consented to by the Borrower at all times other than during the existence of a Payment or Bankruptcy Default (which consent of the Borrower shall not be unreasonably withheld or delayed); provided that, in no event shall any such successor Administrative Agent be a Defaulting Lender or a Disqualified Lender. If no successor agent is appointed prior to the effective date of the resignation or removal of the Administrative Agent, the Administrative Agent, in the case of a resignation, and the Borrower, in the case of a removal may appoint, after consulting with the Lenders and the Borrower (in the case of a resignation), a successor agent which, in the case of the Administrative Agent, shall be from among the Lenders (subject to the proviso at the end of the immediately preceding sentence). Upon the acceptance of its appointment as successor agent, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent under the Loan Documents and the term “Administrative Agent” shall mean such successor administrative agent, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent’s resignation or removal in accordance herewith as the Administrative Agent, the provisions of this Article IX and the provisions of Section 10.04 and Section 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent in respect of the Loan Documents. If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation or ten (10) days following the Borrower’s notice of removal, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent in accordance herewith by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (x) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (y) otherwise ensure that Section 6.11 and Section 6.12 is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion or judgment (as applicable), privileges, and duties of the retiring Administrative Agent under the Loan Documents, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.
Section 9.10Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be (to the fullest extent permitted by mandatory provisions of applicable Law) entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.08, Section 9.07, Section 10.04 and Section 10.05) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, curator, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Section 2.08, Section 10.04 and Section 10.05.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 9.11Collateral Matters. Each Lender (including in its capacity as a counterparty to a Secured Interest Rate Hedge Agreement) and each other Secured Party by its acceptance of the Collateral Documents irrevocably agrees:
(a)that any Lien on any property granted to or held by the Administrative Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full in cash of all Obligations, (ii) at the time the property subject to such Lien is Disposed or to be Disposed as part of or in connection with any Disposition permitted hereunder or under any other Loan Document to any Person other than a Person required to grant a Lien to the Administrative Agent under the Loan Documents (or, if such transferee is a Person required to grant a Lien to the Administrative Agent on such asset, at the option of the Borrower, such Lien on such asset may still be released in connection with the transfer so long as (x) the transferee grants a new Lien to the Administrative Agent on such asset substantially concurrently with the transfer of such asset and (y) the priority of the new Lien is the same as that of the original Lien and the Lien of the Secured Parties on such asset is not impaired or otherwise adversely affected by such release and granting of such new Lien as reasonably determined by the Administrative Agent), (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) to the extent (and only for so long as) such property constitutes an “Excluded Asset” or (v) if the release of such Lien on such property is permitted under the terms of each applicable Collateral Document; and
(b)The First Lien Intercreditor Agreement (or any supplement or amendment thereto, or amendment and restatement or replacement thereof) entered into by the Collateral Agent in accordance with the terms of this Agreement shall be binding on the Secured Parties.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property. In each case as specified in this Section 9.11, the Administrative Agent will promptly upon the request of the Borrower (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the Borrower such documents as the Borrower may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, in each case in accordance with the terms of the Loan Documents and this Section 9.11 (and the Administrative Agent may rely conclusively on a certificate of a Responsible Officer of the Borrower to that effect provided to it by the Borrower upon its reasonable request without further inquiry). Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent. For the avoidance of doubt, no release of Collateral effected in the manner permitted by this

Section 9.11 shall require the consent of any holder of obligations under any Secured Interest Rate Hedge Agreement.
Section 9.12Other Agents; Lead Arranger and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “bookrunner”, “coordinating lead arranger”, “co-syndication agent”, “co-documentation agent” or “coordinating lead arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
Section 9.13Appointment of Supplemental Agents.
(a)It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole determination as a separate trustee, co-trustee, administrative agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).
(b)Should any instrument in writing from the Borrower be required by any Supplemental Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Agent.
Section 9.14Withholding Tax Indemnity. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall, within ten (10) days after written demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower pursuant to Section 3.01 and Section 3.04 and without limiting the obligation of the Borrower to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.14. The agreements in this Section 9.14 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations.
Section 9.15ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Term Loans,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable, and the conditions for exemptive relief thereunder will be satisfied in connection with respect to, such Lender’s entrance into, participation in, administration of and performance of the Term Loans, or
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Section VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Term Loans and this Agreement, and (C) the entrance into, participation in, administration of and performance of the Term Loans and this Agreement satisfies the requirements of sub-sections (a) through (g) and (k) of Section I of PTE 84-14.
(b)The Administrative Agent and the Sole Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Term Loans and this Agreement, (ii) may recognize a gain if it extended the Term Loans for an amount less than the amount being paid for an interest in the Term Loans by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
Article X
MISCELLANEOUS
Section 10.01Amendments, Etc. Except as set forth in Section 2.07(d) and Section 3.03(b), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders, or by the Administrative Agent with the consent of the Required Lenders, and the Borrower (with an executed copy thereof promptly delivered to the Administrative Agent if not otherwise a party thereto) and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, any amendment or waiver contemplated in clause (f) below, shall only require the consent of the Borrower and the Required Facility Lenders under the applicable Facility, as applicable; provided, further, that no such amendment, waiver or consent shall:
(a)extend or increase the Commitment of any Lender or extend the final maturity date of any Facility without the written consent of each Lender holding such Commitment (it being understood that a waiver of any condition precedent or of any Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);
(b)postpone or waive any date scheduled for, or reduce or forgive the amount of, any payment of principal or interest under Section 2.06 or Section 2.07, in each case, without the written consent of each Lender holding the applicable Obligation (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest);
(c)reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (i) of the first paragraph following Section 10.01(g)) any fees or other amounts payable hereunder or under any other Loan Document (or change the timing of payments of such fees or other amounts) without the written consent of each Lender holding such Loan or to whom such fee or other amount is owed; provided that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;
(d)change any provision of Section 2.15(h), Section 8.03 or Section 10.01 or the definition of “Required Lenders,” “Required Class Lenders,” “Required Facility Lenders” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents, in each case, without the written consent of each Lender directly and adversely affected thereby;
(e)release all or substantially all of the Collateral in any transaction or series of related transactions (other than in connection with an Equity Sale in which the proceeds are applied to repay in full the Obligations under the Loan Documents), without the written consent of each Lender;
(f)amend, waive or otherwise modify any term or provision (including the availability and conditions to funding under Section 2.13 (but not the conditions to implementing Incremental Term Loans pursuant to Section 2.13(d)) with respect to Incremental Term Loans, and the rate of interest applicable thereto) which directly affects

Lenders of one or more Incremental Term Loans and does not directly affect Lenders under any other Facility, in each case, without the written consent of the Required Facility Lenders under such applicable Incremental Term Loans (and in the case of multiple Facilities which are affected, with respect to any such Facility, such consent shall be effected by the Required Facility Lenders of such Facility); provided, however, that the waivers described in this clause (f) shall not require the consent of any Lenders other than the Required Facility Lenders under such applicable Incremental Term Loans, so long as such waivers are not material and adverse to any other Lender under any other Facility; or
(g)amend or modify any term or provision under Section 2.12 or any other provision of any Loan Documents providing for the ratable treatment of the Lenders, in each case in a manner that would alter the pro rata sharing of payments and/or application of distributions required thereby, or change the definition of “Pro Rata Share” without the prior written consent of each of the Lenders.
Notwithstanding anything to the contrary herein, (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; and (ii) the consent of each of the Required Class Lenders of any Class of Commitments or Loans shall be required with respect to any amendment that by its terms adversely affects the rights of such Class in respect of payments or Collateral hereunder in a manner different than such amendment affects other Classes.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms materially and adversely affects any Defaulting Lender (if such Lender were not a Defaulting Lender) to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding anything to the contrary in this Section 10.01, no Lender consent is required in connection with the execution and delivery by the Collateral Agent of the First Lien Intercreditor Agreement or other arrangement permitted under this Agreement (or any supplement or amendment thereto, or an amendment and restatement thereof) that is for the purpose of adding the Other Debt Representative with respect to any Indebtedness permitted under Section 7.02 where such Indebtedness is secured by Permitted Liens that the Borrower elects to secure on a pari passu basis with the Liens securing the Obligations (it being understood that such other changes to the First Lien Intercreditor Agreement (including in connection with any supplement or amendment thereto, or amendment and restatement thereof) may be made as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral

Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable.
Notwithstanding anything to the contrary in this Section 10.01, this Agreement and any other Loan Document may be amended solely with the consent of the Administrative Agent and, if applicable, the Collateral Agent (at the Administrative Agent’s direction) and the Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order (A) to correct or cure ambiguities, errors, omissions or defects, (B) to effect administrative changes of a technical or immaterial nature, (C) to fix incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document, (D) add any financial covenant or other terms for the benefit of all Lenders or any Class of Lenders pursuant to the conditions imposed on the incurrence of any Indebtedness set forth elsewhere in this Agreement, or (E) to implement amendments permitted by the First Lien Intercreditor Agreement, this Agreement or the other Collateral Documents that do not by the terms of the First Lien Intercreditor Agreement or other Collateral Documents require lender consent, and, in each case of clauses (A), (B) and (C), such amendment shall become effective without any further action or the consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within ten (10) Business Days following receipt of notice thereof. The Collateral Documents and related documents in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent and, if applicable, the Collateral Agent (at the Administrative Agent’s direction) at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to correct or cure ambiguities, omissions, mistakes or defects or (iii) to cause such Collateral Documents or other document to be consistent with this Agreement and the other Loan Documents and, in each case, such amendment shall become effective without any further action or the consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within ten (10) Business Days following receipt of notice thereof.
Notwithstanding anything to the contrary in this Section 10.01 the Administrative Agent, the Collateral Agent and the Borrower may amend, supplement or modify any provision of Section 2.03 (or any defined term as used in such Section 2.03, or any underlying definition thereto as used in Section 2.03) to make technical, ministerial or operational changes without the consent of any Lender so long as such amendments do not adversely affect any non-consenting Lender.
Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrower and the Administrative Agent may enter into any Incremental Amendment in accordance with Section 2.13 and such Incremental Amendment shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document.

Notwithstanding anything to the contrary in any Loan Document, the parties to this Agreement agree that, for purposes of voting on any Specified Swap Voting Matter, a Hedge Bank that is a counterparty to a Secured Interest Rate Hedge Agreement, in its capacity as a counterparty or intermediary thereunder, shall be deemed to have made a Loan to Borrower in an amount equal to the then-outstanding Swap Termination Value of such Secured Interest Rate Hedge Agreements. For purposes of voting on any Specified Swap Voting Matter, each Hedge Bank that is a counterparty under a Secured Interest Rate Hedge Agreement shall be deemed a Lender to the extent of the Loan deemed to be made by such counterparty pursuant to this Section 10.01.
Section 10.02Notices and Other Communications; Facsimile Copies.
(a)General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission or electronic mail). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Borrower or the Administrative Agent or the Collateral Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02(a) or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower and the Administrative Agent and the Collateral Agent.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(d)), when delivered; provided that notices and other communications to the Administrative Agent and the Collateral Agent pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder. Any notice not given during normal business hours for the recipient shall be deemed to have been given at the opening of business on the next Business Day for the recipient.
(b)Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on the Borrower, the Agents and the Lenders.

(c)Reliance by Agents and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct (and in the case of the Administrative Agent, any of the Administrative Agent’s Agent Related Persons, or any Lender, bad faith) as determined in a final and non-appealable judgment by a court of competent jurisdiction. All telephonic notices to the Administrative Agent or the Collateral Agent may be recorded by the Administrative Agent or the Collateral Agent, and each of the parties hereto hereby consents to such recording.
(d)Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by FpML messaging and Internet or intranet websites pursuant to procedures approved by the Administrative Agent acting reasonably, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by such communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by FpML messaging and Internet or intranet websites pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address of notification that such notice or communication is available and identifying the website address therefor.
Section 10.03No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
Section 10.04Attorney Costs and Expenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent, the Collateral Agent and the Sole Lead Arranger for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby (including all Attorney Costs, which shall be limited to one primary counsel for the Administrative Agent, the Collateral Agent and the Sole Lead Arranger, which shall be Paul Hastings, LLP for any and all of the foregoing in connection with the Transactions and other matters, including primary syndication, to occur on or prior to or otherwise in connection with the Closing Date) and one local counsel for the Administrative Agent, the Collateral Agent and the Sole Lead Arranger as reasonably necessary in each relevant jurisdiction material to the interests of the Lenders taken as a whole (and solely in the case of a conflict of interest, one additional counsel for each group of similarly situated affected Indemnitees) and (b) from and after the Closing Date, to pay or reimburse the Administrative Agent, the Collateral Agent, the Sole Lead Arranger and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law), and including all respective Attorney Costs which shall be limited to Attorney Costs of one counsel to the Administrative Agent and one counsel to the Collateral Agent (and one local counsel to the Administrative Agent and Collateral Agent as reasonably necessary in each relevant jurisdiction material to the interests of the Lenders taken as a whole (and solely in the case of a conflict of interest, one additional counsel to each group of similarly situated affected Indemnitees)). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments, the repayment of all other Obligations and the resignation or removal of the Administrative Agent and the Collateral Agent. All amounts due under this Section 10.04 shall be paid within thirty (30) days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail including, if requested by the Borrower and to the extent reasonably available, backup documentation supporting such reimbursement request; provided that, with respect to the Closing Date, all amounts due under this Section 10.04 shall be paid on the Closing Date solely to the extent invoiced to the Borrower within five (5) Business Days of the Closing Date. If the Borrower fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of the Borrower by the Administrative Agent in its sole discretion.
Section 10.05Indemnification by the Borrower. The Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender, the Sole Lead Arranger and their respective Affiliates and their respective officers, directors, employees, partners, agents, advisors and other representatives of each of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities (including Environmental Liabilities), obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs but limited in the case of legal fees and expenses to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interests of the Lenders, and solely in the case of a conflict of interest, one additional counsel in each relevant material jurisdiction for all affected Indemnitees that are similarly situated taken as a whole) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby or (b) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding), whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”) in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that, notwithstanding the foregoing, such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (w) resulted from the gross negligence or willful misconduct of such Indemnitee or of any of its Affiliates or Controlling Persons or their respective directors, officers, employees, partners, agents, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction, (x) resulted from the bad faith of such Indemnitee or of any of its Affiliates or Controlling Persons or their respective directors, officers, employees, partners, agents, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction (provided that this clause (x) shall not apply to the Collateral Agent), (y) arising from a material breach of any obligations under any Loan Document by such Indemnitee or of any of its Affiliates or Controlling Persons or their respective directors, officers, employees, partners, agents, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction (provided that this clause (y) shall not apply to the Collateral Agent) or (z) arising from any dispute solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as an Agent, or the Sole Lead Arranger or any similar role under any Facility and other than any claims arising out of any act or omission of the Borrower or any of its Affiliates). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Debtdomain, Roadshow Access (if applicable) or other similar information transmission systems in connection with this Agreement or any other Loan Document, except to the extent such damages have resulted from the gross negligence, or willful misconduct of such Indemnitee or of any of its Affiliates or Controlling Persons or their respective directors, officers, employees, partners, agents, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction, nor, to the extent permissible under applicable Law, shall (A) any Indemnitee or (B) the Borrower, Sponsors, the Double E Joint Venture, or any of their respective Affiliates or Subsidiaries have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of the preceding clause (B), in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses in each case subject to the indemnification provisions of this Section 10.05); it being agreed that this sentence shall not limit the indemnification obligations of the Borrower. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any Subsidiary of the Borrower, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 10.05 shall be paid within thirty (30) days after written demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund the amount of any payment to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.05.
The agreements in this Section 10.05 shall survive the resignation or removal of the Administrative Agent or Collateral Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.
Section 10.06Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion or judgment, as applicable) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall, to the fullest extent possible under provisions of applicable Law, be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Overnight Bank Funding Rate from time to time in effect, in the applicable currency of such recovery or payment.
Section 10.07Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (except as permitted by Section 7.03) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 10.07(b) (such an assignee, an “Eligible Assignee”), (ii) by way of participation in accordance with the provisions of Section 10.07(f), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(h), or (iv) to an SPC in accordance with the provisions of Section 10.07(i) (and any other attempted assignment or transfer by any party hereto shall be null and void); provided, however, that notwithstanding anything to the contrary, no Lender may assign or transfer by participation any of its rights or obligations hereunder to (i) any Person that is a Defaulting Lender or a Disqualified Lender (so long as the Administrative Agent may make a schedule thereof available to any Lender upon request, in each case, subject to the confidentiality provisions of Section 10.08) (and any failure of the Borrower to respond to any request for consent of assignment shall not cause such Person to cease to constitute a Disqualified Lender), (ii) a natural Person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person or (iii) the Borrower or any of its Subsidiaries. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(f) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
Any assignment or participation of a Loan or Commitment by a Lender without the Borrower’s consent (A) to a Disqualified Lender or (B) to the extent the Borrower’s consent is required under this Section 10.07, to any other Person, shall be null and void, and, in the event of any assignment or participation of any Loan or Commitment by a Lender in breach of the foregoing, the Borrower shall be entitled to seek specific performance to unwind any such assignment or participation in addition to any other remedies available to the Borrower at law or in equity. In addition, the Borrower may (i) terminate any Commitment of such Person and prepay any applicable outstanding Loans at a price equal to the lesser of par and the amount such Person paid to acquire such Loans, without premium, penalty, prepayment fee or breakage, and/or (ii) require such person to assign its rights and obligations to one or more Eligible Assignees at the price indicated above (which assignment shall not be subject to any processing and recordation fee) and if such Person does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such assignment within five (5) Business

Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Person, then such Person shall be deemed to have executed and delivered such Assignment and Assumption without any action on its part, (b) no such person shall receive any information or reporting provided by the Borrower, the Administrative Agent, the Collateral Agent or any Lender, (c) for purposes of voting, any Loans or Commitments held by such Person shall be deemed not to be outstanding, and such Person shall have no voting or consent rights with respect to “Required Lender” or class votes or consents, (d) for purposes of any matter requiring the vote or consent of each Lender affected by any amendment or waiver, such Person shall be deemed to have voted or consented to approve such amendment or waiver if a majority of the affected class (giving effect to clause (c) above) so approves and (e) such Person shall not be entitled to any expense reimbursement or indemnification rights and shall be treated in all other respects as a Defaulting Lender; it being understood and agreed that the foregoing provisions shall only apply to the Person specified in clauses (A) or (B) of the first sentence of this paragraph and not to any assignee of such Person that becomes a Lender so long as such assignee becomes an assignee in accordance with the provisions of this Section 10.07. Nothing in this Agreement shall be deemed to prejudice any right or remedy that the Borrower may otherwise have at law or equity. Each Lender acknowledges and agrees that the Borrower and its Subsidiaries will suffer irreparable harm if such Lender breaches any obligation under this Section 10.07. Additionally, each Lender agrees that the Borrower may seek to obtain specific performance or other equitable or injunctive relief to enforce this paragraph against such Lender with respect to such breach without posting a bond or presenting evidence of irreparable harm.
The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (a) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Lender or (b) have any liability with respect to any assignment or participation of loans, or disclosure of confidential information, to any Disqualified Lender. Notwithstanding anything to the contrary, nothing in the foregoing shall prejudice any right or remedy that the Borrower may have at law or in equity against any Lender who enters into an assignment, participation or other transaction (including the disclosure of confidential information) with a Disqualified Lender in contravention of the terms of this Agreement.
(b)(i) Subject to Section 10.07(a) and the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:
(A)the Borrower; provided that, the Borrower shall be deemed to have consented to any such assignment of any Term Loans unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof to a Responsible Officer; provided, further that no consent of the Borrower shall be required for (i) an assignment of all or any portion of the Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) such assignment is to a person listed on a schedule provided by the Borrower that is held with the Administrative Agent, which list shall be made available to any Lender upon request or (iii) if an Event of Default has occurred and is continuing; and
(B)the Administrative Agent; provided that, no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.
(i)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 and shall be in increments of $500,000 in excess thereof (or, with respect to the Sole Lead Arranger and its Affiliates, $1,000,000 and increments of $100,000 in excess thereof) (provided that simultaneous assignments to or from two or more Approved Funds shall be aggregated for purposes of determining compliance with this Section 10.07(b)(ii)(A)), unless each of the Borrower and the Administrative Agent otherwise consents; provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;
(B)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or if previously agreed with the Administrative Agent, manually), together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that only one such fee shall be payable in the event of simultaneous assignments to or from two or more Approved Funds;
(C)the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the Assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws) and all applicable tax forms required pursuant to Section 3.01(c); and
(D)the Lenders that extended Loans to the Borrower on the Closing Date may assign no more than 49.9% of the aggregate principal amount of the Term Loan Facility, the Delayed Draw Loan Facility and any Nuveen Incremental Term Facility from and after the Closing Date; provided that for purposes of this Section 10.07(b)(ii)(D), each “Lender” shall be deemed to include its Affiliates and Approved Funds.

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis among such Facilities.
In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and unpaid interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(c)Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d) and (e), from and after the effective date specified in each Assignment and Assumption, (1) the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (2) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 3.01, Section 3.04, Section 3.05, Section 10.04 and Section 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(f).
(d)The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption, and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans and the amounts due under Section 2.03 owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and, with respect to such Lender’s own interest only, any Lender, at any reasonable time and from time to time upon reasonable prior notice. This

Section 10.07(d) and Section 2.10 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury Regulations (or any other relevant or successor provisions of the Code or of such Treasury Regulations).
(e)Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, an Administrative Questionnaire completed in respect of the assignee (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent, and, if required, the Borrower to such assignment and any applicable tax forms required pursuant to Section 3.01(c), the Administrative Agent shall promptly (i) accept such Assignment and Assumption and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).
(f)Any Lender may at any time sell participations to any Person, subject to the proviso in the first paragraph of Section 10.07(a) (each, a “Participant”), in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the second proviso to Section 10.01 that requires the affirmative vote of such Lender, in each case, to the extent the Participant is directly and adversely affected thereby. Subject to Section 10.07(g), the Borrower agrees that each Participant shall be entitled to the benefits of Section 3.01, Section 3.04, Section 3.05 (subject to the requirements and limitations of such Sections, including the requirements under Section 3.01(c)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.12 as though it were a Lender and Section 3.07 as though it were an Assignee. Each Participant will provide any applicable tax forms required pursuant to Section 3.01(c) solely to the participating Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that (x) such disclosure is necessary in connection with an audit or other proceeding to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and proposed United States Treasury Regulations Section 1.163-5(b) (or any amended or successor version) or (y) upon request of the Borrower, to confirm no Participant is a

Disqualified Lender. The entries in the Participant Register shall be conclusive absent manifest error and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(g)A Participant shall not be entitled to receive any greater payment under Section 3.01, Section 3.04, Section 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the Borrower is informed of such greater payment and the sale of the participation to such Participant is made with the Borrower’s prior written consent, not to be unreasonably withheld or delayed (for the avoidance of doubt, the Borrower shall have reasonable basis for withholding consent if the participation would result in increased gross-up or indemnification obligations by the Borrower at such time).
(h)Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(i)Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Section 3.01, Section 3.04, Section 3.05 (subject to the requirements and the limitations of such Sections and it being understood that the documentation required under Section 3.01(c) shall be delivered to the Granting Lender), but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement except in the case of Section 3.01 or Section 3.04, to the extent that the grant to the SPC was made with the prior written consent of the Borrower (not to be unreasonably withheld or delayed; for the avoidance of doubt, the Borrower shall have reasonable basis for withholding consent if an exercise by SPC immediately after the grant would result in increased gross-up or indemnification obligations by the Borrower at such time), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
(j)Notwithstanding anything to the contrary contained herein, without the consent of the Borrower or the Administrative Agent, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
Section 10.08Confidentiality. Each of the Agents and the Lenders severally (and not jointly) agrees to maintain the confidentiality of the Information and not to disclose such information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, investment advisors and agents, including accountants, legal counsel, insurers and reinsurers, and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority or self-regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender or its Affiliates); provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority or examiner) unless such notification is prohibited by law, rule or regulation; (c) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities; (d) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority or examiner) unless such notification is prohibited by law, rule or regulation; (e) to any other party to this Agreement; (f) subject to an agreement containing provisions at least as restrictive as those set forth in this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(h), counterparty to a Secured Interest Rate Hedge Agreement, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement (provided that the disclosure of any such Information to any Lenders or Eligible Assignees or Participants shall be made subject to the acknowledgement and acceptance by such Lender, Eligible Assignee or Participant that such Information is being disseminated on a confidential basis) (on substantially the terms set forth in this Section 10.08 or as otherwise reasonably acceptable to the Borrower) in accordance with the standard processes of the Administrative Agent or customary market standards for dissemination of such type of Information; (g) with the written consent of the Borrower; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 or becomes available to the Administrative Agent, the Sole Lead Arranger, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower or any Sponsor or their respective Affiliates (so long as such source is not known to the Administrative Agent, the Sole Lead Arranger, such Lender or any of their respective Affiliates to be bound by confidentiality obligations to the Borrower); (i) to any Governmental Authority or examiner

(including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to Borrower and its Subsidiaries received by it from such Lender); (k) in connection with establishing a “due diligence” defense or (l) to the extent such Information is independently developed by the Administrative Agent, the Sole Lead Arranger, such Lender or any of their respective Affiliates; provided that no disclosure shall be made to any Disqualified Lender. In addition, the Agents and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from the Borrower relating to the Borrower, its Affiliates or its Affiliates’ directors, managers, officers, employees, trustees, investment advisors or agents, relating to the Borrower or any of its Subsidiaries or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by the Borrower other than as a result of a breach of this Section 10.08; provided that all information received after the Closing Date from the Borrower or any of its Subsidiaries shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential.
Section 10.09Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Collateral Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower (on its own behalf and on behalf of the Borrower and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Collateral Agent to or for the credit or the account of the respective Borrower and its Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or the Collateral Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, the Collateral Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, the Collateral Agent and such Lender may have.
Section 10.10Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude optional prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 10.11Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by an original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.
Section 10.12Integration; Termination. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
Section 10.13Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
Section 10.14Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provision in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 10.15GOVERNING LAW.
(a)THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE SITTING IN THE BOROUGH OF MANHATTAN, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. THE BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER OR OTHER ELECTRONIC TRANSMISSION) IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE COLLATERAL DOCUMENTS AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF THE BORROWER IN ANY OTHER FORUM IN ANY JURISDICTION IN WHICH COLLATERAL IS LOCATED.
Section 10.16WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 10.17Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent and the Collateral Agent, and the Administrative Agent shall have been notified by each Lender that each Lender have executed it and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.07 (if applicable) and except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.03.
Section 10.18USA PATRIOT Act. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent and the Collateral Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address and tax identification number of the Borrower and other information regarding the Borrower that will allow such Lender, the Administrative Agent or the Collateral Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Lenders, the Administrative Agent and the Collateral Agent.
Section 10.19No Advisory or Fiduciary Responsibility.
(a)In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Agents, the Sole Lead Arranger and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Agents, the Sole Lead Arranger (and their respective Affiliates) and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Agents, the Sole Lead Arranger (or their respective Affiliates) or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Agents, the Sole Lead Arranger (or their respective Affiliates) or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Agents, the Sole Lead Arranger (and their respective Affiliates) and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Agents, the Sole Lead Arranger or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Agents, the Sole Lead Arranger (and their respective Affiliates) and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it have deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agents, the Sole Lead Arranger (and their respective Affiliates) and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty under applicable law relating to agency and fiduciary obligations.

(b)The Borrower acknowledges and agrees that each Lender, the Sole Lead Arranger and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, any Sponsor, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, the Sole Lead Arranger or Affiliate thereof were not a Lender, the Sole Lead Arranger or an Affiliate thereof (or an agent or any other person with any similar role under the Facilities) and without any duty to account therefor to any other Lender, the Sole Lead Arranger, the Borrower, any Sponsor or any Affiliate of the foregoing. Each Lender, the Sole Lead Arranger and any Affiliate thereof may accept fees and other consideration from the Borrower, any Sponsor or any Affiliate thereof for services in connection with this Agreement, the Facilities or otherwise without having to account for the same to any other Lender, the Sole Lead Arranger, the Borrower, any Sponsor or any Affiliate of the foregoing. Some or all of the Lenders and the Sole Lead Arranger may have directly or indirectly acquired certain equity interests (including warrants) in the Borrower, a Sponsor or an Affiliate thereof or may have directly or indirectly extended credit on a subordinated basis to the Borrower, a Sponsor or an Affiliate thereof. Each party hereto, on its behalf and on behalf of its Affiliates, acknowledges and waives the potential conflict of interest resulting from any such Lender, the Sole Lead Arranger or an Affiliate thereof holding disproportionate interests in the extensions of credit under the Facilities or otherwise acting as arranger or agent thereunder and such Lender, the Sole Lead Arranger or any Affiliate thereof directly or indirectly holding equity interests in or subordinated debt issued by the Borrower, a Sponsor or an Affiliate thereof.
Section 10.20Electronic Execution . The words “execution,” “signed,” “signature,” and words of like import in this Agreement, in the Loan Documents or any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.21Effect of Certain Inaccuracies. In the event that any financial statement or Compliance Certificate previously delivered pursuant to Section 6.04(a) was inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the Borrower shall as soon as practicable deliver to the Administrative Agent a corrected financial statement and a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Rate shall be determined based on the corrected Compliance Certificate for such Applicable Period, and (iii) the Borrower shall within fifteen (15) days after the delivery of the corrected financial statements and Compliance Certificate pay to the Administrative Agent the unpaid accrued additional interest or fees owing as a result of such increased Applicable Rate for such Applicable Period. This Section 10.21 shall not limit the rights of the Administrative Agent or the Lenders with respect to Section 2.07(b) and Section 8.01.
Section 10.22Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(A)a reduction in full or in part or cancellation of any such liability;
(B)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(C)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 10.23Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Secured Interest Rate Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.
(b)As used in this Section 10.23, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SUMMIT PERMIAN TRANSMISSION, LLC,
as the Borrower

By:    /s/ William J. Mault
Name: William J. Mault
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Credit Agreement]

EPIC ADMINISTRATION LLC, as Administrative
Agent and Collateral Agent

By:    /s/ Jeff Hostettler
Name: Jeff Hostettler
Title: Executive Vice President

[Signature Page to Credit Agreement]

NUVEEN ENERGY & POWER INFRASTRUCTURE CREDIT MASTER FUND, SCSP, SICAV-RAIF – FUND II,
as a Lender

By: Nuveen Alternatives Advisors LLC, a Delaware
limited liability company, its investment manager

By:    /s/ Jeff Hostettler
Name: Jeff Hostettler
Title: Managing Director

[Signature Page to Credit Agreement]

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York domiciled life insurance company as a Lender

By: Nuveen Alternatives Advisors LLC, a Delaware
limited liability company, its investment manager

By:    /s/ Jeff Hostettler
Name: Jeff Hostettler
Title: Managing Director

[Signature Page to Credit Agreement]

CDPQ REVENU FIXE AMÉRICAIN V INC.,
as a Lender

By:    /s/ Florestan Ferroux
Name: Florestan Ferroux
Title: Authorized Signatory

By:    /s/ Jean-Pierre Jetté
Name: Jean-Pierre Jetté
Title: Authorized Signatory

[Signature Page to Credit Agreement]

EXHIBIT A
to Credit Agreement
DEFINITIONS
“Abandonment” means any of the following shall have occurred: (a) the abandonment, suspension or cessation of all or substantially all of the activities related to the Project, in each case, for a period in excess of the earlier of ninety (90) consecutive days and one-hundred twenty (120) days within any 360 day period (other than as a result of force majeure so long as the Double E Joint Venture is diligently attempting to remediate and/or restart the Project) or (b) a formal, public announcement by the Double E Joint Venture of a decision to abandon, indefinitely cease or indefinitely defer all or substantially all of the activities related to the operation of the Project for any reason.
“Acceptable L/C Issuer” means (a) any bank or financial institution which has a rating for its long-term unsecured and noncredit-enhanced debt obligations of A- or higher by S&P (or if not rated by S&P, a comparable rating from an internationally recognized credit rating agency) or A3 or higher by Moody’s (or if not rated by Moody’s, a comparable rating from an internationally recognized credit rating agency) or (b) any bank or financial institution that satisfied the requirements of clause (a) above and has ceased to satisfy such ratings requirement for a period of not more than forty-five (45) days.
“Additional Lender” has the meaning set forth in Section 2.13(b).
“Additional Pari Passu Permitted Debt” means any Incremental Term Facility, Incremental Equivalent Debt, Incremental First Lien Term Loans or Incremental Equivalent First Lien Debt.
“Administrative Agent” means Epic Administration, LLC, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02(a), or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in such form as may be supplied from time to time by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent-Related Persons” means the Agents, together with their respective Affiliates and the officers, directors, employees, partners, agents, advisors, attorneys-in-fact and other representatives of such Persons and Affiliates.
“Agents” means, collectively, the Administrative Agent and the Supplemental Agents (if any).
“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, fees (including upfront fees, commitment fees, ticking fees, undrawn commitment fees and similar fees (regardless of whether any of the foregoing fees are paid to, or shared with, in whole or in part, any or all lenders) and, solely to the extent contemplated at the incurrence of any such Indebtedness and actually paid to the applicable lenders, amendment fees, consent fees, arrangement fees, structuring fees, underwriting fees, placement fees, advisory fees and success fees), a Term SOFR or Base Rate floor, or otherwise, in each case, incurred or payable by the Borrower generally to all lenders of such Indebtedness; provided that OID and upfront fees shall be equated to an interest rate assuming a four (4)-year life to maturity on a straight line basis (e.g., 100 basis points of OID equals to 25 basis points of interest rate margin for a four (4) year average life to maturity); and provided, further, that if any Incremental Term Loans include a Term SOFR or Base Rate floor that is greater than the Term SOFR or Base Rate Floor applicable to any existing Class of Term Loans, such differential between Term SOFR or Base Rate floors, as applicable, shall be included in the calculation of All-In Yield, but only to the extent an increase in the Term SOFR or Base Rate floor applicable to the existing Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case the Term SOFR and Base Rate floors (but not the Applicable Rate, unless the Borrower otherwise elects in its sole discretion) applicable to the existing Term Loans shall be increased to the extent of such differential between Term SOFR or Base Rate floors, as the case may be.
“Annual Budget” means an operating budget of the Double E Joint Venture in form and detail substantially similar in all material respects to the “Operating Budget” as defined in the JV LLC Agreement as in effect on the Closing Date.
“Applicable Period” has the meaning set forth in Section 10.21.
“Applicable Premium” means, in the case of any prepayment of any Loans (A) during the period commencing on the applicable borrowing date and ending on the first anniversary of the applicable borrowing date, the applicable Make-Whole Amount plus a premium of 2.00% of the aggregate principal amount so prepaid, (B) during the period commencing on the first anniversary of the applicable borrowing date and ending on the second anniversary of the applicable borrowing date, a premium of 2.00% of the aggregate principal amount so prepaid and (C) during the period commencing on the second anniversary of the applicable borrowing date and ending on the third anniversary of the applicable borrowing date, a premium of 1.00% of the aggregate principal amount so prepaid.
“Applicable Rate” means, a percentage per annum equal to (a) for SOFR Loans, 4.00%, and (ii) for Base Rate Loans, 3.00%.
“Applicable SOFR Floor” means 3.00% per annum.
“Appropriate Lender” means, at any time, with respect to Loans of any Class, the Lenders of such Class.
“Approved Fund” means, with respect to any Lender, any limited partner of such Lender, or any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender, (c) a limited partner of a Lender or (d) an entity or an Affiliate of an entity that administers, advises or manages such Lender.
“Assignees” has the meaning set forth in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit F.
“Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.
“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP; provided, however, that lease liabilities appearing on such balance sheet as a result of the adoption of ASU No. 2016-02 Leases (“Topic 842”) in an aggregate principal amount not to exceed $10,000,000 shall not be included as Attributable Indebtedness.
“Audited Financial Statements” means (i) the audited balance sheets and the related audited statements of income and cash flow for the Double E Joint Venture for the fiscal year ended on December 31, 2024 and (ii) the audited balance sheets and the related audited statements of income and cash flow for the Borrower for the fiscal year ended on December 31, 2024.
“Available Cash” means, for any Test Period, (a) the sum (without duplication) of all Revenue that the Borrower actually receives in cash or Cash Equivalents during such Test Period, including interest income and amounts received in the form of dividends or similar distributions from the Double E Joint Venture, in each case during the most recently ended four fiscal quarter period, less (b) amounts paid during such period under clauses “First”, “Second” and “Third” of Section 2.15(h).
“Available Draw Amount” means, as of any date of determination with respect to any letter of credit, the amount available to be drawn thereunder on such date.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(b)(iv).
“Bankruptcy Code” means the U.S. Bankruptcy Code, being Title 11 of the U.S. Code.
“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Federal Funds Rate in effect on such day plus ½ of 1.0%, (b) the Prime Rate in effect for such day and (c) Term SOFR in effect on such day plus 1.0%. Notwithstanding the foregoing, the Base Rate will be deemed to be the Base Rate Floor if the Base Rate calculated pursuant to the foregoing provisions would otherwise be less than the Base Rate Floor. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate or Term SOFR, or both, specified in clause (a) or (c), respectively, of the first sentence of this definition, for any reason, the Base Rate shall be determined without regard to clause (a) or (c) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively.
“Base Rate Floor” means a rate of interest equal to 4.00% per annum.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Benchmark” means, initially, Term SOFR; provided that, if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(b).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(b) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as define in ERISA) that is subject to Part 4 of Subtitle B of Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies or (c) any Person whose assets include (for within the meaning of the Plan Asset Regulations) the assets of any such “employee benefit plan” or “plan.”
“Borrower” has the meaning set forth in the introductory paragraph to this Agreement.
“Borrower EBITDA” means Available Cash minus (to the extent not already deducted) Operating Expenses; provided that solely for purposes of any calculation of the Total Debt to EBITDA Ratio pursuant to Section 2.13, Section 7.17 and Section 7.18, Borrower EBITDA may, at the Borrower’s option, be determined on a pro forma basis taking into account any Borrower EBITDA Adjustment.
“Borrower EBITDA Adjustment” means: (i) prior to the date on which the applicable Committed Capacity Contract, the Compression Addition and/or Permitted Expansion, as applicable, has achieved commercial operation (the “Commercial Operation Date”) (but including the fiscal quarter in which such Commercial Operation Date occurs), a percentage (based on the then-current completion percentage of such Committed Capacity Contract, Compression Addition and/or Permitted Expansion, as applicable, as of the applicable date of determination) of an amount of the projected Borrower EBITDA attributable to such Committed Capacity Contract, Compression Addition and/or Permitted Expansion, as applicable, for the first twelve (12) month period following the scheduled Commercial Operation Date thereof (such amount to be determined (i) in good faith by the Borrower with respect to (a) expected capital costs, (b) revenues based on the forecasted income to be derived from take-or-pay charges, minimum volume commitments, capacity reservation fees, monthly lease payments or comparable revenue contract provisions of binding revenue contracts and (c) estimated incremental expenses (provided, that the Borrower shall include in the Compliance Certificate that is required to be delivered following any such Borrower EBITDA Adjustment a reasonably detailed description in writing of any such determination pursuant to clauses (i)(a), (b) and (c) above together with any supporting information reasonably requested by the Administrative Agent) and (ii) in good faith by the Borrower and agreed by the Administrative Agent in its reasonable discretion (not to be unreasonably withheld, delayed or conditioned) with respect to any other estimated revenues not covered in clause (i)(b) above), which amount may, at Borrower’s option, be added to Borrower EBITDA for the fiscal quarter in which construction or expansion of such Committed Capacity Contract, the Compression Addition and/or Permitted Expansion, as applicable, commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Committed Capacity Contract, the Compression Addition and/or Permitted Expansion, as applicable (including the fiscal quarter in which such Commercial Operation Date occurs, but net of any Borrower EBITDA attributable to such Committed Capacity Contract, the Compression Addition and/or Permitted Expansion, as applicable, following such Commercial Operation Date), and (ii) beginning with the first full fiscal quarter following the Commercial Operation Date of the applicable Committed Capacity Contract, Compression Addition and/or Permitted Expansion, as applicable, and for the three immediately succeeding fiscal quarters, an amount of the projected Borrower EBITDA (determined in the same manner set forth in clause (i) above) attributable to such Committed Capacity Contract, Compression Addition and/or Permitted Expansion, as applicable, for the remainder of the four full fiscal quarter period following such Commercial Operation Date, which may, at Borrower’s option, be added to Borrower EBITDA for such fiscal quarters.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Class and Type.
“Borrowing Certificate” means a certificate, signed by a Responsible Officer of the Borrower in the form of Exhibit C-1.
“Business Day” means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York or Montreal, Quebec) on which banks are open for business in New York City or Montreal, Quebec; provided, however, that, when used in connection with any interest rate settings of any SOFR Loan, the term “Business Day” shall also exclude any day which is not a U.S. Government Securities Business Day.
“Capacity Lease Agreement” mean each capacity lease agreement listed on Part I of Schedule 1.01B and any Qualified Capacity Lease Agreement.
“Capital Call Notice” has the meaning given to such term in the JV LLC Agreement.
“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Borrower during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the statement of cash flows of the Borrower.
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease; provided that any obligations of the Borrower either existing on the Closing Date or created prior to any re-characterization described below (i) that were not included on the balance sheet of the Borrower as financing or capital lease obligations and (ii) that are subsequently re-characterized as financing or capital lease obligations or indebtedness due to a change in accounting treatment or otherwise, shall for all purposes under this Agreement not be treated as financing or capital lease obligations, Capitalized Lease Obligations or Indebtedness.
“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as a lease with amounts required to be capitalized on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability on a balance sheet in accordance with GAAP; provided, further, that for purposes of calculations made pursuant to the terms of this Agreement or compliance with any covenant, GAAP will be deemed to treat leases in a manner consistent with its current treatment under GAAP as of the Closing Date, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.
“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower:
(a)Dollars (being the lawful money of the United States of America);
(b)securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of twenty-four (24) months or less from the date of acquisition;
(c)certificates of deposit, time deposits and eurodollar time deposits demand deposits and bankers’ acceptances, in each case with maturities not exceeding three hundred and sixty-five (365) days and bank deposits (including overnight bank deposits), in each case with the (x) the Depositary Bank or (y) any member bank of the Federal Reserve System which is organized under the laws of the United States or any political subdivision thereof or under the laws of Canada, Switzerland, Japan, the United Kingdom or any country which is a member of the European Union bank having capital and surplus of not less than $250,000,000 in the case of U.S. banks and $1,000,000,000 in the case of non-U.S. banks;
(d)repurchase obligations with a term of not more than three hundred and sixty-five (365) days for underlying securities of the types described in clauses (b), (e), (f), and (g) entered into with any financial institution or recognized securities dealer meeting the qualifications applicable to banks specified in clause (c) above;
(e)commercial paper and variable or fixed rate notes rated at least P-1 by Moody’s or at least A-1 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and in each case maturing within one (1) year after the date of acquisition thereof;
(f)marketable short-term money market and similar funds having a rating of at least P-1 or A-1 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);
(g)readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an investment grade rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of twenty-four (24) months or less from the date of acquisition;
(h)investments with average maturities of twelve (12) months or less from the date of acquisition in “money market funds” within the meaning of Rule 2a7 of the Investment Company Act of 1940, as amended rated AAA (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency), substantially all of whose assets are invested in investments issued by a financial institution having total assets in excess of $5,000,000,000; and
(i)investment funds investing at least ninety percent (90%) of their assets in securities of the types described in clauses (a) through (h) above.
For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposes regardless of the treatment of such items under GAAP.
“Casualty Event” means any event with respect to Borrower or its assets, or Double E Joint Venture or its assets, that gives rise to the receipt by any Person of any insurance proceeds (including casualty insurance settlements) or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon).
“Change in Law” means the occurrence after the date of this Agreement of: (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of, or the compliance by any Lender (or, for purposes of Section 3.04(b), by any lending office of such Lender or by such Lender’s holding company, if any) with, any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that, notwithstanding anything herein to the contrary: (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.
“Change of Control” shall be deemed to occur if at any time:
(a)Pledgor shall fail to own 100% of the Equity Interests in the Borrower;
(b)Summit Midstream Corporation and Permitted Transferees shall fail to collectively own, directly or indirectly, more than 50% of each of (x) the Equity Interests or voting rights in the Pledgor and (y) the economic interest in the Pledgor; or
(c)the Borrower shall fail to own at least 55% of the Equity Interests in the Double E Joint Venture.
For the avoidance of doubt, transfers of direct or indirect equity interests in Summit Midstream Corporation shall not be deemed a Change of Control nor require any approvals from any of the Administrative Agent, the Collateral Agent, any Lender or any other holder of Obligations.
“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Delayed Draw Loan Commitments, Initial Term Commitments or Incremental Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Initial Term Loans, Delayed Draw Term Loans or Incremental Term Loans. Delayed Draw Loan Commitments, Initial Term Commitments, Nuveen Incremental Term Commitments or Incremental Commitments (and in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class.
“Closing Date” means March 16, 2026, the first date on which all conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01.
“Closing Date Base Case Model” is attached hereto as Schedule I.
“Closing Date Distribution” has the meaning set forth in Section 5.19.
“Closing Fee” means those fees required to be paid on the Closing Date pursuant to the Fee Letter.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means (i) the “Collateral” as defined in the Security Agreement, (ii) all the “Collateral”, “Pledged Assets” or “Account Collateral” as defined in any other Collateral Document and (iii) any other assets pledged or in which a Lien is granted, in each case, pursuant to any Collateral Document.
“Collateral Accounts” means the Debt Service Reserve Account, the Distribution Suspense Account, the Extraordinary Proceeds Account and the Revenue Account, each of which shall be subject to a Control Agreement.
“Collateral Agent” means EPIC Administration, LLC, solely in its capacity as collateral agent or pledgee under any of the Loan Documents, or any successor collateral agent.
“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, each Control Agreement and each other similar agreement delivered to the Administrative Agent or the Collateral Agent pursuant to Section 4.01(c), Section 6.11 or Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties.
“Collateral Requirement” means, at any time, the requirement that:
(a)the Administrative Agent and the Collateral Agent shall have received each Collateral Document required to be delivered to it on the Closing Date pursuant to Section 10.01 or from time to time pursuant to Section 6.11 or Section 6.12, subject to the limitations and exceptions of this Agreement, duly executed by the Borrower and, if applicable, the Pledgor;
(b)the Obligations shall have been secured pursuant to the Security Agreement, the Pledge Agreement and the Control Agreements by a first-priority security interest, subject to Permitted Liens, in (i) all the Equity Interests of the Borrower owned by the Pledgor (and, to the extent that such Equity Interests are certificated, the Collateral Agent shall have received such certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank), (ii) all Equity Interests of the Double E Joint Venture directly owned by the Borrower (and, to the extent that such Equity Interests are certificated, the Collateral Agent shall have received such certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank), and (iii) the Collateral Accounts and all cash or Cash Equivalents deposited therein;
(c)all Pledged Debt owing to the Borrower that is evidenced by a promissory note with a principal amount in excess of $5,000,000 shall have been delivered to the Collateral Agent pursuant to the Security Agreement and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;
(d)the Obligations shall have been secured by a perfected security interest in substantially all now owned or at any time hereafter acquired tangible and intangible assets of the Borrower (including Equity Interests, intercompany debt, accounts, inventory, equipment, investment property, contract rights, intellectual property, other general intangibles and proceeds of the foregoing), in each case to the extent the value thereof (as determined in good faith by the Borrower) exceeds $5,000,000 and subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction); and

(e)except as otherwise contemplated by this Agreement or any Collateral Document, all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and United States Copyright Office, required by the Collateral Documents, applicable Law or reasonably requested by the Administrative Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents and the other provisions of the term “Collateral Requirement”, shall have been filed, registered or recorded or delivered to the Administrative Agent or the Collateral Agent for filing, registration or recording.
Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:
(a)the foregoing definition shall not require, unless otherwise stated in this clause (a), the creation or perfection of pledges of, security interests in or taking other actions with respect to the following (collectively, the “Excluded Assets”),
(i)any real property or interest therein,
(ii)(x) commercial tort claims where the amount of damages claimed by the Borrower is less than $5,000,000 and (y) motor vehicles and other assets subject to certificates of title,
(iii)letter of credit rights, except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest in such other Collateral is accomplished by the filing of a Uniform Commercial Code financing statement,
(iv)any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal Law,
(v)any cash or Cash Equivalents deposited in any Excluded Account,
(vi)any particular assets if the Administrative Agent and the Borrower reasonably agree in writing that the burden, cost or consequences (including any adverse tax consequences) of creating or perfecting such pledges or security interests therein is excessive in relation to the practical benefits to be obtained therefrom by the Lenders under the Loan Documents,
(vii)any assets to the extent such assets are expected to be contributed to the Double E Joint Venture within one hundred and twenty (120) days after the acquisition thereof,
(viii)any assets acquired using Excluded Proceeds, or
(ix)Excluded Accounts; and
(b)(i) the foregoing definition of “Collateral Requirement” shall not require control agreements, other control arrangements or perfection by “control” with respect to cash, Cash Equivalents, deposit accounts, securities accounts or commodity accounts, including any securities entitlements or related assets on deposit therein or any other Collateral (other than in respect of the Collateral Accounts, cash or Cash Equivalents deposited in or required to be deposited in the Collateral Accounts, or the Equity Interests of the Borrower or the Double E Joint Venture), (ii) except as set forth in clause (i) above, no actions other than the filing of Uniform Commercial Code financing statements and the entry into Control Agreements with respect to the Collateral Accounts shall be required to perfect security interest in any Collateral consisting of proceeds of other Collateral, and (iii) no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of Uniform Commercial Code financing statements.
“Commercial Operation Date” has the meaning set forth in the definition of “Borrower EBITDA Adjustment.”
“Commitment” means, with respect to each Lender, such Lender’s Initial Term Commitment, Delayed Draw Loan Commitment or Incremental Commitment, as the context may require.
“Committed Capacity Contract” means each Transportation Agreement, each Capacity Lease Agreement and each other material take-or-pay commercial agreement which is included for purposes of incurring any Incremental Term Facility or the Nuveen Incremental Term Facility, in each case which the Double E Joint Venture enters into after the Closing Date and that has the effect of increasing the capacity that is committed on a take-or-pay basis beyond the capacity that is committed on a take-or-pay basis as of the Closing Date.
“Commitment Fee Rate” shall mean, for any day, 1.00% per annum.
“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of SOFR Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit B or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Compensation Period” has the meaning set forth in Section 2.11(c)(ii).
“Compliance Certificate” means a certificate substantially in the form of Exhibit E-1.
“Compression Addition” means any station or series of stations (including compressor units and related equipment) capable of compressing natural gas to specified pressures, or any other expansion, modification or enhancement (or series thereof) having the effect of upgrading compression with respect to any existing portion of the Project, with the results described as an “Expansion Opportunity” under the JV LLC Agreement, including as may be used to increase the capacity of the Project to up to approximately 2.0 Bcf/d.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.05 and other technical, administrative or operational matters) that the Administrative Agent decides (after consultation with the Borrower) may be appropriate to reflect the adoption and implementation of Term SOFR or such Benchmark Replacement and to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of Term SOFR or such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Construction Opportunity” has the meaning given to such term in the JV LLC Agreement.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Control Agreement” means any customary account control agreement in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which the depositary institution maintaining the relevant account agrees that the Collateral Agent shall have “control” (as defined in Section 8-106 of the UCC, as such term relates to investment property (other than certificated securities or commodity contracts), or as used in Section 9-106 of the UCC, as such term relates to commodity contracts, or as used in Section 9-104(a) of the UCC, as such term relates to deposit accounts) and pursuant to which such issuer, securities intermediary, commodities intermediary or depositary institution (as applicable) shall agree to comply solely with the Collateral Agent’s entitlement orders or instructions with respect to the disposition of funds or to apply any value distributed on account of any commodity account, as applicable, in such account upon the occurrence and continuance of an Event of Default and without the consent of any other Person.
“Credit Extension” means a Borrowing.
“Debt Service” means, for any period, the sum of all (a) scheduled cash interest, commitment fees, letter of credit fees, and scheduled principal payable during such period in respect of the Pari Passu Permitted Debt less any net payments received by the Borrower during such period pursuant to Secured Interest Rate Hedge Agreements and (b) any net payments paid by the Borrower during such period pursuant to Secured Interest Rate Hedge Agreements. For the avoidance of doubt, Debt Service shall not include (i) mandatory prepayments pursuant to the Loan Documents and (ii) any amounts required to be transferred to the Debt Service Reserve Account.
“Debt Service Coverage Ratio” means, for any Test Period, the ratio of (a) Borrower EBITDA to (b) Debt Service for such Test Period.
“Debt Service Reserve Account” means account number 6330004777 of the Borrower, established with the Depositary Bank.
“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership,

insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition specified in Section 8.01 that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Loans that are Base Rate Loans plus (c) two percent (2.0%) per annum; provided that with respect to the overdue principal in respect of a SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan, plus two percent (2.0%) per annum, in each case to the fullest extent permitted by applicable Laws.
“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”
“Delayed Draw Availability Period” shall mean the period beginning on the Closing Date and ending at 11:59 p.m. New York time on September 18, 2028; provided that, if the Delayed Draw Loan Commitment is reduced to $0 in accordance with Section 2.05, the Delayed Draw Availability Period shall end on the date of such reduction.
“Delayed Draw Lender” shall mean each financial institution listed on Schedule 1.01A under the heading “Delayed Draw Lender”, as well as any registered assignee that becomes a “Lender” hereunder pursuant to Section 10.07(b) with respect to the Delayed Draw Term Loans and/or Delayed Draw Loan Commitments that, in each case, is a party to this Agreement.
“Delayed Draw Loan Commitment” shall mean, with respect to any Delayed Draw Lender, the amount set forth on Schedule 1.01A with respect to such Delayed Draw Lender under the heading “Delayed Draw Loan Commitment” as the same may be reduced from time to time in accordance with Section 2.05. The aggregate principal amount of the Delayed Draw Loan Commitments on the Closing Date is $50,000,000.
“Delayed Draw Loan Commitment Fee” shall have the meaning assigned to such term in Section 2.08(a).
“Delayed Draw Loan Facility” shall mean the Delayed Draw Loan Commitments and the Delayed Draw Term Loans.
“Delayed Draw Term Loans” shall mean the term loans made by the Delayed Draw Lenders to the Borrower from time to time pursuant to Section 2.01(b).
“Depositary Bank” means Citizens Bank, N.A., solely in its capacity as depositary bank or securities intermediary (as applicable), or a successor selected by the Borrower and reasonably acceptable to the Administrative Agent and Collateral Agent.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests in a Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by the Borrower of any its Equity Interests to Pledgor, by the Double E Joint Venture of any of its Equity Interests to another Person.

“Disqualified Lenders” means (a) those Persons identified by the Borrower or the Sponsor to the Administrative Agent in writing on or prior to March 16, 2026 (and such Persons’ Affiliates clearly identifiable as such solely on the basis of their names), and (b) competitors (and such competitors’ sponsors and Affiliates identified to the Administrative Agent in writing or clearly identifiable as such solely on the basis of their names) of the Borrower and the Double E Joint Venture separately identified by the Borrower or the Sponsor to the Administrative Agent in writing from time to time (including after the Closing Date); provided that no updates to the Disqualified Lender list shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation in respect of the Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders. Any supplement to the list of Disqualified Lenders pursuant to clause (b) above shall be made by the Borrower or Sponsors to the Administrative Agent in writing (including by email) and such supplement shall take effect the same Business Day such notice is received by the Administrative Agent. The list of Disqualified Lenders shall be made available to any Lender upon request to the Administrative Agent, subject to customary confidentiality requirements.
“Distressed Person” has the meaning set forth in the definition of “Lender-Related Distress Event”.
“Distribution Account” means account number 6330004149 of the Borrower held with the Depositary Bank or such other financial institution as the Borrower may from time to time select.
“Distribution Commencement Date” means the later of (x) March 16, 2028 and (y) the effective date of the extension of the term of the XOM Contract for an additional period of at least four (4) years or the effective date of the entry into one or more new agreements in replacement thereof on substantially similar or more favorable terms to the Double E Joint Venture, taken as a whole, than the XOM Contract, with a term of at least four years.
“Distribution Suspense Account” means account number 6330004742 of the Borrower, established with the Depositary Bank.
“Division/Series Transaction” means with respect to any Person that is organized under the laws of the State of Delaware, that any such Person (a) divides into two or more Persons (whether or not the original Person survives such division) or (b) creates, or reorganizes into, one or more series, in each case, as contemplated under the laws of the State of Delaware.
“Dollar” and “$” mean lawful money of the United States.
“Double E Joint Venture” means Double E Pipeline, LLC, a Delaware limited liability company.
“DSR Letter of Credit” means any irrevocable standby letter of credit, in the form reasonably acceptable to the applicable L/C Issuer, the Borrower and the Collateral Agent issued to satisfy the DSR Requirement by an Acceptable L/C Issuer.
“DSR Requirement” means as of any date of determination, the next three (3) months of principal and interest scheduled to be payable hereunder after such date of determination in respect of the Loans pursuant to Section 2.06 and Section 2.07(a) (as adjusted for settlement amounts under the Interest Rate Hedge Agreements).
“DSRA Deficiency Event” occurs when, as of the last day of any fiscal quarter, the Funded DSR is less than the DSR Requirement.

“DSRA Overfunding Event” occurs when the Funded DSR exceeds the DSR Requirement.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” has the meaning set forth in Section 10.07(a).
“Environment” means the environment, including ambient air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna.
“Environmental Claim” means any and all actions, suits, orders, demand letters, claims, complaints, notices of non-compliance or violation, notices of liability or potential liability, liens, proceedings, consent orders or consent agreements, in each instance in writing, relating to any actual or alleged violation of Environmental Law or any Release of, or exposure to, Hazardous Material.
“Environmental Laws” means any applicable Law relating to the prevention of pollution or the protection of the Environment and natural resources or the protection of human health and safety to the extent it relates to exposure to Hazardous Materials, including any applicable Laws relating to the generation, use, handling, transportation, storage, treatment, disposal, or Release of, or exposure to, any Hazardous Materials.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, or penalties), of the Borrower or the Double E Joint Venture directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials in violation of Environmental Laws, (c) exposure to any Hazardous Materials, or (d) the Release of any Hazardous Materials into the Environment.
“Equity Contribution Account” means account number 5330004777 of the Borrower held with the Depositary Bank or such other financial institution as the Borrower may from time to time select.
“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
“Equity Sale” means a Disposition of the Equity Interests owned by the Borrower in the Double E Joint Venture, other than in connection with any Qualified Equity Issuance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means (a) any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code or (b) any entity (whether or not incorporated) that is under common control within the meaning of Section 4001(a)(14) of ERISA with the Borrower.
“ERISA Event” means (a) a Reportable Event; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing by the PBGC of a notice of intent to terminate any Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or Section 4041A of ERISA, respectively, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of or the appointment of a trustee to administer any Pension Plan or Multiemployer Plan; (f) with respect to a Pension Plan, the failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived; (g) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to a Plan which could result in liability to the Borrower; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
“Event of Default” has the meaning set forth in Section 8.01.
“Excess Cash Flow” means, with respect to any applicable fiscal quarter, the amount of Proceeds for such fiscal quarter remaining in the Revenue Account after giving effect to the application of funds in accordance with clauses “First” through “Seventh” of Section 2.15(h).
“Excluded Accounts” means the Distribution Account and the Equity Contribution Account.
“Excluded Assets” has the meaning set forth in the definition of “Collateral Requirement”.
“Excluded Debt Proceeds” means proceeds of any Additional Pari Passu Permitted Debt.
“Excluded Equity Proceeds” means proceeds received by the Borrower after the Closing Date from contributions to its common equity capital.
“Excluded Proceeds” means Excluded Debt Proceeds and Excluded Equity Proceeds.
“Existing Credit Agreement” means that certain Credit Agreement, dated as of March 8, 2021, by and among the Borrower, MUFG Bank, LTD. as Administrative Agent, Mizuho Bank (USA), as Collateral Agent, the letter of credit issuers and the lenders parties from time to time thereto (as amended from time to time).
“Extraordinary Proceeds” means all cash proceeds actually received by the Borrower of (A) any Material Disposition, (B) any Equity Sale, (C) any Material Contract Payment, (D) any Casualty Event and (E) any Indebtedness, in each case, to the extent the Net Proceeds with respect thereto, if any, would be required to be offered to prepay (x) Term Loans in accordance with the terms of this Agreement or (y) Additional Pari Passu Permitted Debt in accordance with the terms thereof.
“Extraordinary Proceeds Account” means account number 6330004785 of the Borrower, established with the Depositary Bank.
“Exxon Member” means ExxonMobil Permian Double E Pipeline LLC.
“Facility” means the Term Loan Facility, the Delayed Draw Loan Facility or a given Class of Incremental Term Loans, as the context may require.
“FATCA” means Sections 1471 through 1474 of the Code (including, for the avoidance of doubt, any agreements entered into pursuant to Section 1471(b)(1) of the Code), as of the Closing Date (and any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with), any current or future Treasury Regulations or other official administrative guidance promulgated thereunder, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published for any day that is a Business Day, the average of the quotations for the day for such transactions as determined by the Administrative Agent.
“Fee Letter” means that certain Fee Letter dated as of the Closing Date, between the Borrower and the Sole Lead Arranger, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“First Lien Intercreditor Agreement” means the First Lien Intercreditor Agreement, by and among the Borrower, the Collateral Agent, Citizens Bank, N.A. and any Other Debt Representative that may from time to time become party thereto, entered into on the Closing Date.
“Floor” means the Applicable SOFR Floor or Base Rate Floor, as applicable.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.
“Funded DSR” means, as of any date of determination, the sum of (x) the balance of cash and Cash Equivalents credited to the Debt Service Reserve Account and (y) all Available Draw Amounts in respect of all DSR Letters of Credit.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that (i) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change in accounting principles or change as a result of the adoption or modification of accounting policies (including, but not limited to, the impact of Accounting Standards Update 2016-12, Revenue from Contracts with Customers (Topic 606) or similar revenue recognition policies or any change in the methodology of calculating reserves for returns, rebates and other chargebacks) occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (ii) GAAP shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower at “fair value,” as defined therein, and Indebtedness shall be measured at the aggregate principal amount thereof, and (iii) the accounting for operating leases and financing or capital leases under GAAP as in effect on the Closing Date (including, without limitation, FASB Accounting Standards Codification 840) shall apply for the purposes of determining compliance with the provisions of this Agreement, including the definition of Capitalized Leases and obligations in respect thereof.
“Governmental Authority” means any nation or government; any state, locality, or other political subdivision thereof; any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any supra-national bodies that exercise such powers or functions (such as the European Union or the European Central Bank).
“Granting Lender” has the meaning set forth in Section 10.07(i).
“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or is then in effect or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, or words of similar regulatory import, in any form, including petroleum or petroleum distillates, explosives, radioactive materials, friable asbestos or asbestos-containing materials, polychlorinated biphenyls, per- and polyfluoroalkyl substances, radon gas, or toxic mold, in each case that are regulated, or for which liability is imposed, under Environmental Law.
“Hedge Bank” means any Person that (a) is a Lender at the time it enters into a Secured Interest Rate Hedge Agreement, in its capacity as a party thereto or (b) is a Person that has (or is guaranteed by any Person that has), as of the date of its execution of the applicable Secured Interest Rate Hedge Agreement, a credit rating of at least BBB from S&P and at least Baa2 from Moody’s (or the equivalent from another rating agency).
“Hedge Transaction” means any transaction (such as swaps, caps, collars or floors) entered into under, and as may be defined in, a Secured Interest Rate Hedge Agreement.
“Incremental Amendment” has the meaning set forth in Section 2.13(f).
“Incremental Availability Amount” has the meaning set forth in Section 2.13(d)(v).
“Incremental Commitments” has the meaning set forth in Section 2.13(a).
“Incremental Equivalent Debt” has the meaning set forth in clause (l) of the definition of “Permitted Debt”.
“Incremental Equivalent First Lien Debt” means Incremental Equivalent Debt that is secured on a pari passu basis with the Obligations.
“Incremental Excess Amount” has the meaning set forth in Section 2.04(b)(vii).
“Incremental Facility” has the meaning set forth in Section 2.13(a).
“Incremental Facility Closing Date” has the meaning set forth in Section 2.13(d).
“Incremental First Lien Term Loans” means Incremental Term Loans that are secured on a pari passu basis with the Obligations.
“Incremental Lenders” has the meaning set forth in Section 2.13(b).
“Incremental Loan Request” has the meaning set forth in Section 2.13(a).
“Incremental Term Facility” means the Incremental Term Loans and Incremental Commitments provided by the Additional Lenders in accordance with Section 2.13.
“Incremental Term Facility Economics Threshold” means (a) the aggregate principal amount for the Incremental Term Loans offered by the Additional Lenders being more than what is offered by the existing Lenders and (b) the All-In Yield for the Incremental Term Loans offered by the Additional Lenders being no less than 50 bps lower than the All-In Yield for the Incremental Term Loans offered by the existing Lenders.
“Incremental Term Facility Uses” means to (i) make Required Contributions to pay project costs in respect of the Project, the Compression Addition or a Permitted Expansion, (ii) pay fees and expenses incurred in connection with the Compression Addition or a Permitted Expansion, (iii) pay fees and expenses incurred in connection with Incremental Term Loans, (iv) reimburse

Required Contributions or fees and expenses or (v) pay debt service with respect to the Compression Addition or the applicable Permitted Expansions, as applicable, and fund applicable debt service reserves.
“Incremental Term Loan” has the meaning set forth in Section 2.13(c).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:
(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person, in each case to the extent expected to be drawn;
(c)net obligations of such Person under any Secured Interest Rate Hedge Agreement, it being understood that for purposes hereof the “net obligations” of a Person shall be the Swap Termination Value thereof;
(d)all obligations of such Person to pay the deferred purchase price of property or services to the extent payable in cash (other than (i) trade accounts and accrued expenses payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) accruals for payroll and other liabilities accrued in the ordinary course);
(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)all Attributable Indebtedness; and
(g)to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise expressly limited, (B) in the case of the Borrower, exclude all Indebtedness of the Double E Joint Venture, (C) exclude obligations under or in respect of Non-Capitalized Lease Obligations (to the extent they are treated as operating leases in the most recent financial statements in existence on the Closing Date), straight-line leases, operating leases or sale lease-back transactions (except any resulting Capitalized Lease Obligations), (D) exclude obligations in respect of contract acquisition costs and structured bonus payments in connection with contract acquisitions, synthetic joint ventures or otherwise, and (E) exclude obligations of the Double E Joint Venture created by operation of Section 4.2(e) of the JV LLC Agreement. The amount of any net obligation under any Secured Interest Rate Hedge Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such

Indebtedness (not to exceed the maximum amount of such Indebtedness for which such Person could be liable) and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. Notwithstanding anything in this definition to the contrary, Indebtedness shall be calculated without giving effect to the effects of FASB Accounting Standards Codification 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.
“Indemnified Liabilities” has the meaning set forth in Section 10.05.
“Indemnified Taxes” means, with respect to any Agent or any Lender, (a) all Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document other than (i) Taxes imposed on or measured by its net income (however denominated), franchise (and similar) Taxes and branch profits (and similar) Taxes, in each case, (A) imposed by a jurisdiction as a result of such recipient being organized in or having its principal office (or, in the case of any Lender, its applicable Lending Office) in such jurisdiction (or any political subdivision thereof), or (B) that are Other Connection Taxes, (ii) Taxes attributable to a Lender’s or the Administrative Agent’s failure to comply with Section 3.01(c), (iii) in the case of any Lender, any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (x) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.07) or (y) such Lender changes its applicable Lending Office, except in each case to the extent such Lender (or its assignor, if any) was entitled immediately prior to the time of designation of a new Lending Office (or assignment) to receive additional amounts or an indemnity with respect to such withholding Tax pursuant to Section 3.01, and (iv) any withholding Taxes imposed under FATCA, and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Indemnitees” has the meaning set forth in Section 10.05.
“Information” has the meaning set forth in Section 10.08.
“Initial Quarterly Payment Date” means March 31, 2027.
“Initial Term Commitment” means, as to each Lender, its obligation to make an Initial Term Loan to the Borrower pursuant to Section 2.01 in an aggregate amount not to exceed the amount set forth opposite such Lender’s name in Schedule 1.01A under the caption “Initial Term Commitments” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.13). The aggregate amount of the Initial Term Commitments of all Lenders on the Closing Date shall be $340,000,000.
“Initial Term Loans” means the term loans made by the Lenders on the Closing Date to the Borrower pursuant to Section 2.01.
“Interest and Fee Amounts” means all indemnities, fees, and expenses (to the extent not paid pursuant to Section 2.15(h)(iii)), scheduled interest, commitment fees and letter of credit fees with respect to the Pari Passu Permitted Debt.
“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.03, in substantially the form of Exhibit B-2 or such other form as shall be approved by the Administrative Agent (acting reasonably).

“Interest Payment Date” means, as to any Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.
“Interest Period” means, as to each SOFR Loan, the period commencing on the date such SOFR Loan is disbursed or converted to or continued as a SOFR Loan and ending on the immediately subsequent Interest Payment Date; provided that:
(A)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(B)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(C)no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.
“Interest Rate Hedge Agreements” means any interest rate swap agreement, interest rate floor agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, other similar agreement or arrangement or any combination of the foregoing, each of which is for the purpose of hedging the interest rate exposure associated with the Borrower’s operations and not for speculative purposes, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment.
“IP Rights” means intellectual property rights.
“JV LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Double E Pipeline, LLC, dated as of June 26, 2019, by and among the Exxon Member, the Borrower, the Double E Joint Venture, solely for purposes of acknowledging its agreement to Section 9.04 therein, and any other parties thereto from time to time, as the same may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under the Loan Documents.
“Kroll” means Kroll Bond Rating Agency or any successor thereto.

“Latest Maturity Date” means, at any date of determination, unless otherwise specified to apply to a specific Class of Loans or Commitments, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Incremental Term Loans, in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, legally binding guidelines, regulations, ordinances, codes and administrative or judicial precedents, orders, decrees, injunctions or authorities, including the legally binding interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“Lender” shall mean each Initial Term Loan Lender, each Delayed Draw Lender and each Incremental Lender, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance, excluding, for the avoidance of doubt, any Disqualified Lender.
“Lender Default” means (a) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender to make available its portion of any incurrence of any loans or reimbursement obligations required to be made by it, which refusal or failure is not cured within five (5) Business Days after the date of such refusal or failure; (b) the failure of any Lender to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within five (5) Business Days of the date when due, unless subject to a good faith dispute; (c) a Lender has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations, or has made a public statement to that effect with respect to its funding obligations, under any Facility or under other agreements generally in which it commits to extend credit; (d) a Lender has failed, within five (5) Business Days after request by the Administrative Agent, to confirm that it will comply with its funding obligations under any Facility or to deny that it is insolvent; or (e) a Lender has admitted in writing that it is insolvent or such Lender becomes subject to a Lender-Related Distress Event. Any determination by the Administrative Agent that a Lender Default has occurred under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and the applicable Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(a) upon delivery of written notice of such determination to the Borrower and each Lender).
“Lender-Related Distress Event” means, with respect to any Lender or any Person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of (i) the ownership or acquisition of any equity interests in any Lender or any Person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof or (ii) Undisclosed Administration.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, lease, license, sublease, option, right of first refusal, right of first offer, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional, installment, contingent sale or other title retention agreement, any easement, covenant, condition, restriction, defect, encroachment, right of way or other encumbrance on title to Real Property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).
“Loan” means the Term Loans.
“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Collateral Documents, (d) the First Lien Intercreditor Agreement, (e) the Fee Letter and (f) any Incremental Amendment.
“Make-Whole Amount” shall mean, at the time of computation, an amount equal to the present value of the aggregate interest and scheduled principal amounts that would have accrued and been due and payable hereunder on the portion of any Loan being repaid or prepaid or which is accelerated at such time from the date of such repayment or prepayment through and including the end of the Make-Whole Period calculated using an interest rate equal to the applicable interest rate for SOFR Loans in effect on the third Business Day prior to such prepayment and discounted to the date of repayment or prepayment at a rate equal to the rate applicable to U.S. Treasury securities with similar maturities to such payments plus 0.50%; provided that in each case the Make-Whole Amount may in no event be less than zero. For the avoidance of doubt, the Administrative Agent shall not be required to calculate, verify or determine the Make-Whole Amount.
“Make-Whole Period” shall mean the period beginning on the Closing Date and ending on March 16, 2027.
“Margin Stock” has the meaning set forth in Regulation U issued by the FRB.
“Master Agreement” has the meaning set forth in the definition of “Interest Rate Hedge Agreement”.
“Material Adverse Effect” means a material adverse effect on (i) the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower (or, if expressly provided herein, of the Double E Joint Venture), (ii) the ability of the Borrower to fully and timely perform its payment obligations under the Loan Documents, (iii) the material rights and remedies available to the Lenders and Agents, taken as a whole under the Loan Documents or (iv) the impairment of the validity, priority or perfection of the Secured Parties’ security interests in and Liens on the Collateral (subject to Permitted Liens).
“Material Contract” means each Transportation Agreement, and each Capacity Lease Agreement, in each case to which the Double E Joint Venture is a party as of the Closing Date, including the Transwestern Agreement and the Producers Midstream Agreement.
“Material Contract Payments” means all termination payments under any Material Contract paid in favor of the Double E Joint Venture; provided that no such termination payment shall become a “Material Contract Payment” if and only for so long as (a) the Material Contract with respect to which such termination payment was received is replaced on substantially similar terms within 180 days of termination thereof, and (b) during such 180-day period, such termination payment is held at all times in a Collateral Account (it being understood such termination payment shall not constitute a “Material Contract Payment” until the date that is 180 days following termination of such Material Contract).
“Material Disposition” means any Disposition by the Double E Joint Venture, in each case for which the purchase price exceeds $5,000,000 or for which, in the aggregate with each other such Disposition occurring in the twelve (12) months prior to the date of such Disposition, the purchase price (together with all such purchase prices) exceeds $25,000,000 during such period.
“Material Permits” means any and all material Permits necessary in the normal conduct of the Borrower’s and the Double E Joint Venture’s business, which as of the Closing Date are listed in Schedule II.
“Maturity Date” means the earlier of (1) (a) with respect to the Initial Term Loans and the Delayed Draw Term Loans, March 17, 2031, and (b) with respect to any Incremental Term Loans, the final maturity date applicable thereto as specified in the applicable Incremental Amendment and (2) such earlier date on which the entire outstanding principal balance of the applicable Loans, together with all unpaid interest, fees, charges and costs, become due and payable, as applicable, under this Agreement or the applicable Incremental Amendment; provided, in each case, that if such date is not a Business Day, then the applicable Maturity Date shall be the next succeeding Business Day.
“Maximum Rate” has the meaning set forth in Section 10.10.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions if liability to the Borrower remains.
“Net Proceeds” means:
(a)one hundred percent (100%) of the cash proceeds actually received by the Borrower (including cash in the form of dividends or similar distributions from the Double E Joint Venture and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable) or any of its Affiliates (other than the Double E Joint Venture) from any Disposition (including any Material Disposition and any Equity Sale) or Casualty Event, net of (i) reasonable, out-of-pocket attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred by Borrower in connection therewith, (ii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by a Lien (other than a Lien that ranks pari passu with or subordinated to the Liens securing the Obligations) on the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (iii) taxes paid or reasonably estimated to be payable as a result thereof, and (iv) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Borrower including, without limitation, liabilities related to environmental matters or against any indemnification obligations (provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction);
(b)one hundred percent (100%) of the cash proceeds from the incurrence, issuance or sale by the Borrower of any Indebtedness, net of all taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale; and
(c)one hundred percent (100%) of the cash proceeds (including cash distributed by the Double E Joint Venture) from any Material Contract Payment, net of all taxes paid or reasonably estimated to be payable as a result thereof and fees, costs and other expenses, in each case incurred in connection with such Material Contract Payment;
provided that, for purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Borrower shall be disregarded.
“Non-Capitalized Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Capitalized Lease Obligation.
“Non-Consenting Lender” has the meaning set forth in Section 3.07(c).
“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.
“Note” means a Term Note.
“Nuveen Incremental Term Commitments” means commitments provided by any Lender party to this Agreement on the Closing Date (together with such Lenders’ Affiliates, limited partners or Approved Funds) to provide Incremental Term Loans pursuant to Section 2.13, which shall be no more than $50,000,000. On the Closing Date, the Nuveen Incremental Term Commitments are $0.
“Nuveen Incremental Term Facility” means the additional term loan facility provided by the existing Lenders pursuant to Section 2.13.
“Nuveen Incremental Term Facility Availability Period” means shall mean the period beginning on the closing date of the Nuveen Incremental Term Facility and ending on March 16, 2029.
“Nuveen Incremental Term Loan” has the meaning set forth in Section 2.13(b).
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day).
“O&M Agreement” means the Operations and Maintenance Agreement, dated as of June 26, 2019, between Summit Permian Transmission II, LLC and the Double E Joint Venture.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Borrower under the Loan Documents include the obligation to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by the Borrower under any Loan Document, in each such case, to the extent that any of the foregoing are required to be paid under the Loan Documents.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OID” means original issue discount.
“Operating Expenses” means operating costs and expenses of the Borrower and its other administrative, management and overhead costs and expenses (including (a) franchise and similar taxes and other fees, direct taxes and expenses, in each case, required to maintain its corporate existence, (b) indemnity payments in connection with its management and maintenance, (c) amounts relating to insurance (including the costs of premiums and deductibles and brokers’ expenses), (d) amounts related to obtaining and maintaining any approval from any Governmental Authority and (e) legal, accounting, general administrative and other overhead costs and expenses and professional fees). For the avoidance of doubt, Operating Expenses shall not include (i) income taxes, (ii) depreciation or amortization and other non-cash charges and (iii) any expenses of Double E Joint Venture.
“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Debt Representative” means, with respect to any series of Incremental Equivalent Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and in the case each of their successors and assigns in such capacities.
“Other Connection Taxes” means, with respect to any Agent or Lender, Taxes imposed as a result of a present or former connection between such Agent or Lender and the jurisdiction imposing such Tax (other than connections arising from such Agent or Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other

Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.07).
“Outstanding Amount” means the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans occurring on such date.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).
“Pari Passu Permitted Debt” means the Obligations and any Additional Pari Passu Permitted Debt.
“Participant” has the meaning set forth in Section 10.07(f).
“Participant Register” has the meaning set forth in Section 10.07(f).
“Payment” has the meaning set forth in Section 9.01(f)(i).
“Payment Notice” has the meaning set forth in Section 9.01(f)(ii).
“Payment in Full” means the payment in full in cash of the Loans and all other Obligations (other than contingent reimbursement obligations) that are accrued and payable and the termination of the Commitments.
“Payment or Bankruptcy Default” means an Event of Default under Section 8.01(a), (f) or (g).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years if liability to the Borrower remains.
“Permit” means any and all licenses, permits, approvals, certifications, registrations, authorizations, exemptions, qualifications and approvals required to be obtained from a Governmental Authority under any Laws.
“Permitted Debt” means:
(d)Indebtedness under the Loan Documents;
(e)Indebtedness outstanding (or expected to be drawn) on the Closing Date and listed on Schedule 7.02;
(f)Indebtedness in the form of subordinated loans or notes issued by one or more of the Sponsors or their respective Subsidiaries, in each case, that by its terms is fully subordinated in right of payment to the Indebtedness incurred pursuant to clauses (a) and

(d) of this definition on terms in all material respects consistent with those set forth on Exhibit J;
(g)Super-Priority Permitted Indebtedness;
(h)Indebtedness incurred in connection with an Investment expressly permitted hereunder or any Disposition, in each case, constituting indemnification obligations or obligations in respect of purchase price (including earnouts) or other similar adjustments; provided that the Borrower shall not incur any debt for borrowed money in connection with any Investment or Disposition by the Double E Joint Venture;
(i)Indebtedness consisting of obligations under deferred compensation or other similar arrangements incurred by such Person in connection with Investments expressly permitted hereunder;
(j)Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;
(k)Indebtedness, in an aggregate principal amount at any time outstanding that at the time of, and after giving effect to, the incurrence thereof, would not exceed $3,000,000 at such time;
(l)Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;
(m)Indebtedness in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business; provided that any reimbursement obligations in respect thereof are reimbursed within thirty (30) days following the incurrence thereof;
(n)obligations in respect of appeal and surety bonds and performance and completion guarantees and similar obligations or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;
(o)Indebtedness in respect of one or more series of senior secured loans or notes, unsecured “mezzanine” loans or notes or senior unsecured or subordinated loans or notes (whether issued in a public offering, under Rule 144A of the Securities Act or in another private placement or otherwise), in each case, pursuant to an indenture, interim agreement, loan agreement, note purchase agreement or otherwise and any extensions, renewals, refinancings and replacements thereof, including in the case of any such notes, any Registered Equivalent Notes (the “Incremental Equivalent Debt”); provided that (i) any such Incremental Equivalent Debt that is secured shall not be secured by any property or assets of the Borrower other than the Collateral, (ii) any such Incremental Equivalent Debt shall have a Weighted Average Life to Maturity (in the case of debt securities, as measured with respect to the redemption date) not shorter than the longest remaining Weighted Average Life to Maturity of the Facilities (after giving effect to any prior payments that would otherwise modify such Weighted Average Life to Maturity), (iii) such Incremental Equivalent Debt shall have a maturity date (or, in the case of debt securities, redemption date) that is on or after the Latest Maturity Date of the Term Loans outstanding at the time such Indebtedness is incurred, (iv) such Incremental Equivalent Debt shall not require any prepayments that are inconsistent with Section 2.15, (v) such Incremental Equivalent Debt shall not be subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except with respect to any customary asset sale, event of loss, change of control, event of default, or, in the case of Incremental Equivalent Debt in the form of loans, excess cash flow provisions that provide for prior Payment in Full), in each case on or prior to the Latest Maturity Date of the Term Loans outstanding at the time such Indebtedness is incurred (and any such permitted mandatory prepayments shall be required to be shared, for the avoidance of doubt, on at least a pro rata basis with the Term Loan Facility), (vi) the aggregate outstanding principal amount of all Incremental Equivalent Debt incurred in accordance with this clause (l) of the definition of “Permitted Debt”, together with the aggregate principal amount of all Incremental Commitments and Incremental Term Loans shall not exceed the Incremental Availability Amount, (vii) the security agreements, if applicable, relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (viii) if such Incremental Equivalent Debt is secured, it shall rank pari passu in right of payment (but junior in right of payment to any Super-Priority Permitted Indebtedness) and of security (including with respect to the Permitted Expansion) with the Loans and the Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to the First Lien Intercreditor Agreement, (ix) subject to clause (v) above, the amortization, pricing, rate floors, discounts, fees, premiums and optional prepayment and redemption provisions applicable to such Incremental Equivalent Debt shall be determined by the Borrower and the holders of such Incremental Equivalent Debt and (x) each of the conditions precedent to the Incremental Facility Closing Date in Section 2.13(d)(i) shall apply mutatis mutandis to the incurrence of any Incremental Equivalent Debt; and
(p)all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (l) above.
For purposes of determining compliance with Section 7.02, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (m) above, the Borrower shall, in its sole discretion, classify or later divide, classify or reclassify all or a portion of such item of Indebtedness or any portion thereof in a manner that complies with Section 7.02 and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents will at all times be deemed to be outstanding in reliance only on the exception in clause (a) of the definition of “Permitted Debt” (but without limiting the right of the Borrower to classify and reclassify, or later divide, classify or reclassify, Indebtedness incurred under Section 2.13 or clause (l) of the definition of “Permitted Debt”).
“Permitted Dispositions” means:
(q)Dispositions of property, whether now owned or hereafter acquired, in the ordinary course of business, any Disposition of obsolete, damaged or worn out property or assets, any disposition of inventory or goods (or other assets) held for sale and any Disposition of assets or property that is not a Material Disposition or property or assets no longer used or useful in the ordinary course of business (as determined in good faith by the management of the Borrower);
(r)to the extent constituting Dispositions, transactions permitted by Sections 7.01, 7.03, 7.04 and 7.07;
(s)Dispositions contemplated as of the Closing Date and listed on Schedule 7.05;

(t)Dispositions, liquidations or use of Cash Equivalents;
(u)transfers of property subject to Casualty Events; provided that to the extent such transfer constitutes a Material Disposition, the Net Proceeds thereof are applied in accordance with Section 2.04(b);
(v)Dispositions of property; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default exists), no Event of Default shall exist or would immediately result from such Disposition, (ii) the Net Proceeds of any Material Dispositions and Equity Sales are applied in accordance with Section 2.04(b) and (iii) with respect to any Disposition pursuant to this clause (f), the Borrower or the Double E Joint Venture shall receive one hundred percent (100%) of such consideration in the form of cash or Cash Equivalents; provided, however, that for the purposes of this clause (f)(iii), any publicly securities of a Person having an equity market capitalization of at least $3,000,000,000 that are not subject to a lock-up and that are converted into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within ninety (90) days following the closing of the applicable Disposition shall be deemed to be cash;
(w)the unwinding, including any termination, transfer, liquidation or novation, of any Interest Rate Hedge Agreement; provided that to the extent such unwinding constitutes a Material Disposition, the Net Proceeds thereof are applied in accordance with Section 2.04(b);
(x)Dispositions of Investments in the Double E Joint Venture to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in the JV LLC Agreement; provided that to the extent such Disposition constitutes a Material Disposition or an Equity Sale, the Net Proceeds thereof are applied in accordance with Section 2.04(b);
(y)the lapse or abandonment in the ordinary course of business any registrations or applications for registration of any immaterial IP Rights; and
(z)Disposition of any property or assets acquired using Excluded Equity Proceeds, in an amount equal to the amount of Excluded Equity Proceeds previously received and the Borrower elects to apply under this clause (j);
provided that any Disposition of any property pursuant to clauses (c), (f) or (j) of the definition of “Permitted Dispositions” shall be for no less than the fair market value of such property at the time of such Disposition as determined by the Borrower in good faith. To the extent any Collateral is Disposed of as expressly permitted by Section 7.05 to any Person other than the Borrower, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Lenders hereby authorize the Administrative Agent or the Collateral Agent, as applicable, to take any actions in order to effect the foregoing.
“Permitted Expansion” has the meaning given to the term “Construction Opportunity” and “Special Construction Opportunity” in the JV LLC Agreement.
“Permitted Fundamental Changes” means the Borrower may change its legal form if the Borrower determines in good faith that such action is in the best interest of the Borrower, as applicable, and if not materially disadvantageous to the Lenders; it being understood that the following shall be deemed to be materially disadvantageous to the Lenders: (a) a change in the status of the Borrower that causes the Borrower to no longer be treated as a disregarded entity for tax purposes and (b) a Division/Series Transaction with respect to the Borrower.
“Permitted Investments” means:
(aa)Investments in Cash Equivalents;
(ab)Investments in the Double E Joint Venture and Investments constituting Equity Interests in the Double E Joint Venture;
(ac)Investments existing or contemplated on the Closing Date and set forth on Schedule 7.03, and any modification, replacement, renewal, reinvestment or extension thereof;
(ad)Investments in Secured Interest Rate Hedge Agreements permitted under clause (d) of the definition of “Permitted Debt”;
(ae)promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.05;
(af)to the extent they constitute Investments, the Transactions and Investments made in connection with the Transactions;
(ag)Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;
(ah)other Investments, which when combined with the aggregate amount of other Investments outstanding pursuant to this clause (h) (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof, but giving effect to any positive return in respect thereof, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts), does not exceed at the time when any such new Investment is made, $3,000,000;
(ai)Investments that are made in an amount equal to the amount of Excluded Equity Proceeds previously received and the Borrower elects to apply under this clause (i) of the definition of “Permitted Investments”;
(aj)earnest money deposits required in connection with any Investment otherwise expressly permitted under Section 7.03; and
(ak)Investments that are made by the Borrower using cash and Cash Equivalents in any Excluded Account.
“Permitted Liens” means:
(al)Liens (i) pursuant to any Loan Document and (ii) Liens to secure Indebtedness permitted under clauses (d) and (h) of the definition of “Permitted Debt”;
(am)(i) Liens existing on the Closing Date and listed on Schedule 7.01, and (ii) any modifications, replacements, renewals, refinancings, or extensions of any of the foregoing; provided that (A) the Lien does not extend to any additional property other than (x) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (y) proceeds and products thereof, (B) the Lien does not extend to any additional obligors and (C) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.02;
(an)Liens for Taxes that are not overdue for a period of more than sixty (60) days or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;
(ao)statutory or common law Liens in favor of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or like Liens that secure amounts not overdue for a period of more than sixty (60) days, or if more than sixty (60) days overdue, that are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate actions diligently conducted and for which adequate reserves have been established in accordance with GAAP;
(ap)pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, liability or casualty insurance to the Borrower or the Double E Joint Venture;
(aq)pledges, deposits or Liens to secure statutory or regulatory obligations, surety, stay, and appeal bonds, and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations and (ii) letters of credit and bank guarantees required or requested by any Governmental Authority in connection with any contract or Law) incurred in the ordinary course of business;
(ar)Liens (i) securing judgments or orders for the payment of money not constituting an Event of Default under Section 8.01(h) or (ii) securing appeal or other surety bonds related to such judgments;
(as)leases, licenses, subleases or sublicenses granted to others (i) in the ordinary course of business, and (ii) which do not (A) materially and adversely interfere with the business of the Borrower or (B) secure any Indebtedness;
(at)Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;
(au)Liens (i) on cash advances or Cash Equivalents in favor of the seller of any property to be acquired in an Investment permitted pursuant to clauses (c) and (i) of the definition of “Permitted Investment” to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(av)any interest or title of a lessor, sublessor, licensor or sublicensor under leases, subleases, licenses or sublicenses entered into in the ordinary course of business, which do not individually or in the aggregate materially and adversely interfere with the conduct of the business of the Borrower;

(aw)Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) relating to pooled deposit or sweep accounts of the Borrower to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower;
(ax)Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted hereunder;
(ay)Liens arising from precautionary Uniform Commercial Code financing statements or similar filings;
(az)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto in the ordinary course of business;
(ba)Liens to secure Indebtedness permitted under clause (l) of the definition of “Permitted Debt”; provided that the representative of the holders of each such Indebtedness becomes party to the First Lien Intercreditor Agreement;
(bb) Liens on assets or property constituting Excluded Assets pursuant to clauses (v), (vii), (viii) and (ix) of the definition of “Excluded Assets”; and
(bc)Liens created by operation of the JV LLC Agreement.
Notwithstanding the foregoing, no consensual Liens shall exist on Equity Interests that constitute Collateral other than pursuant to clauses (a), (c), (g) and (p) above.
For purposes of determining compliance with Section 7.01, (A) Liens need not be incurred solely by reference to one category of Liens permitted by Section 7.01 but are permitted to be incurred in part under any combination thereof and of any other available exemption, (B) in the event that such Lien (or any portion thereof) meets the criteria of one or more of the categories of Liens permitted by Section 7.01, the Borrower shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with such provision and (C) in no event shall the Borrower incur or permit to exist any Lien on its property to secure Indebtedness of the Double E Joint Venture.
“Permitted Tax Distribution” has the meaning assigned to such term in Section 7.07(f).
“Permitted Transferee” means any Person that, (i) (a) (1) when considered collectively with its Affiliates, has, or is a direct or indirect Subsidiary of a Person that has, a credit rating for senior unsecured long term indebtedness of BBB- or higher from either S&P Global Ratings or Fitch, Inc. or Baa3 or higher from Moody’s or (2) has, or is a direct or indirect Subsidiary of a Person that has, a tangible net worth, assets under management or uncalled capital commitments in an aggregate amount of at least $500,000,000 or, if its securities are publicly traded, equity value of at least $500,000,000 and (b) (1) such Person has substantial experience in the natural gas gathering, processing or transmission business in the United States or has contracted with a third party operator which has substantial experience in the natural gas gathering, processing or transmission business in the United States or (2) Exxon Member assumes control as “operator” of the Project in accordance with the JV LLC Agreement and the O&M Agreement or (ii) is otherwise approved by the Administrative Agent (which approval shall not be unreasonably withheld, conditioned, or delayed); provided that, in each case, prior to any such Permitted Transferee acquiring any direct or indirect Equity Interests in the Pledgor, such Permitted Transferee shall have provided to the Administrative Agent and the Lenders such documentation and other information as required by regulatory authorities under applicable “know-your-

customer” rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Multiemployer Plan, sponsored, maintained or contributed to by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
“Plan Asset Regulations” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA.
“Pledge Agreement” means the Pledge Agreement, dated as of the Closing Date and substantially in the form of Exhibit H, between the Pledgor and the Collateral Agent.
“Pledged Debt” has the meaning set forth in the Security Agreement.
“Pledged Equity” has the meaning set forth in the Pledge Agreement.
“Pledgor” means Summit Permian Transmission Holdco, LLC, a Delaware limited liability company.
“Prepayment Amount” means, as applicable:
(bd)in the case of a Material Disposition (other than an Equity Sale) or any other Disposition that is not a Permitted Disposition, an amount equal to the Net Proceeds received by Borrower in connection with such Disposition;
(be)in the case of Equity Sales, an amount equal to the Net Proceeds received by Borrower in connection with such Equity Sales, which shall not exceed the product of (A) the outstanding principal amount of the Obligations under the Facility and (B) the percentage of the Borrower’s interest in the Double E Joint Venture sold in such transaction;
(bf)in the case of one or more Material Contract Payments or Casualty Events as a result of which Borrower has received Net Proceeds in the aggregate equal to or in excess of $3,000,000, an amount up to such Net Proceeds received by Borrower in connection with such Material Contract Payment or Casualty Event.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).
“Principal Payment Amounts” means scheduled principal and other payments with respect to Pari Passu Permitted Debt (other than Interest Rate Hedge Agreements entered into in connection therewith).

“Pro Rata Share” means, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities and, if applicable and without duplication, Loans under the applicable Facility or Facilities at such time; provided that, in the case of the Initial Term Commitments, Delayed Draw Loan Commitments and any Incremental Commitments, if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
“Proceeds” means all cash, cash equivalents, Revenues and other amounts, other than Extraordinary Proceeds and Excluded Proceeds, received by the Borrower.
“Producers Midstream Agreement” the Binding Precedent Agreement for the Dude Receipt Lateral Project & Firm Transportation Service, dated as of August 11, 2025, by and between the Double E Joint Venture and Scurry Downstream, LLC.
“Project” refers to that approximately 135 miles Double E pipeline owned by the Double E Joint Venture, including a 42” mainline and two 30” laterals, together with interconnections, meter stations, and related assets, and provides natural gas transportation from various receipt points in the Delaware Basin and various delivery points in and around the Waha hub, the capacity of which can be increased to over 2.0 Bcf/d through the Compression Addition.
“Projected Debt Service” means, for any period, the sum of the following projected amounts: (a) scheduled cash interest, commitment fees, letter of credit fees, and scheduled principal payable during such period in respect of the applicable Incremental Facility less any net payments receivable by the Borrower during such period pursuant to Interest Rate Hedge Agreements in connection with the applicable Incremental Facility and (b) any net payments payable by the Borrower during such period pursuant to Interest Rate Hedge Agreements in connection with the applicable Incremental Facility. For the avoidance of doubt, Projected Debt Service shall not include (i) mandatory prepayments pursuant to the Loan Documents applicable to such Incremental Facility and (ii) any amounts required to be transferred to the Debt Service Reserve Account.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Qualified Capacity Lease Agreement” means any capacity lease agreement having an initial term of at least one (1) year and having substantially similar terms to the terms of the Capacity Lease Agreements in effect on the Closing Date, or as otherwise would be more beneficial to the Double E Joint Venture.
“Qualified Equity Issuance” has the meaning given in Section 7.13.
“Qualified Transportation Agreement” means any transportation agreement having an initial term of at least two (2) years and having substantially similar terms to the terms of the Transportation Agreements in effect on the Closing Date, or as otherwise would be more beneficial to the Double E Joint Venture.
“Quarterly Payment Date” means (a) the Initial Quarterly Payment Date and (b) the last Business Day of each March, June, September and December, commencing with the first full quarter after the Initial Quarterly Payment Date.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
“Recipient” means: (a) any Agent and (b) any Lender, as applicable.
“Register” has the meaning set forth in Section 10.07(d).
“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Release” means any spilling, leaking, leaching, pumping, pouring, emitting, escaping, emptying, seeping, discharging, injecting, dumping, depositing or disposing into or through the Environment.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Pension Plan, other than events for which the thirty (30) day notice period has been waived.
“Required Action” means, with respect to any matter, right, obligation or restriction relating to the Double E Joint Venture under the Loan Documents with respect to which the JV LLC Agreement grants voting, approval or consent rights to the Borrower, or otherwise provides the Borrower with the ability to cause the Double E Joint Venture to take, or restrict the Double E Joint Venture from taking, any action, the exercise by the Borrower of such voting, approval or consent rights under the JV LLC Agreement and the fiduciary duties, if any, of the Borrower as such exercise may be limited by applicable law, to ensure that the obligations or restrictions applicable to the Double E Joint Venture under the Loan Documents are complied with, and/or rights granted to the Double E Joint Venture under the Loan Documents are enforced (or restrictions thereon, not suffered to exist), as applicable, in accordance with the Loan Documents.
“Required Class Lenders” means, with respect to any Class on any date of determination, Lenders having more than fifty percent (50.0%) of the sum of (i) the outstanding Loans under such Class and (ii) the aggregate unused Commitments under such Facility; provided that the unused Commitments (if any) of, and the portion of the outstanding Loans under such Class held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Class Lenders.
“Required Consent Right” has the meaning set forth in Section 7.13.
“Required Contributions” means, with respect to the Double E Joint Venture, upon the issuance of a Capital Call Notice, the Borrower’s pro rata share (based on its Percentage Interest, as defined in the JV LLC Agreement) of the amounts necessary to fund (A) Emergency Expenditures, and (B) the expenditures specified in any Special Construction Project Budget for a Special Construction Project for which such Member is a Participating Member (as such terms are defined in the JV LLC Agreement).
“Required Facility Lenders” mean, as of any date of determination, with respect to any Facility, Lenders having more than fifty percent (50.0%) of the sum of (a) the Total Outstanding under such Facility and (b) the aggregate unused Commitments under such Facility; provided that the unused Commitments (if any) of, and the portion of the Total Outstanding under such Facility held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Facility Lenders.
“Required Lenders” means, as of any date of determination, Lenders having more than fifty percent (50.0%) of the sum of the (a) Total Outstanding and (b) aggregate unused Delayed Draw Loan Commitments; provided that the unused Term Commitments (if any), and the portion of the Total Outstanding held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, chief legal officer, treasurer, assistant treasurer, secretary, assistant secretary or any Person who is a manager or managing member of a limited liability company (or any of the preceding with regard to any such manager or managing member) or any other similar officer of the Borrower responsible for the administration of the obligations of the Borrower in respect of the Loan Documents. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.
“Restricted Payment Conditions” means, (a) no Default or Event of Default shall have occurred and be continuing and (b) the Total Debt to EBITDA Ratio shall be equal to or less than 6.00:1.00 (for the avoidance of doubt, any calculation of the Total Debt to EBITDA Ratio for purposes of this definition shall not reflect the Borrower EBITDA Adjustment).
“Restricted Payments” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Persons thereof).
“Revenue” means, collectively, all contributions, distributions, dividends and other cash and Cash Equivalents actually received by the Borrower other than: (a) Excluded Equity Proceeds; (b) Excluded Debt Proceeds; (c) proceeds of the Initial Term Loans, Delayed Draw Term Loans and Incremental Term Loans; (d) Extraordinary Proceeds; and (e) proceeds of the liquidation or Disposition of Cash Equivalents credited to any Collateral Account (other than Cash Equivalents credited to the Revenue Account) or Excluded Account.
“Revenue Account” means account number 6330004750 of the Borrower, established with the Depositary Bank.
“S&P” means Standard & Poor’s Ratings Financial Services, a subsidiary of S&P Global Inc., and any successor thereto.

“Same Day Funds” means immediately available funds.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of comprehensive Sanctions, presently, as of the date hereof, Cuba, Crimea (Ukraine), Iran, Syria and North Korea.
“Sanctioned Person” means any Person that is the target of Sanctions, including (a) any Person listed in any list of designated Persons maintained by the US government, including OFAC, the US Department of State, or the US Department of Commerce, or relevant non-US authorities, including the United Nations Security Council, the European Union or its Member States, His Majesty’s Treasury of the United Kingdom or the government of Canada, (b) any Person organized or resident in a Sanctioned Country, or (c) any Person 50% or more owned or, where relevant under applicable Sanctions, controlled by any of the foregoing Person or Persons or acting for or on behalf of any of the foregoing Person or Persons.
“Sanctions” means any international economic sanction administered or enforced by relevant Governmental Authorities, including those administered by the United States government (including without limitation, OFAC and the U.S. Department of State), Canada (including those administered by Global Affairs Canada and Public Safety Canada), the United Nations Security Council, the European Union or its Member States, or His Majesty’s Treasury of the United Kingdom.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Interest Rate Hedge Agreement” means any Interest Rate Hedge Agreement that is entered into by and between the Borrower and any Hedge Bank.
“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks, each other lender, issuing bank or other provider of any Super-Priority Permitted Indebtedness (to the extent such Super-Priority Permitted Indebtedness is secured), the Supplemental Agents and each co-agent or sub-agent appointed by the Administrative Agent or Collateral Agent from time to time pursuant to Section 9.02.
“Securities Act” means the Securities Act of 1933, as amended.
“Security Agreement” means the Pledge and Security Agreement, dated as of the Closing Date and substantially in the form of Exhibit G, between the Borrower and the Collateral Agent.
“SMC” means Summit Midstream Corporation, a Delaware corporation.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“Sole Lead Arranger” means Nuveen Alternative Advisors LLC, in its capacity as the sole lead arranger.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person exceeds its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person is not engaged in, and is not about to engage in, business for which it has unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.
“SPC” has the meaning set forth in Section 10.07(i).
“Specified Swap Voting Matters” has the meaning given in the First Lien Intercreditor Agreement.
“Specified Transaction” means any Investment, Disposition, Equity Sale, issuance of Equity Interests, incurrence or repayment of Indebtedness, Restricted Payment, Borrower EBITDA Adjustment or Incremental Term Loan in respect of which the terms of this Agreement require any test to be calculated on a “pro forma basis” or after giving “pro forma effect”.
“Sponsors” means the Summit Member and SMC.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which (a) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (b) more than half of the issued share capital is at the time beneficially owned or (c) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Summit Member” means Summit Midstream Permian II, LLC, a Delaware limited liability company, an indirect subsidiary of SMC.
“Supplemental Agent” has the meaning set forth in Section 9.13(a) and “Supplemental Agents” shall have the corresponding meaning.
“Super-Priority Hedging Debt” means Secured Interest Rate Hedge Agreements entered into on or after the Closing Date with respect to the Initial Term Loans, the Delayed Draw Term Loans and any Incremental Term Loans.
“Super-Priority Letter of Credit Debt” means all reimbursement obligations, fees and other amounts payable in respect of (a) letters of credit issued for Project-related credit support requirements of the Double E Joint Venture in an aggregate stated amount not to exceed $5,000,000 for all such letters of credit and (b) any DSR Letter of Credit.
“Super-Priority Permitted Indebtedness” means Super-Priority Letter of Credit Debt and Super-Priority Hedging Debt, which in each case shall constitute super-priority obligations of the Borrower, may (at the sole option of the Borrower) be unsecured or secured on a pari passu basis by the Collateral and shall be paid senior in right of payment and enforcement to all other obligations under any Pari Passu Permitted Debt, in each case pursuant to customary intercreditor or similar arrangements reasonably acceptable to the Hedge Bank, the Lenders and the Borrower.
“Swap Termination Amount” means, with respect to a Hedge Transaction, all amounts due and payable by the Borrower under and in connection with a Secured Interest Rate Hedge Agreement as a result of the termination of a Hedge Transaction (in whole or in part) pursuant to the terms of such Secured Interest Rate Hedge Agreement.
“Swap Termination Value” means, in respect of any one or more Secured Interest Rate Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Secured Interest Rate Hedge Agreements, (a) for any date on or after the date such Secured Interest Rate Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) (expressed as a negative number if due and payable to the Borrower and otherwise a positive number), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Secured Interest Rate Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Secured Interest Rate Hedge Agreements (which may include a Lender or any Affiliate of a Lender) (expressed as a negative number if due and payable to a Borrower and otherwise a positive number), subject to a minimum of zero.
“Taxes” has the meaning set forth in Section 3.01(a).
“Term Commitment” means any Initial Term Commitment, Delayed Draw Loan Commitment or Incremental Commitment, as the context may require.
“Term Loan Facility” means, at any time, the aggregate amount at such time of the Term Commitments and the extensions of credit made under this Agreement by the Lenders.
“Term Loan Increase” has the meaning set forth in Section 2.13(a).
“Term Loans” any Initial Term Loan, Delayed Draw Term Loan or Incremental Term Loan, as the context may require.
“Term Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit D-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Term Loans made by such Lender.
“Term SOFR” means, (a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable interest period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such interest period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then, at the option of the Borrower, Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and (b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR

Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day; provided, further that, in no case shall Term SOFR be less than the Applicable SOFR Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate as mutually agreed by the Administrative Agent and the Borrower).
“Term SOFR Reference Rate” means, for any day and time, with respect to any Term SOFR borrowing for any interest period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR.
“Test Period” means (a) for any date of determination under this Agreement, the latest four consecutive fiscal quarters of the Borrower for which financial statements have been delivered to the Administrative Agent after the Closing Date and/or for which financial statements are required to be delivered pursuant to Section 6.01, as applicable and (b) solely for any date of determination for the calculation of the Debt Service Coverage Ratio under this Agreement occurring prior to December 31, 2026, such number of fiscal quarters of the Borrower for which financial statements are required to be delivered pursuant to Section 6.01, which have been completed prior to December 31, 2026; provided that, for the period prior to the first anniversary of the Closing Date, for any calculation based upon the Test Period, such calculation shall be adjusted based upon its product with the number of days elapsed between such date of determination and the Closing Date, divided by 365 days.
“Threshold Amount” means, in the case of Borrower, $3,000,000, and in the case of the Double E Joint Venture, $10,000,000.
“Total Debt” means, as at any date of determination, the aggregate amount of Indebtedness of the Borrower as of such date of determination minus the lesser of (x) the aggregate amount of cash and Cash Equivalents of the Borrower in the Collateral Accounts as of such date of determination and (y) $7,000,000.
“Total Debt to EBITDA Ratio” means, on any date of determination, the ratio of (a) Total Debt to (b) Borrower EBITDA for the Test Period most recently ended on or prior to such date; provided that solely for purposes of any calculation of the Total Debt to EBITDA Ratio pursuant to Section 2.13, Section 7.17 and Section 7.18, Borrower EBITDA may, at the Borrower’s option, be determined on a pro forma basis taking into account any Borrower EBITDA Adjustment.
“Total Outstanding” means the aggregate Outstanding Amount of all Loans.
“TPG Preferred Equity” means the “Series A Preferred Units” as defined in that certain Amended and Restated Limited Liability Company Agreement of Pledgor, dated as of December 24, 2019.

“Transaction Expenses” means any fees or expenses incurred or paid by the Sponsors and the Borrower in connection with the Transactions (including expenses in connection with hedging transactions related to the Obligations and any original issue discount or upfront fees), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.
“Transactions” means, collectively, (a) the funding of the Initial Term Loans on the Closing Date and the execution and delivery of Loan Documents, (b) the establishment of the Collateral Accounts on the Closing Date and (c) the payment of Transaction Expenses.
“Transportation Agreement” means each transportation agreement listed in Part II of Schedule 1.01B and any Qualified Transportation Agreement.
“Transwestern Agreement” means the Binding Precedent Agreement for the TW Carlsbad Expansion Project, dated as of January 30, 2026, by and between the Double E Joint Venture and Transwestern Pipeline Company, LLC.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a SOFR Loan.
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“United States” or “U.S.” means the United States of America.
“United States Tax Compliance Certificate” means a certificate substantially in the form of Exhibits I-1, I-2, I-3 and I-4 hereto, as applicable.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 10756, as amended or modified from time to time.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” (as defined in Section 7701(a)(30) of the Code).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity or redemption, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.
“Withholding Agent” means the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“XOM Contract” means that Firm Transportation Services Agreement, dated September 29, 2023, by and between the Double E Joint Venture and ExxonMobil Oil Corporation.
RULES OF INTERPRETATION
1.Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(c)Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears (and, for avoidance of doubt, Article, Section, Exhibit and Schedule references in this Exhibit A are to the Credit Agreement unless otherwise specified herein).
(d)The term “including” is by way of example and not limitation.
(e)The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(f)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(g)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(h)When reference is made herein or in any other Loan Document to judgment of the Administrative Agent (but, for avoidance of doubt, not of the Collateral Agent or any other non-fiduciary Agent), such reference to judgment shall be construed to mean discretion, solely insofar as such term applies to the Administrative Agent.
2.Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, except as otherwise specifically prescribed herein.
3.Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).
4.References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting such Law.
5.Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
6.Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

7.Negative Covenant Compliance. For purposes of determining whether the Borrower complies with any exception to Article VII where compliance with any such exception is based on a financial ratio or metric being satisfied as of a particular point in time, it is understood that (a) compliance shall be measured at the time when the relevant event is undertaken, as such financial ratios and metrics are intended to be “incurrence” tests and not “maintenance” tests and (b) correspondingly, any such ratio and metric shall only prohibit the Borrower from creating, incurring, assuming, suffering to exist or making, as the case may be, any new, for example, Liens, Indebtedness or Investments, but shall not result in any previously permitted, for example, Liens, Indebtedness or Investments ceasing to be permitted hereunder. For avoidance of doubt, with respect to determining whether the Borrower complies with any negative covenant in Article VII, to the extent that any obligation or transaction could be attributable to more than one exception to any such negative covenant, the Borrower may elect to categorize all or any portion of such obligation or transaction to any one or more exceptions to such negative covenant that permit such obligation or transaction.
8.Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), including a statutory division pursuant to Section 18-217 of the Delaware Limited Liability Company Act: (a) if any asset or property of any Person becomes the asset or property of one or more different Persons, then such asset or property shall be deemed to have been Disposed of from the original Person to the subsequent Person(s) on the date such division becomes effective, (b) if any obligation or liability of any Person becomes the obligation or liability of one or more different Person(s), then the original Person shall be deemed to have been automatically released from such obligation or liability and such obligation or liability shall be deemed to have been assumed by the subsequent Person(s), in each case, on the date such division becomes effective and (c) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests on the date such division becomes effective.
9.Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Benchmark, any component definition thereof or rates referred to in the definition thereof or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate or the Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
10.Pro Forma Calculations

(a)Except as set forth in clause (b) below, for purposes of calculating any financial ratio, calculation or test that is to be calculated on a pro forma basis for any Specified Transaction that have been made (i) during the applicable Test Period or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, such ratio, calculation or test shall be calculated on a pro forma basis assuming that such transaction had occurred on the first day of the applicable Test Period (but without duplication of any amounts that are actually included from such Specified Transaction).
(b)In the event that the Borrower incurs (including by assumption or guarantee) or refinances (including by redemption, repurchase, repayment, retirement or extinguishment) any Indebtedness (other than normal fluctuations in revolving Indebtedness incurred for working capital purposes), in each case included in the calculations of any financial ratio or test that is to be calculated on a pro forma basis, (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or refinancing of Indebtedness (including pro forma effect to the application of the net proceeds therefrom), in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period.
(c)Whenever pro forma effect is to be given to a pro forma event, the pro forma calculations shall be made in good faith by a Responsible Officer of the Borrower.